KE 47709815 THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THIS PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS PLAN SUPPORT AGREEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. PLAN SUPPORT AGREEMENT This PLAN SUPPORT AGREEMENT (together with all exhibits, annexes, and schedules hereto, including the Amended Plan and the Term Sheets (each as defined below), in each case as may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of August 6, 2017, is made and entered into by and among: (a) the Debtors listed on Exhibit A hereto (collectively, the “Company”); (b) the parties set forth on the signature pages hereto, on behalf of certain affiliates of those parties and/or managed funds, accounts or sub-accounts of any such parties or their affiliates that are parties hereto from time to time and that hold First Lien Debt Claims and Second Lien Notes Claims (each as defined below) (collectively, the “Initial Holders”); and (c) each Joining Party (as defined below) (such Joining Parties, together with the Initial Holders, the “Holder Parties”). The Company and each Holder Party are collectively referred to herein as the “Parties” and each individually as a “Party.” RECITALS WHEREAS, reference is made to: (a) that certain credit facility (“Cash Flow Credit Facility”) provided by the Third Amended and Restated Credit Agreement, dated as of October 26, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Cash Flow Credit Facility Agreement”), among Avaya Inc. (“Avaya”), as borrower, Avaya Holdings Corp. (“HoldCo”), as holdings, the subsidiary guarantors party thereto, Citibank, N.A., as administrative agent (in such capacity, the “First Lien Agent”) and each of the lenders from time to time party thereto (such lenders, the “First Lien Lenders”), and including those certain guaranties entered into in respect of the Cash Flow Credit Facility; (b) that certain Indenture, dated as of February 11, 2011, for the 7.0% Senior Secured Notes due 2019 (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “7.0% Senior Secured Notes Indenture”), by and among Avaya, as issuer, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent (the “First Lien Trustee”), pursuant to which Avaya issued those certain 7.00% Senior Secured Notes due 2019 (the “7.0% Senior Secured Notes”) to the holders thereof (such holders, the “7.0% Senior Secured Noteholders”); (c) that certain Indenture, dated as of December 21, 2012, for 9.0% Senior Secured Notes due 2019 (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “9.0% Senior Secured Notes Indenture”

2 and, together with the 7.0% Senior Secured Notes Indenture, the “First Lien Indentures”), by and among Avaya, as issuer, the subsidiary guarantors party thereto and the First Lien Trustee, as trustee and notes collateral agent, pursuant to which Avaya issued those certain 9.00% Senior Secured Notes due 2019 (the “9.0% Senior Secured Notes” and, together with the 7.0% Senior Secured Notes, the “First Lien Notes”) to the holders thereof (such holders, the “9.0% Senior Secured Noteholders” and, together with 7.0% Senior Secured Noteholders, the “First Lien Noteholders”); (d) that certain Indenture, dated as of March 7, 2013, for the 10.5% Senior Secured Notes due 2021 (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “Second Lien Indenture”), by and among Avaya, as issuer, the subsidiary guarantors named on the signature pages thereto and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent (the “Second Lien Trustee”), pursuant to which Avaya issued those certain 10.50% Senior Secured Notes due 2021 (the “Second Lien Notes”) to the holders thereof (such holders, the “Second Lien Noteholders”); (e) that certain Amended and Restated Intercreditor Agreement, dated as of October 29, 2012, among Citicorp USA, Inc., the First Lien Agent and each junior agent from time to time party thereto (the “ABL Intercreditor Agreement”); and (f) that certain first lien intercreditor agreement dated as of February 11, 2011, among Avaya, the First Lien Agent, The Bank of New York Mellon Trust Company, N.A. and the additional parties thereto (the “First Lien Intercreditor Agreement” and, together with the ABL Intercreditor Agreement, the “Intercreditor Agreements”). WHEREAS, on January 19, 2017, each of the Debtors commenced voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). WHEREAS, on April 13, 2017, the Debtors filed the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Avaya Inc. and Its Debtor Affiliates [Docket No. 388] and the Joint Chapter 11 Plan of Reorganization of Avaya Inc. and Its Debtor Affiliates [Docket No. 389]. WHEREAS, as of June 18, 2017, the Debtors had not filed a chapter 11 plan that was acceptable to the Required Lenders (as defined in the Cash Flow Credit Facility Agreement) on the one hand, and the Debtors, on the other hand (an “Acceptable Plan”). WHEREAS, pursuant to paragraph 16 of the DIP Financing Order (as defined below), the Debtors’ failure to file an Acceptable Plan constitutes a Cash Collateral Event of Default (as defined in the DIP Financing Order). WHEREAS, a Cash Collateral Event of Default occurred on June 18, 2017 and is continuing (the “June 18 Cash Collateral Default”).

3 WHEREAS, on June 18, 2017 and through the Agreement Effective Date, the members of the Ad Hoc First Lien Group constitute the Required Lenders (as defined in the Cash Flow Credit Facility Agreement) and could direct the First Lien Agent to deliver a Cash Collateral Adequate Protection Notice (as defined in the DIP Financing Order). WHEREAS, on June 19, 2017, the Ad Hoc First Lien Group sent a letter to the board of directors of Avaya Inc. advising that the Ad Hoc First Lien Group would forbear from exercising remedies pursuant to the DIP Financing Order with respect to the June 18 Cash Collateral Default in order to make progress towards achieving an Acceptable Plan. WHEREAS, as of July 18, 2017, the Debtors had not yet received approval of an Acceptable Disclosure Statement (as defined in the DIP Financing Order). WHEREAS, pursuant to paragraph 16 of the DIP Financing Order, the failure to obtain approval of an Acceptable Disclosure Statement constitutes a Cash Collateral Event of Default. WHEREAS, another Cash Collateral Event of Default occurred on July 18, 2017 and is continuing. WHEREAS, pursuant to paragraph 28(h) of the DIP Financing Order, the Debtors must file any Claim, Challenge, or action on account of liens asserted to the Retained Claims Collateral (as defined in the DIP Financing Order) on or before the first business day following two (2) months after the Petition Date (the “Debtors’ Retained Claims Challenge Period”). WHEREAS, the Debtors’ Retained Claims Challenge Period may be extended by agreement of the Debtors and (a) the Prepetition Domestic ABL Agent, (b) the Prepetition Cash Flow Agent, (c) the Prepetition First Lien Notes Trustees, and (d) the Second Lien Notes Trustee. WHEREAS, pursuant to the Second Joint Stipulation Extending (I) the Debtors’ Retained Claims Challenge Period and (II) the Committee’s Challenge Period [Docket No. 791], the Debtors’ Retained Claims Challenge Period was extended through and including August 9, 2017. WHEREAS, claims of the First Lien Lenders under the Cash Flow Credit Facility are referred to herein collectively as the “First Lien Lender Claims,” and claims of the First Lien Noteholders under the First Lien Indentures are referred to herein collectively as the “First Lien Notes Claims” (together with the First Lien Lender Claims, the “First Lien Debt Claims”). WHEREAS, claims of the Second Lien Noteholders under the Second Lien Indenture are referred to herein collectively as the “Second Lien Notes Claims” (together with the First Lien Debt Claims, the “Debt Claims”). WHEREAS, the Cash Flow Credit Facility Agreement, the First Lien Indentures, the Intercreditor Agreements and the Second Lien Indenture are referred to herein collectively as the “Debt Documents.” NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the foregoing and of the representations, warranties, covenants,

4 agreements and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows: 1. Definitions. The following terms shall have the following meanings: (a) “Ad Hoc Group” shall mean members of the ad hoc group as set forth in the Fifth Amended Verified Statement Pursuant to Bankruptcy Rule 2019 [Docket No. 758], as such statement may be further amended from time to time. (b) “Agreement Effective Date” shall mean, (i) with respect to the Holder Parties, the first day on which each of the conditions set forth at Section 9(a) have been satisfied, and (ii) with respect to the Debtors, the first day on which each of the conditions set forth at Section 9(b) have been satisfied. (c) “DIP Financing Order” shall mean that certain Final Order (I) Authorizing Debtors (A) To Obtain Postpetition Financing Pursuant To 11 U.S.C. §§ 105, 361, 362, 363(B), 364(C)(1), 364(C)(2), 364(C)(3), 364(D)(1) And 364(E), And (B) To Utilize Cash Collateral Pursuant To 11 U.S.C. § 363 (II) Granting Adequate Protection To Prepetition Secured Parties Pursuant To 11 U.S.C. §§ 361, 362, 363, 364 And 507(B) [Docket No. 229]. (d) “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, that, the possibility that a request for relief under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court or applicable non-bankruptcy law, may be filed relating to such order shall not prevent such order from being a Final Order. 2. The Proposed Restructuring. (a) The Parties hereby agree to implement a restructuring (the “Restructuring”) transaction for the Company in accordance with and subject to the terms and conditions set forth in this Agreement, including (i) the First Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and Its Debtor Affiliates in substantially the form attached as Exhibit B hereto (together with all exhibits, schedules, attachments or appendices thereto, in each case as may be amended, supplemented or otherwise modified from time to time in accordance with the terms herein and therein, the “Amended Plan”), (ii) the term sheet setting forth the principal terms of the proposed settlement (the “PBGC Settlement”) with Pension Benefit Guaranty Corporation (“PBGC”) attached as Exhibit C hereto (the “PBGC Settlement Term Sheet”), (iii) the term sheet setting forth the principal terms relating to corporate governance of the Reorganized Debtors (as defined in the Amended Plan) attached as Exhibit D hereto (the “Corporate Governance Term Sheet”), and (iv) the term sheet setting forth the principal terms of the New Secured Debt (as defined in the Amended Plan) attached as Exhibit E hereto (the “New Secured Debt Term Sheet” and,

5 collectively with the PBGC Settlement Term Sheet, and the Corporate Governance Term Sheet, the “Term Sheets”).1 (b) The Restructuring will be effectuated through the solicitation, confirmation and consummation of the Amended Plan, which shall be on terms and conditions consistent with this Agreement and otherwise reasonably acceptable to (i) the Company, (ii) Holder Parties that hold at least 50.1% or more in principal amount of the First Lien Debt Claims held by all Holder Parties as of the time of such determination (collectively, the “Requisite First Lien Creditors”) and (iii) to the extent set forth in, and pursuant to the terms of, the PBGC Settlement Term Sheet, PBGC. (c) The documents related to or otherwise utilized to implement or effectuate the Restructuring (collectively, the “Restructuring Documents”) shall mean: (i) the Amended Plan, the related disclosure statement (such disclosure statement, together with any exhibits, schedules, attachments or appendices thereto, in each case as may be amended, supplemented or otherwise modified from time to time in accordance with the terms herein and therein, the “Amended Disclosure Statement”), and any other documents and/or agreements relating to the Amended Plan and/or the Amended Disclosure Statement, including (x) a motion seeking approval of the Amended Disclosure Statement, the procedures for the solicitation of votes in connection with the Amended Plan pursuant to Bankruptcy Code sections 1125 and 1126 (the “Solicitation”), the forms of ballots and notices and related relief (such motion, together with all exhibits, appendices, supplements, and related documents, the “Disclosure Statement Motion”), (y) a proposed order of the Bankruptcy Court approving the Disclosure Statement Motion (together with all exhibits, appendices, supplements and related documents, the “Disclosure Statement Order”) and (z) a proposed order of the Bankruptcy Court approving the Amended Plan pursuant to Bankruptcy Code section 1129 (together with all exhibits, appendices, supplements and related documents, the “Confirmation Order”); (ii) (A) the organizational and governance documents of Reorganized Debtors, including certificates of incorporation, certificates of formation or certificates of limited partnership (or equivalent organizational documents), bylaws, limited liability company agreements, identity of proposed members of the boards of directors (or similar governing bodies), limited partnership agreements, shareholders agreements (or equivalent governing documents) and registration rights agreements (collectively, the “Governance Documents”) and (B) any financing or funding documents (whether in the form of debt or equity) entered into 1 Each of the Amended Plan, the PBGC Settlement Term Sheet, the Corporate Governance Term Sheet, and the New Secured Debt Term Sheet are expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. In the event of any inconsistency between the Amended Plan, on the one hand, and any Term Sheet or the remainder of this Agreement, on the other hand, the Amended Plan shall govern. In the event of any inconsistency between any Term Sheet, on the one hand, and the remainder of this Agreement, on the other hand, the applicable Term Sheet shall govern.

6 by the Reorganized Debtors upon or in connection with the consummation of the Restructuring, including the Exit Facility (as defined in the Amended Plan), and the New Secured Debt (as defined in the Amended Plan) and/or any other similar exit facility or indebtedness that is incurred or issued by the Reorganized Debtors or any of their respective subsidiaries in connection with the Restructuring; (iii) a motion seeking the approval of the Debtors’ entry into and performance under this Agreement pursuant to Bankruptcy Code section 363 authorizing, among other things, the payment of certain fees, expenses and other amounts hereunder, and granting related relief (the “PSA Approval Motion”), and an order approving the PSA Approval Motion (the “PSA Order”); (iv) all material documentation implementing the PBGC Settlement, including, but not limited to, (a) a stipulation between the Debtors and PBGC (the “PBGC Stipulation”), (b) a motion seeking approval of the PBGC Settlement and distress termination of the Avaya Salaried Pension Plan (as defined in the Amended Plan) (the “PBGC Settlement Motion”), and (c) an order approving the PBGC Settlement Motion (the “PBGC Settlement Order”); (v) all documentation related to the management equity incentive plan (the “MEIP”); (vi) the agreement providing for the retention of Kevin J. Kennedy as an advisor to the Reorganized Debtors (the “Advisory Agreement”), the terms of which are set forth in the term sheet attached as Exhibit B-1 hereto, and the agreement providing for the employment of James M. Chirico, Jr., as Chief Executive Officer of the Reorganized Debtors (the “Executive Employment Agreement”) the terms of which are set forth in the term sheet attached as Exhibit B-2 hereto; and (vii) such other definitive documentation relating to the Restructuring as is necessary or desirable to consummate the Restructuring and the Amended Plan. (d) Each of the Restructuring Documents shall be consistent in all respects with, and shall contain, the terms and conditions set forth in this Agreement, including the Exhibits attached hereto, and shall otherwise be in form and substance reasonably acceptable to the Company and the Requisite First Lien Creditors; provided, that, each of the Governance Documents shall be determined by and acceptable to the Requisite First Lien Creditors in their sole discretion; provided further, that, each of the PBGC Stipulation and the PBGC Settlement Order shall be in form and substance consistent with the PBGC Settlement Term Sheet and otherwise acceptable to the Company, PBGC, and the Requisite First Lien Creditors. 3. Representations of the Parties. Each of the Holder Parties, severally and not jointly, and each of the entities comprising the Company, jointly and severally, but, solely with respect to the Company, subject to any necessary Bankruptcy Court approval (including entry of the PSA Order), as and to the extent applicable, hereby represents and warrants that, as of the Agreement Effective Date, the following statements are true, correct and complete:

7 (a) It has all requisite corporate, partnership, limited liability company or similar authority to execute this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability company or other similar action on its part. (b) The execution, delivery and performance by such Party of this Agreement does not and shall not (i) violate (A) any provision of law, rule or regulation applicable to it or (B) its charter or bylaws (or other similar governing documents) or (ii) except, with respect to the Company only, for customary bankruptcy, insolvency and reorganization type default and notice provisions, to the knowledge of such Party, conflict with, result in a breach of or constitute a default under (with or without notice or lapse of time or both) any contractual obligation to which it is a party or it or its assets are bound, in each case, other than any such violation, conflict, breach or default with respect to which a waiver has been obtained prior to the Agreement Effective Date and which waiver has not been subsequently revoked. (c) This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. (d) The execution and delivery by such Party of this Agreement does not require any authorization of, filing with, registration of or before, consent from, approval of or other action by or notice to any federal, state or other governmental authority or regulatory body, in each case, other than any such authorization, filing, registration, consent, approval, action or notice which has been obtained, provided, or otherwise satisfied prior to the Agreement Effective Date and which authorization, filing, registration, consent, approval, action, or notice has not been subsequently revoked (excluding, as to performance, applicable approval of the Bankruptcy Court). (e) If such Party is a Holder Party, such Holder Party (i) either (A) is the sole legal and beneficial owner of the Claims (as such term is defined by section 101(5) of the Bankruptcy Code) set forth below its name on its signature page hereof (or the Joinder (as defined below)), in each case, free and clear of any and all claims, liens and encumbrances (other than those imposed by securities laws applicable to unregistered securities), or (B) has sole investment and voting discretion with respect to such Claims in respect to matters relating to the Restructuring contemplated by this Agreement and has the power and authority to bind the beneficial owner(s) of such Claims to the terms of this Agreement; (ii) holds no other Claims that are not identified below its name on its signature page hereof; (iii) has full power and authority to act on behalf of, vote and consent to matters concerning such Claims in respect to matters relating to the Restructuring contemplated by this Agreement and dispose of, convert, assign and transfer such Claims (with respect to each Holder Party, all of such Claims under clauses (A) and (B) and any additional Claims it owns, has such control over from time to time, or acquires after the Agreement Effective Date, collectively, its “Participating Claims”). Further, such Holder Party has made no prior written assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other written agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in such Participating Claims

8 that are subject to this Agreement, the terms of which written agreement are, as of the date hereof, inconsistent with the representations and warranties of such Holder Party herein or would render such Holder Party otherwise unable to comply with this Agreement and perform its obligations hereunder. (f) If such party is a Holder Party, such Holder Party (i) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of entering into this Agreement and (ii) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended). (g) If such party is a Holder Party, the Amended Plan is an Acceptable Plan. 4. Agreements of the Parties. (a) From the Agreement Effective Date, until the date that is the earlier of (i) the effective date of the Amended Plan and (ii) the termination of this Agreement pursuant to Section 6 (such date, the “End Date”) and subject to the terms and conditions hereof and except as the Company and the Requisite First Lien Creditors may expressly release a Holder Party in writing from any of the following obligations, each Holder Party: (i) agrees not to directly or indirectly (x) propose, file, seek, solicit, support or vote for any restructuring, refinancing, workout, plan of arrangement, plan of reorganization or other recapitalization transaction for the Company other than as contemplated by this Agreement, or (y) take any action or commence any proceeding to delay, impede, interfere or oppose, directly or indirectly, or seek any modification of the Amended Plan or any Restructuring Document, other than as expressly permitted by this Agreement; (ii) agrees (x) to vote (when solicited to do so in accordance with this Agreement after receipt of a Disclosure Statement approved by the Bankruptcy Court and by the applicable deadline for doing so) its Participating Claims to accept the Amended Plan and not to change or withdraw such vote and (y) not object to, or vote any of such Participating Claims to reject the Amended Plan; (iii) shall not, except to the extent expressly contemplated under this Agreement, direct the First Lien Agent, the First Lien Trustee, the Second Lien Trustee, or any other individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a governmental or regulatory authority, or any legal entity or association (a “Person”) to exercise any right or remedy for the enforcement, collection, or recovery of any of the Participating Claims, and any other claims against, or interests in, the Company; (iv) promptly notify the Debtors, in writing, of any material governmental or third-party complaints, litigations, investigations, or hearings (or

9 written communications indicating that the same may be contemplated or threatened) with respect to the Restructuring; (v) upon request by the Debtors and/or their advisors, promptly provide, through Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), the Debtors or their advisors, as applicable, the aggregate principal amount of each of such Holder Party’s Claims, on an issuance-by-issuance basis as of the date of such request; (vi) to the extent applicable, agrees not to opt-out of any Third Party Release contemplated by the Amended Plan; (vii) without limiting the consent, approval or other rights or obligations contained herein, agrees, in its capacity as a holder of Participating Claims, to (A) (1) support and complete the Restructuring and all other actions contemplated in connection therewith and under the Restructuring Documents, (2) exercise any and all necessary and appropriate rights, and execute and deliver any and all necessary and appropriate documentation, including any direction letters, in each case, in its capacity as a holder of Participating Claims in furtherance of the Restructuring and the Restructuring Documents, to the extent such actions have been approved by the Requisite First Lien Creditors or as otherwise contemplated or required by this Agreement, and (3) use commercially reasonable efforts to obtain any and all governmental, regulatory, and/or third-party approvals (including, as applicable, Bankruptcy Court approvals) required for the Restructuring, if any, (B) use commercially reasonable efforts to cause the milestones set forth in Section 6(d) to be satisfied, (C) not take any actions, or fail to take any actions, where such taking or failing to take actions would be, in either case, (I) inconsistent with this Agreement or the Restructuring Documents or (II) otherwise inconsistent with, or reasonably expected to prevent, interfere with, delay or impede the implementation or consummation of, the Restructuring, and (D) not encourage any entity to undertake any action set forth in Section 4(a)(vii)(C)(I) or (II); (viii) shall not direct or consent to the delivery of a Cash Collateral Adequate Protection Notice; and (ix) so long as this Agreement remains in effect, shall consent to the Debtors’ requests for extensions of the Debtors’ Retained Claims Challenge Period; provided that upon termination of this Agreement, the Debtors’ Retained Claims Challenge Period shall expire seven (7) days after the date of such termination. Notwithstanding the foregoing, nothing in this Section 4(a) shall require any Holder Party to incur expenses, liabilities or other monetary obligations, or agree to any monetary commitments, undertakings, concessions, indemnities or other monetary arrangements that could result in the incurrence of expenses, liabilities or other monetary obligations, or provide any information that it determines, in its reasonable discretion, to be commercially sensitive or confidential, other than as expressly set forth in this Agreement.

10 (b) The Parties agree that this Agreement does not constitute a commitment to, nor shall it obligate any of the Holder Parties to, provide any new financing or credit support. (c) Subject to Section 4(f), each Holder Party agrees that, from the Agreement Effective Date until the End Date, it shall not sell, assign, grant, transfer, convey, hypothecate or otherwise dispose of (each, a “Transfer”) any Participating Claims, or any option thereon or any right or interest (voting or otherwise) in any or all of its Participating Claims, except to a party that (i) is a Holder Party; provided, however, that a Joinder is executed and delivered to Akin Gump, the Company, and Kirkland & Ellis LLP (“K&E”) within two (2) business days of the execution and any such Participating Claims automatically shall be deemed to be subject to the terms of this Agreement, or (ii) executes and delivers a Joinder to Akin Gump, the Company, and K&E two (2) business days prior to the relevant Transfer in accordance with Section 14 hereof. With respect to any Transfers effectuated in accordance with clause (ii) above, (A) such transferee shall be deemed to be a Holder Party for purposes of this Agreement, subject to Section 4(e), and (B) the Company shall be deemed to have acknowledged such Transfer. (d) This Agreement shall in no way be construed to preclude any Holder Party from acquiring additional Claims; provided, however, that any such additional Claims automatically shall be deemed to be Participating Claims and shall be subject to all of the terms of this Agreement and each such Holder Party agrees that such additional Participating Claims shall be subject to this Agreement. Each Holder Party agrees to provide to Akin Gump, the Company, and K&E notice in accordance with Section 14 hereof of the acquisition of any additional Participating Claims within two (2) business days of the consummation of the transaction acquiring such additional Participating Claims. (e) Any Person that receives or acquires a portion of the Participating Claims pursuant to a Transfer of such Participating Claims by a Holder Party hereby agrees to be bound by all of the terms of this Agreement (as such terms may be amended from time to time in accordance with the terms hereof) (any such Person, together with each holder of Participating Claims that becomes a Holder Party pursuant to Section 20 each a “Joining Party”) by executing and delivering (in accordance with Section 14 hereof) to Akin Gump, the Company, and K&E a joinder in the form attached hereto as Exhibit F (the “Joinder”). The Joining Party shall thereafter be deemed to be a “Holder Party” and a Party for all purposes under this Agreement and all of the Claims then held by such Joining Party shall be deemed Participating Claims hereunder. Each Joining Party shall indicate, on the appropriate schedule annexed to its Joinder, the number and amount of Claims held by such Joining Party. With respect to the Participating Claims held by the Joining Party upon consummation of the Transfer of such Participating Claims, the Joining Party hereby, and without further action, makes the representations and warranties of the Holder Parties set forth in Section 3 to the other Parties. (f) Notwithstanding anything herein to the contrary, (i) any Holder Party may Transfer any of its Participating Claims to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that the Qualified Marketmaker be or become a Holder Party; provided, however, that the Qualified Marketmaker subsequently Transfers all right, title and interest in such Participating Claims to a transferee that is or becomes a Holder Party as provided above, and the transfer documentation between the transferring Holder Party and such Qualified Marketmaker shall contain a requirement that provides as such; and (ii) to

11 the extent any Holder Party is acting in its capacity as a Qualified Marketmaker, it may Transfer any Participating Claims that it acquires from a holder of such Participating Claims that is not a Holder Party without the requirement that the transferee be or become a Holder Party. Notwithstanding the foregoing, if, at the time of the proposed Transfer of such Participating Claims to the Qualified Marketmaker, such Participating Claims (x) may be voted on (1) the Amended Plan or (2) any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), recapitalization, restructuring or similar transaction involving the Company, other than the Restructuring (an “Alternative Transaction”), the proposed transferor Holder Party must first vote such Participating Claims in accordance with the requirements of Section 4(a), or (y) have not yet been and may not yet be voted on the Amended Plan or any Alternative Transaction and such Qualified Marketmaker does not Transfer such Participating Claims to a subsequent transferee prior to the third (3rd) business day prior to the expiration of the voting deadline (such date, the “Qualified Marketmaker Joinder Date”), such Qualified Marketmaker shall be required to (and the transfer documentation to the Qualified Marketmaker shall have provided that it shall), on the first business day immediately following the Qualified Marketmaker Joinder Date, become a Holder Party with respect to such Participating Claims in accordance with the terms hereof (provided that the Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Holder Party with respect to such Participating Claims at such time that the transferee of such Participating Claims becomes a Holder Party with respect to such Participating Claims). For these purposes, “Qualified Marketmaker” means an entity that (X) holds itself out to the market as standing ready in the ordinary course of business to purchase from and sell to customers Participating Claims, or enter with customers into long and/or short positions in Claims, in its capacity as a dealer or market maker in such Claims and, and (Y) is in fact regularly in the business of making a market in claims, interests and/or securities of issuers or borrowers. (g) Notwithstanding anything else set forth in this Section 4 (including clauses (c) and (e)), a Holder Party may Transfer Second Lien Notes Claims (but not any other Participating Claims) without the transferee thereof being required to execute and deliver a Joinder and become a Joining Party and a Holder Party with respect to such Second Lien Notes Claims. (h) Any Transfer of Participating Claims that does not comply with this Section 4 shall be deemed null and void ab initio in all respects and without further action by any Person. 5. Agreements, Representations and Warranties of the Company. (a) Subject to the terms and conditions hereof, unless the Requisite First Lien Creditors expressly release the Company in writing from any of the following obligations (which release may be withheld, conditioned or delayed by the Requisite First Lien Creditors in their sole discretion): (i) From the Agreement Effective Date until the End Date, the Company agrees to use commercially reasonable efforts (A) to prepare or cause to be prepared the applicable Restructuring Documents within the Company’s control (including all relevant motions, applications, orders, agreements and other documents), (B) to provide draft copies of the Restructuring Documents, any

12 documents filed in connection with recognition or other proceedings, if any, filed in any foreign jurisdictions, and all other pleadings and documents the Company intends to file with the Bankruptcy Court, in each case, to Akin Gump as soon as reasonably practicable, but in no event less than three (3) days before such documents are to be filed with the Bankruptcy Court; provided that each such pleading or document shall be consistent in all material respects with, and shall otherwise contain, the terms and conditions set forth in this Agreement and such other terms and conditions as are reasonably acceptable to the Company and the Requisite First Lien Creditors; and (C) without limiting any approval rights set forth herein, to consult in good faith with Akin Gump regarding the form and substance of any of the foregoing documents in advance of the filing, execution, distribution or use (as applicable) thereof. (ii) Without limiting the consent, approval or other rights contained herein, the Company agrees to, in accordance with this Agreement, including the milestones set forth in Section 6(d), use commercially reasonable efforts to (A) (1) support and complete the Restructuring and all other actions contemplated in connection therewith and under the Restructuring Documents, including to support and to take any and all necessary and appropriate actions to effectuate, the PBGC Settlement pursuant to the terms of the PBGC Settlement Term Sheet, (2) file the Amended Plan and the Amended Disclosure Statement with the Bankruptcy Court, (3) as soon as practicable following entry of the Disclosure Statement Order by the Bankruptcy Court, use commercially reasonable efforts to cause the solicitation of votes to approve the Amended Plan and seek entry of the Confirmation Order, (4) in accordance with the terms of this Agreement, take any and all necessary and appropriate actions in furtherance of the Restructuring and the Restructuring Documents, and (5) use commercially reasonable efforts to obtain any and all governmental, regulatory, and/or third-party approvals (including, as applicable, Bankruptcy Court approvals) required for the Restructuring, if any, (B) use commercially reasonable efforts to cause the milestones set forth in Section 6(d) to be satisfied so as to not allow a Support Termination Event (as defined below) to occur, and (C) not take any actions, or fail to take any actions, where such taking or failing to take actions would be, in either case, (i) inconsistent with this Agreement or the Restructuring Documents or (ii) otherwise inconsistent with, or reasonably expected to prevent, interfere with, delay or impede the implementation or consummation of, the Restructuring. (iii) The Company shall use reasonable best efforts to effectuate the transitions contemplated by the Advisory Agreement and the Executive Employment Agreement. (iv) The Company agrees to consult with the Ad Hoc Group in connection with any financing or funding (whether in the form of debt or equity) to be incurred or issued by the Reorganized Debtors upon or in connection with the consummation of the Restructuring, including the Exit Facility (as defined in the Amended Plan), the New Secured Debt and/or any other exit facility or

13 indebtedness that is incurred or issued by the Reorganized Debtors or any of their respective subsidiaries in connection with the Restructuring. (v) The Company agrees to file timely a formal objection to any motion filed with the Bankruptcy Court by any Person seeking the entry of an order (A) directing the appointment of an examiner or a trustee, (B) converting any Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code or (C) dismissing any of the Chapter 11 Cases. (vi) The Company agrees not to enter into any settlement, compromise or agreement with any authorized representative of any of its retirees or current or former employees or a retiree committee, unless such settlement, compromise or agreement is in form and substance reasonably acceptable to the Company and the Requisite First Lien Creditors. (vii) The Company shall use commercially reasonable efforts to obtain entry of the PSA Order, which order shall include a waiver or modification of the automatic stay to provide any notices contemplated by and in accordance with this Agreement, by the Bankruptcy Court as soon as practicable following the Agreement Effective Date, but in no event later than August 31, 2017, or as soon as the Bankruptcy Court’s calendar will permit, but in any case not later than seven (7) days thereafter. (viii) The Company agrees to file timely a formal written response in opposition to, and defend against, any objection filed with the Bankruptcy Court by any Person with respect to the PBGC Settlement and any related agreements and/or documents. (ix) Subject to the terms of the Company’s confidentiality obligations, the Company shall promptly following receipt thereof, share any proposals received by the Company with respect to the terms of an alternative transaction with the Holder Parties’ Advisors, including, but not limited to, non-binding term sheets. (b) Regardless of whether the Restructuring is consummated, the Company shall pay in cash within fifteen (15) business days after receipt of invoices containing a summary detail of services performed, all reasonable and documented fees, costs and expenses of (i) Akin Gump, as lead counsel, PJT Partners LP, as financial advisor (“PJT”), and any local or foreign counsel selected by the Requisite First Lien Creditors (together with PJT and Akin Gump, the “Holder Parties’ Advisors”), that are not being paid pursuant to the DIP Financing Order, and (ii) any consultants or other advisors retained by the Holder Parties collectively, and not individually, in connection with the Restructuring, in each case, as consented to by the Debtors, such consent not to be unreasonably withheld, and in accordance with engagement letters (if any) of such professionals, and any amendments thereto, including with respect to PJT in accordance with the engagement letter attached hereto as Exhibit G (the “PJT Letter”), and without further order of, or application to, the Bankruptcy Court; provided that, for the avoidance of doubt, the Company hereby agrees to comply with all of its obligations under the PJT Letter.

14 (c) From the Agreement Effective Date until the End Date, the Company shall (i) use commercially reasonable efforts to operate the business of the Company and its direct and indirect subsidiaries in the ordinary course in a manner that is consistent with this Agreement and past practices, and use commercially reasonable efforts to preserve intact the Company’s business organization and relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees, (ii) subject to applicable non-disclosure agreements and the terms thereof, use commercially reasonable efforts to keep the Holder Parties reasonably informed about the operations of the Company and its direct and indirect subsidiaries, (iii) subject to applicable non-disclosure agreements and the terms thereof, use commercially reasonable efforts to provide the Holder Parties any information reasonably requested regarding the Company or any of its direct and indirect subsidiaries and provide, and direct the Company’s employees, officers, advisors and other representatives to provide, to the Holder Parties’ Advisors, (A) reasonable access during normal business hours to the Company’s books, records and facilities, subject to reasonable safety precautions, and (B) reasonable access to the management and advisors of the Company for the purposes of evaluating the Company’s assets, liabilities, operations, businesses, finances, strategies, prospects and affairs, (iv) promptly notify the Holder Parties of any governmental or third party complaints, litigations, investigations or hearings (or communications indicating that the same may be contemplated or threatened) (v) use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third party approvals necessary or required for the implementation or consummation of the Restructuring (including the Bankruptcy Court’s approval of the relevant Restructuring Documents); and (vi) not (x) grant to any officer, director, or insider any increase in severance or termination pay without the consent of Requisite First Lien Creditors, (y) establish, adopt or enter into any key employee retention plan (KERP), key employee incentive plan (KEIP) or other similar plan or program without the reasonable consent of the Requisite First Lien Creditors, or (z) grant any material increase in compensation or benefits to any officer, director, or insider of the Company without the consent of the Requisite First Lien Creditors (such consent not to be unreasonably withheld); provided, however that this Section 5(c)(vi)(x) through (z) shall not apply to any programs filed with, or approved by, the Bankruptcy Court prior to the Agreement Effective Date. (d) From the Agreement Effective Date until the End Date, the Company shall (i) use reasonable best efforts to (A) complete and file all necessary or desirable filings with the Securities and Exchange Commission (“SEC”) in order for Reorganized HoldCo to obtain a listing on the NYSE or NASDAQ on the effective date of the Amended Plan, including filing all required current reports on Form 8-K, a Form 10-K for the fiscal year ended September 30, 2016 and the Form 10-Qs for the quarterly periods ended December 31, 2016, March 31, 2017 and June 30, 2017, and otherwise become current on Avaya’s reporting obligations under the Securities Exchange Act of 1934”), in each case no later than three (3) days prior to the effective date of the Amended Plan, or (B) in consultation with the Requisite First Lien Creditors, file a Form 10 for HoldCo with the SEC no later than sixty-three (63) days prior to the effective date of the Amended Plan (such filings in clauses (i)(A) and (i)(B), collectively, the “SEC Filings”), (ii) provide draft copies of the SEC Filings to Akin Gump as soon as reasonably practicable before such documents are to be filed with the SEC, (iii) without limiting any approval or other rights set forth herein or in the Corporate Governance Term Sheet, (A) consult in good faith with Akin Gump regarding the form and substance of any of the foregoing documents in advance of the filing, and (B) cooperate in good faith with Akin Gump and the Ad Hoc Group, and use reasonable best efforts, to obtain a

15 listing of the equity interests of Reorganized HoldCo on the NYSE or NASDAQ on the effective date of the Amended Plan. (e) Within three (3) business days of the Agreement Effective Date, the Company shall pay to the First Lien Notes Trustee cash in an amount equal to $600,000, which is the amount paid by the First Lien Notes Trustee to Greenhill & Co., LLC, as financial advisor to the First Lien Notes Trustee. Such amounts shall be for the benefit of, or reimbursement for, First Lien Noteholders, which shall be remitted pro rata to First Lien Noteholders as of the Agreement Effective with no portion thereof being retained by the First Lien Notes Trustee. 6. Termination of Obligations. Following written notice to the Company or the Holder Parties, as applicable, in accordance with Section 14 hereof, this Agreement may be terminated as follows and, except as otherwise provided herein, all obligations of the Parties shall immediately terminate and be of no further force and effect upon such termination (each such termination event, a “Support Termination Event”): (a) by the mutual written consent of the Company and the Requisite First Lien Creditors; (b) by the Requisite First Lien Creditors upon a material breach by the Company of its undertakings, representations, warranties or covenants set forth in this Agreement, including the Company’s obligations under Section 5 hereof, which breach or failure to act remains uncured for a period of three (3) business days after the receipt of written notice in accordance with Section 14 hereof of such breach from the Requisite First Lien Creditors; (c) by the Company, as applicable, upon the occurrence of any of the following events: (i) after the Voting Deadline (as defined in the Amended Plan), upon the breach by any Holder Party of its obligations pursuant to Section 4(a)(ii) hereof; provided however that the foregoing shall not apply if the Class of First Lien Debt Claims otherwise votes to accept the Amended Plan in accordance with section 1126 of the Bankruptcy Code and any applicable order of the Bankruptcy Court; (ii) without limiting Section 4(a)(ii) hereof, upon a material breach by one or more Holder Parties of their commitments or agreements hereunder, which breach remains uncured for a period of three (3) business days after the receipt of written notice in accordance with Section 14 hereof of such breach from the Company; provided that the foregoing shall not apply if non-breaching Holder Parties with power to vote in favor of the Amended Plan, at the time or during the continuation of such material breach, hold in excess of 662/3% in aggregate principal amount of all First Lien Debt Claims; (iii) if the board of directors of any Debtor at any time determines in good faith (after consultation with outside counsel) that continued performance under this Agreement would be inconsistent with its fiduciary duties; or

16 (iv) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction (including the Bankruptcy Court), of any ruling or order denying any requisite approval of, impeding or enjoining the confirmation or consummation of the Amended Plan or any other aspect of the Restructuring. (d) by the Requisite First Lien Creditors, as applicable, upon the occurrence of any of the following events: (i) on or prior to August 7, 2017 and concurrently with the filing of the Amended Plan, unless the Company shall have filed a Cleansing Document (as defined in the applicable confidentiality agreements by and between Avaya and certain of the Holder Parties), as required by such confidentiality agreements; (ii) at 5:00 p.m. prevailing Eastern Time on August 31, 2017 or as soon as the Bankruptcy Court’s calendar will permit, but in any case not later than seven (7) days thereafter, unless the Bankruptcy Court shall have entered the PSA Order, which order shall include a waiver or modification of the automatic stay to provide any notices contemplated by and in accordance with this Agreement; (iii) at 5:00 p.m. prevailing Eastern Time on August 7, 2017 unless the Company shall have filed the (A) Amended Plan, (B) Amended Disclosure Statement and (C) Disclosure Statement Motion; provided that the Company’s obligations with respect to the Disclosure Statement Motion may be satisfied by supplementing the pleading filed at [Docket No. 390] in the Chapter 11 Cases as may be reasonably appropriate to reflect the Amended Plan and Amended Disclosure Statement as provided herein; (iv) at 5:00 p.m. prevailing Eastern Time on August 31, 2017 or as soon as the Bankruptcy Court’s calendar will permit, but in any case not later than seven (7) days thereafter, unless the Bankruptcy Court shall have entered the Disclosure Statement Order in form and substance reasonably acceptable to the Company and the Requisite First Lien Creditors; (v) at 5:00 p.m. prevailing Eastern Time on October 31, 2017 unless the Bankruptcy Court shall have entered a Confirmation Order in form and substance reasonably acceptable to the Company and the Requisite First Lien Creditors that has become a Final Order; (vi) at 5:00 p.m. prevailing Eastern Time on October 31, 2017 unless the Bankruptcy Court shall have entered the PBGC Settlement Order in form and substance reasonably acceptable to the Company and the Requisite First Lien Creditors that has become a Final Order; (vii) at 5:00 p.m. prevailing Eastern Time on the earlier of (A) 30 days after the entry of the Confirmation Order and (B) November 30, 2017 unless there shall have occurred a substantial consummation (as defined in Bankruptcy Code

17 section 1101) of the Amended Plan (Section 6(d)(i) through Section 6(d)(vii), collectively the “Milestones”); provided that the failure to occur of any of the Milestones on or within the timeframes contemplated by Section 6(d)(i) through Section 6(d)(vii) may be cured at any time prior to delivery of a notice purporting to terminate this Agreement on account of such Milestone. (viii) upon the filing by the Company of any motion or other request for relief seeking to (A) dismiss any of the Chapter 11 Cases, (B) convert any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code other than as contemplated by the Restructuring, or (C) appoint a trustee or an examiner pursuant to Bankruptcy Code section 1104 in any of the Chapter 11 Cases; (ix) upon the entry of an order by the Bankruptcy Court (A) dismissing any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code other than as contemplated by the Restructuring, or (C) appointing a trustee or an examiner with expanded powers pursuant to Bankruptcy Code section 1104 in any of the Chapter 11 Cases; (x) upon the Company’s withdrawal, waiver, amendment or modification, or the filing of (or announced intention to file) a pleading seeking to withdraw, waive, amend or modify, any term or condition of any of the Restructuring Documents or any documents related thereto, including motions, notices, exhibits, appendices and orders, in a manner not reasonably acceptable in form and substance to the Requisite First Lien Creditors, which remains uncured for a period of three (3) business days after the receipt of written notice in accordance with Section 14 hereof; (xi) the Company files, proposes or otherwise supports any plan of liquidation, asset sale of all or substantially all of the Company’s assets or plan of reorganization other than as contemplated herein, which remains uncured for a period of three (3) business days after the receipt of written notice in accordance with Section 14 hereof; (xii) an order is entered by the Bankruptcy Court granting relief from the automatic stay to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure on the same) on any of the Company’s assets other than in respect of insurance proceeds or with respect to assets having a fair market value of less than $25,000,000 in the aggregate; (xiii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction (including the Bankruptcy Court), of any ruling or order denying any requisite approval of, delaying, impeding or enjoining the confirmation or consummation of the Amended Plan or any other aspect of the Restructuring;

18 (xiv) a failure by the Company to pay the fees and expenses set forth in Section 5(b) of this Agreement within fifteen (15) business days of receipt by the Company of an invoice related to such reasonable fees and expenses, which shall contain a summary detail of services performed to enable the Debtors to determine the reasonableness thereof; (xv) the entry of an order by any court of competent jurisdiction invalidating, disallowing, subordinating, or limiting, in any respect, as applicable, the enforceability, priority, or validity of the claims and liens of the First Lien Lenders under the Cash Flow Credit Facility or the claims and liens of the First Lien Noteholders under the First Lien Indentures, without the written consent of the Requisite First Lien Creditors; (xvi) other than Chapter 11 Cases, the entry of an order by any court of competent jurisdiction granting the relief sought in an involuntary proceeding against any entity non-Debtor subsidiary of the Company seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of any such entity, or of a substantial part of the assets of any such non-Debtor subsidiary, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of 15 days after the filing thereof); (xvii) if any non-Debtor subsidiary of the Company (A) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, except as provided for in this Agreement, (B) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the Company’s assets, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment or arrangement for the benefit of creditors or (F) takes any corporate action for the purpose of authorizing any of the foregoing; or (xviii) any breach of, or any default under, the documentation related to such DIP Facility (together with the DIP Financing Order, the “DIP Facility Documents”) resulting in an acceleration of obligations outstanding under the DIP Facility. Upon the termination of this Agreement pursuant to this Section 6, this Agreement shall forthwith become void and of no further force or effect, each Party shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any Party; provided, however,

19 that in no event shall any such termination relieve a Party from (i) liability for its breach or non-performance of its obligations hereunder prior to the date of such termination, notwithstanding any termination of this Agreement by any other Party, and (ii) obligations under this Agreement which expressly survive any such termination pursuant to Section 17; provided further, however, that (i) the right to terminate this Agreement under this Section 6, other than Section 6(c)(iii), shall not be available to any Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the occurrence of a Support Termination Event and (ii) any Support Termination Event may be waived only in accordance with this Agreement and the procedures established by Section 10, in which case the Support Termination Event so waived shall be deemed not to have occurred, this Agreement shall be deemed to continue in full force and effect, and the rights and obligations of the Parties shall be restored, subject to any modification set forth in such waiver. Upon termination of this Agreement, any and all consents, agreements, undertakings, tenders, waivers, forbearances, votes and ballots delivered by a Holder Party prior to such termination shall be deemed, for all purposes, to be null and void ab initio and shall not be considered or otherwise used in any manner by the Company or any other party. For the avoidance of doubt, the automatic stay arising pursuant to Bankruptcy Code section 362 shall be deemed waived or modified for purposes of providing notice or exercising rights hereunder. 7. Good Faith Cooperation; Further Assurances. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Restructuring. Further, each of the Parties shall take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary or as may be required by order of the Bankruptcy Court, to carry out the purposes and intent of this Agreement (provided, that nothing set forth in this Section 7 shall require any Holder Party to provide any information that it determines, in its reasonable discretion, to be sensitive or confidential or to take any actions other than in its capacity as a holder of Participating Claims). Each of the Parties hereby covenants and agrees (a) to negotiate in good faith and in a timely manner (giving effect to the milestones set forth in Section 6) the Restructuring Documents and (b) subject to the satisfaction of the terms and conditions set forth herein, to execute the Restructuring Documents. 8. Remedies. All remedies that are available at law or in equity, including specific performance and injunctive or other equitable relief, to any Party for a breach of this Agreement by another Party shall be available to the non-breaching Party (for the avoidance of doubt, if there is a breach of the Agreement by a Holder Party, money damages shall be an insufficient remedy to the other Holder Parties or the Company and either the Company or the Holder Parties can seek specific performance as against another Holder Party); provided, however, that in connection with any remedy asserted in connection with this Agreement, each Party agrees to waive any requirement for the securing or posting of a bond in connection with any remedy. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party or any other Party.

20 9. Conditions to Effectiveness. (a) This Agreement shall be effective and binding upon each of the Holder Parties hereto upon the first business day on which counterpart signature pages to this Agreement shall have been executed and delivered to the Debtors by Holder Parties holding no less than 50% in aggregate principal amount of the First Lien Debt Claims; provided that if the Agreement Effective Date with respect to the Debtors does not occur prior to the expiration of the Milestone set forth by Section 6(d)(ii) hereof, this Agreement shall be null and void ab initio and of no force and effect and without any further action by any Party. (b) This Agreement shall be effective and binding upon the Debtors upon the first business day on which the following conditions shall have occurred: (i) this Agreement shall have become effective with respect to the Holder Parties as provided by Section 9(a) hereof and shall not have been terminated; and (ii) the Bankruptcy Court shall have entered the PSA Approval Order. 10. Amendments and Modifications; Waivers. (a) This Agreement may be amended or modified only upon written approval of both (i) the Company and (ii) the Requisite First Lien Creditors; provided, however, that (A) in no event shall this Agreement be so amended or modified with respect to any Holder Party in any manner that would adversely affect such Holder Party’s legal rights under this Agreement in a disproportionate or discriminatory manner (as compared to all other Holder Parties), without such Holder Party’s prior written consent; and (B) any amendments to this Section 10 or to the defined terms “Requisite First Lien Creditors” or “Holder Party” shall require the written consent of each Holder Party. Any amendment or modification of any condition, term or provision to this Agreement must be in writing. Any amendment or modification made in compliance with this Section 10 shall be binding on all of the Parties, regardless of whether a particular Party has executed or consented to such amendment or modification. (b) At any time prior to the End Date, the Company, on the one hand, and the Requisite First Lien Creditors, on the other, to the extent legally permitted, may (i) extend the time for the performance of any of the obligations of any other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party. 11. Independent Analysis. Each Party hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate. 12. Representation by Counsel. Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions

21 contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived. 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court. By execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of the Bankruptcy Court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO ABOVE. 14. Notices. All notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided or made (a) when delivered personally, (b) when sent by electronic mail (“e-mail”) or facsimile, (c) one (1) business day after deposit with an overnight courier service or (d) three (3) business days after mailed by certified or registered mail, return receipt requested, with postage prepaid to the Parties at the following addresses, facsimile numbers or e-mail addresses (or at such other addresses, facsimile numbers or e-mail addresses for a Party as shall be specified by like notice): If to the Company: Avaya Inc. 4655 Great America Parkway Santa Clara, CA 95054-1233 Facsimile: (408) 562-2853 Attn: Amy Fliegelman Olli Email: aolli@avaya.com with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Facsimile: (212) 446-4900 Attn: Jonathan S. Henes, P.C. Email: jonathan.henes@kirkland.com

22 - and - Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 Attn: James H.M. Sprayregen, P.C. Patrick J. Nash, Jr., P.C. Ryan Preston Dahl Email: james.sprayregen@kirkland.com patrick.nash@kirkland.com ryan.dahl@kirkland.com If to the Holder Parties: To each Holder Party at the addresses, facsimile numbers or e- mail addresses set forth below the Holder Party’s signature page to this Agreement (or to the signature page to a Joiner in the case of any Holder that becomes a party hereto after the Agreement Effective Date) with a copy to (which shall not constitute notice): Akin Gump Strauss Hauer & Feld LLP One Bryant Park, Bank of America Tower New York, New York 10036 Facsimile: (212) 872-1002 Attn: Ira S. Dizengoff Philip C. Dublin Naomi Moss Email: idizengoff@akingump.com pdublin@akingump.com nmoss@akingump.com 15. Reservation of Rights. Except as expressly provided in this Agreement, including Section 3 hereof, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict (a) the ability of any Party to protect and preserve its rights, remedies and interests, including the Debt Claims and any other claims against the Company or other parties, including any claim arising under or related to the DIP Financing Order or that certain Superpriority Secured Debtor-in-Possession Credit Agreement dated as of January 24, 2017, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under such credit agreement (the “DIP Facility Claims”), or its full participation in the Chapter 11 Cases or any other proceeding, including the rights of a Holder Party under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, in each case, so long as the exercise of any such right does not breach such Holder Party’s obligations hereunder; (b) the ability of a Holder Party to purchase, sell or enter into any transactions in connection with the Participating Claims, subject to the terms hereof; (c) any right of any Holder Party (i) under the Debt Documents or the DIP Facility Documents, or which constitutes a waiver or amendment of any provision of any Debt Document or the DIP Facility Documents or (ii) under any other applicable agreement, instrument or document that gives rise to a Holder Party’s Participating Claims, or which constitutes a waiver or amendment of any provision of any such agreement, instrument or document, subject to the terms

23 of Section 4(a) hereof; (d) the ability of a Holder Party to consult with its advisors (including the Holder Parties’ Advisors), other Holder Parties or the Company; (e) the ability of a Holder Party to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the Restructuring Documents; or (f) in each case the Company’s right to contest any and all such actions or assert that such actions in fact breach this Agreement. Without limiting the foregoing sentence in any way, after the termination of this Agreement pursuant to Section 6, the Parties fully reserve any and all of their respective rights, remedies, claims and interests, subject to Section 6, in the case of any claim for breach of this Agreement. Further, nothing in this Agreement shall be construed to prohibit any Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are consistent with this Agreement and the Restructuring Documents. 16. Rule of Interpretation. Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include votes or voting on a plan of reorganization under the Bankruptcy Code. Time is of the essence in the performance of the obligations of each of the Parties. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any Articles, Sections, Exhibits and Schedules are to such Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein (including any exhibits, schedules or attachments thereto) are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to “business day” means any day, other than a Saturday, a Sunday or any other day on which banks located in New York, New York are closed for business as a result of federal, state or local holiday and any other reference to day means a calendar day. 17. Survival. Notwithstanding (a) any sale of the Participating Claims in accordance with Section 4 or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Sections 5(b), 12-23, 24(a), 25, and 26 shall survive such sale and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof; provided however that the Company’s obligation to pay fees and expenses as set forth in Section 5(b) shall survive only with respect to those reasonable and documented fees and expenses invoiced to the Company for the period through and including the date this Agreement is terminated; provided further that nothing herein shall modify the Debtors’ requirement pursuant to the DIP Financing Order to pay the fees and expenses of the advisors to the Ad Hoc First Lien Group. 18. Successors and Assigns; Severability; Several Obligations. Subject to Section 4, this Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect

24 or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction. The agreements, representations and obligations of the Holder Parties under this Agreement are, in all respects, several and not joint and several. 19. Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and no other Person shall be a third party beneficiary hereof or have any rights hereunder. 20. Counterparts; Additional Holder Parties. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail or otherwise, each of which shall be deemed to be an original for the purposes of this paragraph. Any holder of Debt Claims that is not already an existing Holder Party may execute the Joinder and, in doing so, shall become a Joining Party and shall thereafter be deemed to be a “Holder Party” and a party for all purposes under this Agreement. 21. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (oral and written) and all other prior negotiations between and among the Company and the Holder Parties (and their respective advisors) with respect to the subject matter hereof; provided, however, that the Parties acknowledge and agree that any confidentiality agreements heretofore executed between the Company and any Holder Party shall continue in full force and effect as provided therein. 22. Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not affect the interpretation of this Agreement. 23. Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement. 24. Publicity. (a) The Company shall not (i) use the name of any Holder Party in any communication (including a press release, pleading or other publicly available document) (other than a communication with the legal, accounting, financial and other advisors to the Company who are under obligations of confidentiality to the Company with respect to such communication, and whose compliance with such obligations the Company shall be responsible for) without such Holder Party’s prior written consent, such consent not to be unreasonably withheld or (ii) disclose to any Person, other than legal, accounting, financial and other advisors to the Company (who are under obligations of confidentiality to the Company with respect to such disclosure, and whose compliance with such obligations the Company shall be responsible for), the principal amount or percentage of the Participating Claims held by any Holder Party or any of its respective

25 subsidiaries; provided, however, that the Company shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, Debt Claims and Participating Claims held by the Holder Parties as a group. Notwithstanding the foregoing, the Parties hereby consent to the disclosure by the Company in the Restructuring Documents or as otherwise required by law or regulation, of the execution, terms and contents of this Agreement, provided, however, that (i) if the Company determines that it is required to attach a copy of this Agreement to any Restructuring Document or any other filing or similar document relating to the transactions contemplated hereby, it will redact any reference to a specific Holder Party and such Holder Party’s holdings and (ii) if disclosure is required by applicable law, advance notice of the intent to disclose shall be given by the disclosing Party to each Holder Party (who shall have the right to seek a protective order prior to disclosure), it being agreed that there is no requirement to include such information in any filing with the Securities and Exchange Commission. (b) Notwithstanding the foregoing, the Company will provide to the Holder Parties’ Advisors all material press releases, public filings, public announcements or other communications with any news media, in each case, to be made by the Company relating to this Agreement or the transactions contemplated hereby and any amendments thereof, and will use commercially reasonable efforts to take to the Holder Parties’ Advisors’ views with respect to such communications into account. The Company will provide to the Holder Parties’ Advisors in advance all material mass written communications with customers, vendors and employees (including representatives of employees) relating to the transactions contemplated by this Agreement, and will use commercially reasonable efforts to take to the Holder Parties’ Advisors’ views with respect to such communications into account. Nothing contained herein shall be deemed to waive, amend or modify the terms of any confidentiality or non-disclosure agreement between the Company and any Holder Party, including the confidentiality and non-disclosure provisions contained in the Debt Documents or the DIP Facility Documents. 25. Fiduciary Duties/Relationship Among the Holder Parties. (a) Notwithstanding anything to the contrary herein, nothing in this Agreement shall require any of the Debtors, or any of their directors or officers, including with respect to each subsidiary, to take or refrain from taking any action such person or entity reasonably believes is required to comply with its or their fiduciary duties under applicable law. (b) None of the Holder Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, any First Lien Lender, any First Lien Noteholder, any Second Lien Noteholder, the Company, or any of the Company’s creditors or other stakeholders, and there are no commitments among or between the Holder Parties. It is understood and agreed that any Holder Party may trade in any debt or equity securities of the Company without the consent of the Company or any other Holder Party, subject to applicable securities laws and Section 4(d) of this Agreement. No prior history, pattern or practice of sharing confidences among or between any of the Holder Parties and/or the Company shall in any way affect or negate this understanding and agreement. 26. No Solicitation. This Agreement and transactions contemplated herein are the product of negotiations among the Parties, together with their respective representatives. Notwithstanding anything herein to the contrary, this Agreement is not, and shall not be deemed

26 to be, a solicitation of votes for the acceptance of the Amended Plan or any plan of reorganization for the purposes of Bankruptcy Code sections 1125 and 1126 or otherwise. The Company will not solicit acceptances of the Amended Plan from any party until such party has been provided with copies of a Disclosure Statement containing adequate information as required by Bankruptcy Code section 1125. [Remainder of page intentionally left blank]

Signature Page to Plan Support Agreement IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above. AVAYA HOLDINGS CORP. By: Name: Title: AVAYA INC. By: Name: Title: AVAYA CALA INC. By: Name: Title: AVAYA EMEA LTD. By: Name: Title: AVAYA FEDERAL SOLUTIONS, INC. By: Name: Title:

Signature Page to Plan Support Agreement AVAYA HOLDINGS LLC By: Name: Title: AVAYA HOLDINGS TWO LLC By: Name: Title: AVAYA INTEGRATED CABINET SOLUTIONS INC. By: Name: Title: AVAYA MANAGEMENT SERVICES INC. By: Name: Title: AVAYA SERVICES INC. By: Name: Title:

Signature Page to Plan Support Agreement AVAYA WORLD SERVICES INC. By: Name: Title: OCTEL COMMUNICATIONS LLC By: Name: Title: SIERRA ASIA PACIFIC INC. By: Name: Title: SIERRA COMMUNICATION INTERNATIONAL LLC By: Name: Title: TECHNOLOGY CORPORATION OF AMERICA By: Name: Title:

Signature Page to Plan Support Agreement UBIQUITY SOFTWARE CORPORATION By: Name: Title: VPNET TECHNOLOGIES, INC. By: Name: Title: ZANG, INC. By: Name: Title: * * * * *

Signature Page to Plan Support Agreement Dated: ____________ HOLDER PARTY Name of Institution: By: Name: Title: Telephone: Facsimile: First Lien Lender Claims (B-3) $ First Lien Lender Claims (B-4) $ First Lien Lender Claims (B-6) $ First Lien Lender Claims (B-7) $ First Lien Notes Claims (7%) $ First Lien Notes Claims (9%) $ Second Lien Notes Claims $ Other Claims (identify/describe type) $

Signature Page to Plan Support Agreement NOTICE ADDRESS: [ ] [ ] Attention: [ ] Facsimile: [ ] E-mail: [ ] * * * * *

EXHIBIT A THE COMPANY 1. Avaya Inc. 2. Avaya CALA Inc. 3. Avaya EMEA Ltd. 4. Avaya Federal Solutions, Inc. 5. Avaya Holdings Corp. 6. Avaya Holdings LLC 7. Avaya Holdings Two, LLC 8. Avaya Integrated Cabinet Solutions Inc. 9. Avaya Management Services Inc. 10. Avaya Services Inc. 11. Avaya World Services Inc. 12. Octel Communications LLC 13. Sierra Asia Pacific Inc. 14. Sierra Communication International, LLC 15. Technology Corporation of America, Inc. 16. Ubiquity Software Corporation 17. VPNet Technologies, Inc. 18. Zang, Inc.

EXHIBIT B AMENDED PLAN [Attached.]

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
AVAYA INC., *et al.*[1]	)	Case No. 17-10089 (SMB)
Debtors.	)	(Jointly Administered)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF AVAYA INC. AND ITS DEBTOR AFFILIATES

James H.M. Sprayregen, P.C.
Jonathan S. Henes, P.C.
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Email: james.sprayregen@kirkland.com
jonathan.henes@kirkland.com

Patrick J. Nash, Jr., P.C. (admitted *pro hac vice*)
Ryan Preston Dahl (admitted *pro hac vice*)
Bradley Thomas Giordano (admitted *pro hac vice*)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200
Email: patrick.nash@kirkland.com
ryan.dahl@kirkland.com
bradley.giordano@kirkland.com

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THIS PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS PLAN HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

Counsel to the Debtors and Debtors in Possession

Dated: August 7, 2017

[1] The Debtors in these chapter 11 cases, along with the last four digits of each Debtor's federal tax identification number, include: Avaya Inc. (3430); Avaya CALA Inc. (9365); Avaya EMEA Ltd. (9361); Avaya Federal Solutions, Inc. (4392); Avaya Holdings Corp. (9726); Avaya Holdings LLC (6959); Avaya Holdings Two, LLC (3240); Avaya Integrated Cabinet Solutions Inc. (9449); Avaya Management Services Inc. (9358); Avaya Services Inc. (9687); Avaya World Services Inc. (9364); Octel Communications LLC (5700); Sierra Asia Pacific Inc. (9362); Sierra Communication International LLC (9828); Technology Corporation of America, Inc. (9022); Ubiquity Software Corporation (6232); VPNet Technologies, Inc. (1193); and Zang, Inc. (7229). The location of Debtor Avaya Inc.'s corporate headquarters and the Debtors' service address is: 4655 Great America Parkway, Santa Clara, CA 95054.

KE 46540653

i TABLE OF CONTENTS ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW ............................................................................................................................ 1 A. Defined Terms .................................................................................................................................. 1 B. Rules of Interpretation .................................................................................................................... 16 C. Computation of Time ...................................................................................................................... 16 D. Governing Law ............................................................................................................................... 17 E. Reference to Monetary Figures ....................................................................................................... 17 F. Reference to the Debtors or the Reorganized Debtors .................................................................... 17 G. Controlling Document ..................................................................................................................... 17 ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS ......................................................... 17 A. Administrative Claims .................................................................................................................... 17 B. DIP Financing Claims ..................................................................................................................... 18 C. Professional Fee Claims .................................................................................................................. 18 D. Priority Tax Claims ......................................................................................................................... 19 ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ............................. 19 A. Summary of Classification .............................................................................................................. 19 B. Treatment of Claims and Interests .................................................................................................. 20 C. Special Provision Governing Unimpaired Claims .......................................................................... 24 D. Special Provision Regarding Prepetition Intercompany Claims and Recharacterization Claims ............................................................................................................................................. 25 E. Special Provision Regarding Settled Challenge Claims .................................................................. 25 F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code .................. 25 G. Elimination of Vacant Classes ........................................................................................................ 25 H. Voting Classes; Presumed Acceptance by Non-Voting Classes ..................................................... 25 I. Controversy Concerning Impairment .............................................................................................. 25 J. Votes Solicited in Good Faith ......................................................................................................... 25 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN ................................................................. 26 A. Substantive Consolidation; General Unsecured Recovery Pool ..................................................... 26 B. Sources of Consideration for Plan Distributions ............................................................................. 26 C. Issuance and Distribution of Reorganized HoldCo Common Stock ............................................... 26 D. Exit Facility ..................................................................................................................................... 26 E. New Secured Debt .......................................................................................................................... 26 F. Second Lien Call Right ................................................................................................................... 27 G. General Unsecured Recovery Pool Account ................................................................................... 27 H. Corporate Existence ........................................................................................................................ 27 I. Vesting of Assets in the Reorganized Debtors ................................................................................ 28 J. Cancellation of Existing Securities ................................................................................................. 28 K. Corporate Action ............................................................................................................................. 29 L. Restructuring Transactions.............................................................................................................. 29 M. Reorganized Debtors Organizational Documents ........................................................................... 29 N. Exemption from Certain Taxes and Fees ........................................................................................ 29 O. Preservation of Causes of Action .................................................................................................... 30 P. Insurance Policies ........................................................................................................................... 30 Q. Management Equity Incentive Plan ................................................................................................ 30 R. Employee and Retiree Benefits ....................................................................................................... 31 ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ...................... 31 A. Assumption and Rejection of Executory Contracts and Unexpired Leases .................................... 32 B. Claims Based on Rejection of Executory Contracts or Unexpired Leases ...................................... 32

ii C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases ................................... 32 D. Dispute Resolution .......................................................................................................................... 33 E. Indemnification Obligations............................................................................................................ 33 F. Director and Officer Liability Insurance Policies ........................................................................... 33 G. Collective Bargaining Agreements ................................................................................................. 33 H. Modifications, Amendments, Supplements, Restatements, or Other Agreements .......................... 33 I. Reservation of Rights ...................................................................................................................... 34 J. Nonoccurrence of Effective Date .................................................................................................... 34 ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS ........................................................................ 34 A. Reorganized Avaya Total Enterprise Value .................................................................................... 34 B. Timing and Calculation of Amounts to Be Distributed................................................................... 34 C. Rights and Powers of Distribution Agent ....................................................................................... 35 D. Special Rules for Distributions to Holders of Disputed Claims and Interests ................................. 35 E. Delivery of Distributions and Undeliverable or Unclaimed Distributions ...................................... 35 F. Securities Registration Exemption .................................................................................................. 37 G. Compliance with Tax Requirements ............................................................................................... 38 H. Allocations ...................................................................................................................................... 38 I. No Postpetition Interest on Claims.................................................................................................. 38 J. Setoffs and Recoupment ................................................................................................................. 38 K. Claims Paid or Payable by Third Parties ......................................................................................... 38 ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS .................................................................................................................................. 39 A. Allowance of Claims ....................................................................................................................... 39 B. Claims and Interests Administration Responsibilities ..................................................................... 39 C. Estimation of Claims ....................................................................................................................... 40 D. Adjustment to Claims Register Without Objection ......................................................................... 40 E. Time to File Objections to Claims .................................................................................................. 40 F. Disallowance of Claims .................................................................................................................. 40 G. Amendments to Claims ................................................................................................................... 40 H. Distributions After Allowance ........................................................................................................ 40 I. Single Satisfaction of Claims .......................................................................................................... 40 ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS ..................... 41 A. Compromise and Settlement of Claims, Interests, and Controversies ............................................ 41 B. Discharge of Claims and Termination of Interests .......................................................................... 41 C. Debtor Release ................................................................................................................................ 41 D. Third Party Release ......................................................................................................................... 42 E. Exculpation ..................................................................................................................................... 42 F. Injunction ........................................................................................................................................ 43 G. Subordination Rights....................................................................................................................... 43 H. Release of Liens .............................................................................................................................. 44 ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN .................................................................................................................................................. 44 A. Conditions Precedent to the Effective Date .................................................................................... 44 B. Waiver of Conditions ...................................................................................................................... 45 C. Substantial Consummation ............................................................................................................. 45 D. Effect of Non-Occurrence of Conditions to the Effective Date ...................................................... 45 ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN ............................... 45 A. Modification and Amendments ....................................................................................................... 45 B. Effect of Confirmation on Modifications ........................................................................................ 45 C. Revocation or Withdrawal of the Plan ............................................................................................ 45

iii ARTICLE XI. RETENTION OF JURISDICTION ............................................................................................... 46 ARTICLE XII. MISCELLANEOUS PROVISIONS ............................................................................................. 47 A. Immediate Binding Effect ............................................................................................................... 47 B. Additional Documents .................................................................................................................... 48 C. Payment of Statutory Fees .............................................................................................................. 48 D. Reservation of Rights ...................................................................................................................... 48 E. Successors and Assigns ................................................................................................................... 48 F. Service of Documents ..................................................................................................................... 48 G. Term of Injunctions or Stays ........................................................................................................... 49 H. Entire Agreement ............................................................................................................................ 49 I. Nonseverability of Plan Provisions ................................................................................................. 49 J. Dissolution of Committee ............................................................................................................... 49

INTRODUCTION Avaya Inc. and its Debtor affiliates, propose this joint plan of reorganization. Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Article I.A hereof. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW A. Defined Terms As used in this Plan, capitalized terms have the meanings set forth below. 1. “7.00% ABL Intercreditor Joinder” means that certain joinder agreement (as amended, restated, supplemented, or otherwise modified from time to time) dated February 11, 2011, by and among the Cash Flow Credit Facility Agent, the Domestic ABL Credit Facility Agent, and the 7.00% Senior Secured Notes Trustee. 2. “7.00% Senior Secured Noteholders” means Holders of the 7.00% Senior Secured Notes from time to time, in their capacity as such. 3. “7.00% Senior Secured Notes” means the 7.00% senior secured first lien notes due April 1, 2019 issued pursuant to the 7.00% Senior Secured Notes Indenture. 4. “7.00% Senior Secured Notes Claims” means all Claims arising from or based upon the 7.00% Senior Secured Notes or the 7.00% Senior Secured Notes Indenture, which principal outstanding as of the Petition Date was in the aggregate amount equal to $1,009,000,000.00. 5. “7.00% Senior Secured Notes Indenture” means that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time) dated as of February 11, 2011, for the 7.00% Senior Secured Notes by and among Avaya Inc., as the issuer, the Subsidiary Guarantors, as guarantors, and the 7.00% Senior Secured Notes Trustee. 6. “7.00% Senior Secured Notes Indenture Trustee Charging Lien” means a Lien or other priority in payment to which the 7.00% Senior Secured Notes Trustee is entitled, pursuant to the 7.00% Senior Secured Notes Indenture or any ancillary documents, instruments, or agreements. 7. “7.00% Senior Secured Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent and indenture trustee under the 7.00% Senior Secured Notes Indenture including any successor thereto. 8. “9.00% ABL Intercreditor Joinder” means that certain joinder agreement (as amended, restated, supplemented, or otherwise modified from time to time) dated December 21, 2012, by and among the Cash Flow Credit Facility Agent, the Domestic ABL Credit Facility Agent, and the 9.00% Senior Secured Notes Trustee. 9. “9.00% Senior Secured Noteholders” means Holders of the 9.00% Senior Secured Notes from time to time, in their capacity as such.

2 10. “9.00% Senior Secured Notes” means the 9.00% senior secured first lien notes due April 1, 2019 issued pursuant to the 9.00% Senior Secured Notes Indenture. 11. “9.00% Senior Secured Notes Claims” means all Claims arising from or based upon the 9.00% Senior Secured Notes or the 9.00% Senior Secured Notes Indenture, which principal outstanding as of the Petition Date was in the aggregate amount equal to $290,000,000.00. 12. “9.00% Senior Secured Notes Indenture” means that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time) dated as of December 21, 2012, for the 9.00% Senior Secured Notes by and among Avaya Inc., as the issuer, the Subsidiary Guarantors, as guarantors, and the 9.00% Senior Secured Notes Trustee. 13. “9.00% Senior Secured Notes Indenture Trustee Charging Lien” means a Lien or other priority in payment to which the 9.00% Senior Secured Notes Trustee is entitled, pursuant to the 9.00% Senior Secured Notes Indenture or any ancillary documents, instruments, or agreements. 14. “9.00% Senior Secured Notes Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent and indenture trustee under the 9.00% Senior Secured Notes Indenture, including any successor thereto. 15. “ABL Intercreditor Agreement” means that certain first lien intercreditor agreement (as amended, restated, supplemented, or otherwise modified from time to time) dated as of October 29, 2012, by and among the Cash Flow Credit Facility Agent and the Domestic ABL Credit Facility Agent, and the 7.00% Senior Secured Notes Trustee pursuant to the 7.00% ABL Intercreditor Joinder, the 9.00% Senior Secured Notes Trustee pursuant to the 9.00% ABL Intercreditor Joinder, and the Second Lien Notes Trustee pursuant to the ABL Junior Indebtedness Designation and the ABL Junior Indebtedness Joinder. 16. “ABL Junior Indebtedness Designation” means that certain junior secured indebtedness designation (as amended, restated, supplemented, or otherwise modified from time to time) dated March 7, 2013, by Avaya Inc. 17. “ABL Junior Indebtedness Joinder” means that certain junior secured indebtedness joinder (as amended, restated, supplemented, or otherwise modified from time to time) dated March 7, 2013, by and among the Cash Flow Credit Facility Agent, the Domestic ABL Credit Facility Agent, and the Second Lien Notes Trustee. 18. “Ad Hoc First Lien Group” means the ad hoc group comprising certain holders of First Lien Debt as set forth in the Sixth Amended Verified Statement Pursuant to Bankruptcy Rule 2019 [Docket No. 845], as the same may be amended or supplemented from time to time. 19. “Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims; (c) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; (d) fees payable to the U.S. Trustee pursuant to Section 1930 of the Judicial Code; and (e) postpetition Intercompany Debtor Claims. 20. “Administrative Claims Bar Date” means the first Business Day that is 90 days following the Effective Date, except as specifically set forth in the Plan or a Final Order, including the Claims Bar Date Order. 21. “Administrative Claims Objection Bar Date” means the first Business Day that is 180 days after the Effective Date; provided that such date may be extended by the Bankruptcy Court at the Reorganized Debtors’ request after notice and a hearing. 22. “Advisory Agreement” means the agreement providing for the retention of Kevin J. Kennedy as an advisor to the Reorganized Debtors, which agreement shall be consistent in all respects with the term sheet attached

3 as Exhibit B-1 of the Plan Support Agreement and shall otherwise be acceptable to the Debtors and the Requisite First Lien Creditors. 23. “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code. 24. “Allocation Amount” means the the difference between (a) the aggregate of all adequate protection payments made with respect to the First Lien Debt pursuant to the DIP Financing Order minus (b) the greater of (i) zero and (ii) the difference between (x) the aggregate amount of all Allowed Administrative Claims, Priority Tax Claims, and Other Priority Claims allocable to the Unencumbered Value and (y) the Unencumbered Value. 25. “Allowed” means with respect to any Claim, except as otherwise provided herein: (a) a Claim that is evidenced by a Proof of Claim Filed by the Claims Bar Date in accordance with the Claims Bar Date Order (or for which Claim under the Plan, the Bankruptcy Code or a Final Order of the Bankruptcy Court a Proof of Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules, if any, as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim, as applicable, has been timely Filed; or (c) a Claim Allowed pursuant to the Plan or a Final Order; provided that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or, if such an objection is so interposed and the Claim, as applicable, shall have been Allowed by a Final Order; provided, further, that (x) the Debtors, prior to the Effective Date, with the consent of the Requisite First Lien Creditors, or Reorganized Debtors, after the Effective Date, may affirmatively determine to allow any Claim described in clause (a) or (b) notwithstanding the fact that the period within which an objection may be interposed has not yet expired and any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for, which no Proof of Claim is or has been timely Filed (if required by the Claims Bar Date Order), is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval or order of the Bankruptcy Court, and (y) notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable. “Allow” and “Allowing” shall have correlative meanings. 26. “Assumed Executory Contract/Unexpired Lease Schedule” means the schedule (as may be amended) of Executory Contracts and/or Unexpired Leases (including any amendments or modifications thereto) that will be assumed by the Reorganized Debtors pursuant to the Plan. 27. “Avaya Hourly Pension Plan” means the qualified defined benefit pension plan titled Avaya Inc. Pension Plan. 28. “Avaya Salaried Pension Plan” means the qualified defined benefit pension plan titled Avaya Inc. Pension Plan for Salaried Employees. 29. “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law. 30. “Ballot” means a ballot providing for the acceptance or rejection of the Plan and to make an election with respect to the Third Party Release provided by Article VIII.D hereof. 31. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended from time to time. 32. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of New York.

4 33. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court. 34. “Board of Directors” means the board of directors of HoldCo. 35. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)). 36. “Cash” means the legal tender of the United States of America or the equivalent thereof. 37. “Cash Flow Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of October 26, 2007 (as amended, restated, supplemented, or otherwise modified from time to time), among Avaya Inc., as borrower, Avaya Holdings Corp. (f/k/a Sierra Holdings Corp.), as holdings, the Subsidiary Guarantors, as guarantors, the Cash Flow Credit Facility Agent, and each of the lenders from time to time party thereto. 38. “Cash Flow Credit Facility” means the facility provided under that certain Senior Secured Credit Agreement dated as of October 26, 2007, as amended. 39. “Cash Flow Credit Facility Agent” means Citibank, N.A., in its capacity as administrative agent under the Cash Flow Credit Agreement and the other Cash Flow Credit Facility Documents, including any successors thereto. 40. “Cash Flow Credit Facility Claims” means all Claims arising under the Cash Flow Credit Facility Documents, including the Term Loan B-3 Claims, Term Loan B-4 Claims, the Term Loan B-6 Claims, the Term Loan B-7 Claims. 41. “Cash Flow Credit Facility Documents” means the Cash Flow Credit Agreement, that certain Guaranty dated October 26, 2007 (as further amended, restated, supplemented or otherwise modified thereafter) among the Cash Flow Credit Facility Agent, Avaya Inc., Avaya Holdings Corp. and certain subsidiaries of Avaya Inc. and that certain Pledge and Security Agreement dated October 26, 2007 (as further amended, restated, supplemented or otherwise modified thereafter) among the Cash Flow Credit Facility Agent, Avaya Inc., Avaya Holdings Corp. and certain subsidiaries of Avaya Inc. and all other loan documents, agreements, mortgages and other documentation executed in connection with the foregoing. 42. “Cash Flow Credit Facility Secured Parties” means the Lenders, L/C Issuers, Hedge Banks and Cash Management Banks, each as defined in the Cash Flow Credit Agreement, under the Cash Flow Credit Agreement. 43. “Cause of Action” means any action, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law. For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362; (d) any claim or defense including fraud, mistake, duress, and usury; and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Actions. 44. “Chapter 11 Cases” means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court

5 45. “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code. 46. “Claims Bar Date” means May 8, 2017, as established by the Claims Bar Date Order. 47. “Claims Bar Date Order” means that certain order, entered by the Bankruptcy Court on March 22, 2017 [Docket No. 301], establishing the Claims Bar Date. 48. “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors Filed before the day that is 180 days after the Effective Date. 49. “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent in the Chapter 11 Cases. 50. “Class” means a category of Holders of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code. 51. “Collective Bargaining Agreements” means: (a) that certain Agreement dated May 24, 2009, between Avaya Inc. and certain locals of the International Brotherhood of Electrical Workers, and (b) that certain Agreement dated May 25, 2009, between Avaya Inc. and certain locals of the Communications Workers of America, in each case as the same may have been amended from time to time. 52. “Comfort Letter Obligations” means the applicable Debtors’ obligations arising under the Comfort Letters. 53. “Comfort Letters” means: (a) one (1) letter agreement issued by Avaya Inc. in favor of non-Debtor affiliate Avaya International Enterprises Limited; (b) one (1) letter agreement issued by Avaya Inc. in favor of non-Debtor affiliate Avaya France SAS; (c) one (1) letter agreement issued by Avaya Inc. in favor of non-Debtor affiliate Avaya Italia SpA (“Avaya Italia”), which expired on January 29, 2017; (d) one (1) letter agreement issued by Avaya Inc. in favor of non-Debtor affiliate Avaya New Zealand Limited; (e) one (1) letter agreement issued by Avaya Inc. in favor of non-Debtor affiliate Avaya Holdings Ltd. (f) one (1) letter agreement issued by Avaya Luxembourg Investment Sarl in favor of non-Debtor affiliate Avaya Italia; (g) one (1) letter agreement issued by AISL in favor of Avaya Germany and one (1) letter agreement issued by AISL in favor of Avaya KG; (h) three (3) letter agreements issued by Avaya Inc. in favor of AISL, two of which were specifically issued in support of the German Comfort Letters; (i) one (1) letter agreement issued by AISL in favor of Avaya CIS LLC; and (j) one (1) letter agreement issued by AISL in favor of Avaya EMEA Ltd. (Saudi Branch). 54. “Committee Members” means, each in its capacity as a member of the Committee: (a) Wistron Corporation; (b) Pension Benefit Guaranty Corporation; (c) Communication Workers of America; (d) Flextronics Telecom Systems, Ltd.; (e) AT&T Services, Inc., (f) SAE Power Inc. and SAE Power Company; and (f) Network-1 Technologies, Inc. 55. “Committee” means the statutory committee of unsecured creditors, appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee, pursuant to the Appointment of Official Committee of Unsecured Creditors [Docket No. 100] on January 31, 2017. 56. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases. 57. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021. 58. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

6 59. “Confirmation Order” means the order of the Bankruptcy Court, which shall be in form and substance materially consistent with this Plan and otherwise reasonably acceptable to the Debtors and Requisite First Lien Creditors, confirming the Plan pursuant to section 1129 of the Bankruptcy Code. 60. “Consenting Creditors” means the Holder Parties (as defined in the Plan Support Agreement). 61. “Consummation” means the occurrence of the Effective Date. 62. “Contingent DIP Obligations” means all of the Debtors’ obligations under the DIP Documents and the DIP Financing Order that are contingent and/or unliquidated (including, without limitation, those set forth in Section 10.04 and Section 10.05 of the DIP Financing Credit Agreement), other than DIP Financing Claims that are paid in full in Cash on or prior to the Effective Date and contingent indemnification obligations as to which a claim has been asserted on or prior to the Effective Date. 63. “Cure Claim” means a monetary Claim based upon the Debtors’ defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code. 64. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors for current or former directors’, managers’, and officers’ liability. 65. “Debtors” means, collectively: (a) Avaya Inc.; (b) Avaya CALA Inc.; (c) Avaya EMEA Ltd.; (d) Avaya Federal Solutions, Inc.; (e) Avaya Holdings Corp.; (f) Avaya Holdings LLC; (g) Avaya Holdings Two, LLC; (h) Avaya Integrated Cabinet Solutions Inc.; (i) Avaya Management Services Inc.; (j) Avaya Services Inc.; (k) Avaya World Services Inc.; (l) Octel Communications LLC; (m) Sierra Asia Pacific Inc.; (n) Sierra Communication International LLC; (o) Technology Corporation of America, Inc.; (p) Ubiquity Software Corporation; (q) VPNet Technologies, Inc.; and (r) Zang, Inc., the debtors and debtors in possession in the Chapter 11 Cases. 66. “DIP Documents” has the meaning set forth in the DIP Financing Order. 67. “DIP Financing” means that certain debtor-in-possession financing facility, pursuant to the DIP Financing Credit Agreement and the DIP Financing Order. 68. “DIP Financing Agent” means Citibank, N.A., solely in its capacity as administrative agent under the DIP Financing Credit Agreement, including any successor thereto. 69. “DIP Financing Claims” means any Claim held by the DIP Financing Lenders, the DIP L/C Issuer, or the DIP Financing Agent arising under or related to the DIP Financing Credit Agreement or the DIP Financing Order, including any and all fees, interest paid in kind, and accrued but unpaid interest and fees arising under the DIP Financing Credit Agreement. 70. “DIP Financing Credit Agreement” means that certain Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of January 24, 2017 (as amended, supplemented, or otherwise modified from time to time in accordance with its terms), by and among Avaya Inc., as borrower, Avaya Holdings Corp., as holdings, the Subsidiary Guarantors, as guarantors, the DIP Financing Agent, the DIP L/C Issuer, and the DIP Financing Lenders, as approved by the DIP Financing Order 71. “DIP Financing Lenders” means the DIP L/C Issuer, the DIP Financing Agent, the banks, financial institutions, and other lenders party to the DIP Financing from time to time, and each arranger, bookrunner, syndication agent, manager, and documentation agent under the DIP Financing. 72. “DIP Financing Order” means the Final Order (I) Authorizing Debtors (A) to Obtain Postpetition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(c), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e), and (b) to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 (II) Granting Adequate Protection to Prepetition Secured

7 Parties Pursuant To 11 U.S.C. §§ 361, 362, 363, 364 and 507(b) entered by the Bankruptcy Court on March 10, 2017 [Docket No. 230]. 73. “DIP L/C Facility” means the cash collateralized letter of credit facility of up to $150,000,000 under the DIP Financing. 74. “DIP L/C Issuer” means Citibank, N.A., in its capacity as an issuer of letters of credit under the DIP L/C Facility. 75. “Disclosure Statement” means the Amended Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and Its Debtor Affiliates, dated as of August 7, 2017 (as may be further amended, supplemented, or modified from time to time in accordance with its terms), including all exhibits and schedules thereto and references therein that relate to the Plan that are prepared and distributed in accordance with applicable law. 76. “Disclosure Statement Order” means the order approving the Disclosure Statement entered by the Bankruptcy Court on [●], 2017 [Docket No. [●]]. 77. “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan. 78. “Distribution Record Date” means the date for determining which Holders of Allowed Claims (other than Holders of First Lien Debt Claims, Second Lien Notes Claims, and PBGC Claims) are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be the Voting Deadline. 79. “Domestic ABL Credit Agreement” means that certain credit agreement, dated as of October 26, 2007 (as amended, restated, supplemented, or otherwise modified from time to time), among Avaya Inc., as parent borrower, Avaya Holdings Corp. (f/k/a Sierra Holdings Corp.), as holdings, the Subsidiary Guarantors, as guarantors, the Domestic ABL Credit Facility Agent, and each of the lenders from time to time party thereto. 80. “Domestic ABL Credit Facility” means that certain credit facility provided by the Domestic ABL Credit Facility Documents. 81. “Domestic ABL Credit Facility Agent” means Citicorp USA, Inc., in its capacity as administrative agent and collateral agent under the Domestic ABL Credit Agreement and the other Domestic ABL Credit Facility Documents, including any successor thereto. 82. “Domestic ABL Credit Facility Documents” means the Domestic ABL Credit Agreement and all related agreements and documents executed by any of the Debtors in connection with the Domestic ABL Credit Agreement. 83. “DTC” means The Depository Trust Company. 84. “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors, in consultation with the Ad Hoc First Lien Group, on which: (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX.B hereof have been satisfied or waived (in accordance with Article IX.C); and (c) the Plan is declared effective. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date. 85. “Encumbered Value” means the portion of Reorganized Avaya Total Enterprise Value that is allocable to the value of collateral securing the First Lien Debt. 86. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

8 87. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code. 88. “Exculpated Parties” means, collectively: (a) the Debtors; (b) the Committee Members; and (c) with respect to each of the foregoing, such Entity’s current and former Interest holders (regardless of whether such interests are held directly or indirectly), subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such. 89. “Executive Employment Agreement” means the agreement providing for the employment of James M. Chirico, Jr., as Chief Executive Officer of the Reorganized Debtors, which agreement shall be consistent in all respects with the term sheet attached as Exhibit B-2 of the Plan Support Agreement and shall otherwise be acceptable to the Debtors and the Requisite First Lien Creditors. 90. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code. 91. “Exit Facility” means a senior secured credit facility with a principal amount of up to $300,000,000, with the capacity for the issuance of letters of credit, in form and substance acceptable to the Debtors and the Requisite First Lien Creditors, entered into pursuant to the Exit Facility Documents. 92. “Exit Facility Documents” means, collectively, all agreements, documents, and instruments delivered or entered into in connection with the Exit Facility (including any guarantee agreements, pledge and collateral agreements, and other security documents), which shall be materially consistent with the Plan and otherwise reasonably acceptable to the Debtors and the Requisite First Lien Creditors. 93. “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually. 94. “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice and Claims Agent. 95. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided, that, the possibility that a request for relief under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules of the Bankruptcy Court or applicable non-bankruptcy law, may be filed relating to such order shall not prevent such order from being a Final Order. 96. “First Lien Agents” means, collectively, the 7.00% Senior Secured Notes Trustee, the 9.00% Senior Secured Notes Trustee, and the Cash Flow Credit Facility Agent. 97. “First Lien Cash Distribution” means the distribution of Cash to the Holders of First Lien Debt Claims from the syndication of the New Secured Debt reduced by the New Secured Debt Cash Deductions. 98. “First Lien Debt” means, collectively, (i) the 7.00% Senior Secured Notes; (ii) the 9.00% Senior Secured Notes; and (iii) indebtedness under the Cash Flow Credit Facility. 99. “First Lien Debt Claims” means all Claims arising from or based upon the First Lien Debt, including the 7.00% Senior Secured Notes Claims, the 9.00% Senior Secured Notes Claims, the Cash Flow Credit Facility Claims, and the First Lien Debt Deficiency Claims.

9 100. “First Lien Debt Deficiency Claims” means the deficiency Claims on account of the First Lien Debt. 101. “First Lien Indentures” means, collectively, the 7.00% Senior Secured Notes Indenture, together with the 9.00% Senior Secured Notes Indenture. 102. “First Lien Intercreditor Agreement” means that certain first lien intercreditor agreement, dated as of February 11, 2011 (as amended, restated, modified, and supplemented from time to time), by and among Avaya Inc., the Guarantors (as defined in the First Lien Intercreditor Agreement) party thereto, the Cash Flow Credit Facility Agent, as General Credit Facilities Collateral Agent and Authorized Representative for the General Credit Facilities Secured Parties (as defined in the First Lien Intercreditor Agreement), and the 7.00% Senior Secured Notes Trustee, as the Initial Additional Authorized Representative (as defined in the First Lien Intercreditor Agreement), and, pursuant to the First Lien Intercreditor joinder, the 9.00% Senior Secured Notes Trustee, as Additional Authorized Representative (as defined in the First Lien Intercreditor Agreement). 103. “First Lien Intercreditor Joinder” means that certain Joinder Agreement No. 1 (as amended, restated, supplemented, or otherwise modified from time to time) dated December 21, 2012, by and among the Cash Flow Credit Facility Agent, the 7.00% Senior Secured Notes Trustee, and the 9.00% Senior Secured Notes Trustee. 104. “First Lien Notes” means, collectively, the 7.00% Senior Secured Notes and the 9.00% Senior Secured Notes. 105. “First Lien Reorganized HoldCo Equity Distribution” means 91.5% of the Reorganized HoldCo Common Stock (subject to dilution by the Management Equity Incentive Plan); provided that such distribution shall be subject to exercise of the Second Lien Call Right. 106. “General Unsecured Claim” means any Unsecured Claim, other than: (a) Administrative Claims; (b) Professional Fee Claims; (c) Priority Tax Claims; (d) Other Priority Claims; (e) PBGC Claims; (f) First Lien Debt Deficiency Claims (g) Second Lien Notes Claims; (h) Section 510(b) Claims; (i) Intercompany Debtor Claims; and (j) Subsidiary Claims. 107. “General Unsecured Recovery Pool” means Cash in the amount of $25,000,000 on account of the Settled Challenge Claims Settlement to fund Pro Rata distributions as provided herein on account of General Unsecured Claims. 108. “General Unsecured Recovery Pool Account” means a segregated account to be funded on or prior to the Effective Date in accordance with Article IV.E hereof. 109. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code. 110. “HoldCo” means Avaya Holdings Corp. 111. “HoldCo Interests” means (a) all Interests in HoldCo; and (b) any claim subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing. 112. “Holder” means an Entity holding a Claim or an Interest, as applicable, each solely in its capacity as such. 113. “Impaired” means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code. 114. “Indemnification Obligations” means each of the Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment or other contracts, for their current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals and agents of the Debtors.

10 115. “Initial General Unsecured Claims Distribution Date” means the date on which the Distribution Agent shall make initial distributions to Holders of Allowed General Unsecured Claims pursuant to the Plan, which shall be no later than forty-five (45) days after the Effective Date. 116. “Intercompany Debtor Claims” means any Claim held by a Debtor against any Debtor, including, for the avoidance of doubt, all prepetition Intercompany Debtor Claims. 117. “Intercompany Interest” means an Interest held by a Debtor in another Debtor or a non-Debtor subsidiary. 118. “Interests” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in the Debtors (including all options, warrants, rights, or other securities or agreements to obtain such an interest or share in such Debtor), whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security, including any claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing. 119. “Interim Compensation Order” means that certain order, entered by the Bankruptcy Court on March 28, 2017 [Docket No. 324], establishing procedures for the compensation of Professionals. 120. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001. 121. “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code. 122. “Management Equity Incentive Plan” means the post-Effective Date management equity incentive plan that shall provide for Reorganized HoldCo Common Stock, or other Interests in Reorganized HoldCo, on a fully diluted basis, to be reserved for directors, officers, and employees of the Reorganized Debtors, with awards and terms and conditions thereunder determined by the Reorganized HoldCo Board, except as otherwise set forth in the Executive Employment Agreement. 123. “New Agent” means the entity approved as administrative agent under the New Secured Debt Documents. 124. “New Reorganized Debt” means, collectively, the New Secured Debt and the Exit Facility. 125. “New Reorganized Debt Documents” means, collectively, the New Secured Debt Documents and the Exit Facility Documents. 126. “New Secured Debt” means secured indebtedness with an aggregate principal amount of not less than the Syndication Amount in form and substance materially consistent with the New Secured Debt Term Sheet and otherwise acceptable to the Reorganized Debtors and the Requisite First Lien Creditors. 127. “New Secured Debt Cash Deductions” means the amount of Cash proceeds from the syndication of the New Secured Debt totaling the amount necessary for (x) repayment of the DIP Financing, (y) payment of the PBGC Cash Consideration, and (z) funding the General Unsecured Recovery Pool Account, in each case as provided herein; provided, that to the extent the Debtors’ aggregate pro forma cash on hand on the Effective Date is projected to exceed $350,000,000, such excess Cash shall be used to reduce the New Secured Debt Cash Deductions on a dollar for dollar basis. 128. “New Secured Debt Documents” means, collectively, all agreements, documents, and instruments delivered or entered into in connection with the New Secured Debt (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, and other security documents), which shall be in form and substance acceptable to the Debtors and the Requisite First Lien Creditors.

11 129. “New Secured Debt Term Sheet” means that certain term sheet attached as Exhibit E to the Plan Support Agreement. 130. “Notice and Claims Agent” means Prime Clerk LLC, the notice, claims, and solicitation agent retained by the Debtors pursuant to the Order (I) Authorizing and Approving Employment and Retention of Prime Clerk LLC as Claims and Noticing Agent for the Debtors and Debtors in Possession Nunc Pro Tunc to the Petition Date, (II) Granting Related Relief [Docket No. 48] and Order (I) Authorizing and Approving Employment and Retention of Prime Clerk LLC as Administrative Advisor for the Debtors and Debtors in Possession Nunc Pro Tunc to the Petition Date and (II) Granting Related Relief [Docket No. 285]. 131. “OPEB” means non-pension postretirement benefit obligations. 132. “Other Priority Claim” means any Claim against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; (c) a DIP Financing Claim; or (d) a Professional Fee Claim. 133. “Other Secured Claim” means any Secured Claim against any Debtor, including any Secured Tax Claim, other than: (a) a First Lien Debt Claim; (b) a Second Lien Notes Claim; or (c) a DIP Financing Claim. For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code. 134. “PBGC” means Pension Benefit Guaranty Corporation. 135. “PBGC Cash Consideration” means Cash in an amount equal to $300,000,000, subject to the terms and conditions of the PBGC Settlement. 136. “PBGC Claims” means the Allowed Claims pursuant to the PBGC Stipulation of Settlement and pursuant to the PBGC Settlement Order and/or this Plan, in full and final satisfaction of any Claims, including but not limited to, any and all Claims for unpaid required contributions, unfunded liabilities, PBGC premiums and PBGC termination premiums, arising in connection with the sponsorship, establishment and maintenance of the Avaya Salaried Pension Plan, and the termination thereof, (including in respect of Claims against the Debtors’ and their non- Debtor affiliates on account of alleged “controlled group” liability). 137. “PBGC Settlement” means the settlement with PBGC, the principal terms of which are set forth in the PBGC Stipulation of Settlement. 138. “PBGC Settlement Documents” means, collectively, all agreements, documents, and instruments delivered or entered into in connection with the PBGC Settlement. 139. “PBGC Settlement Order” means the order of the Bankruptcy Court, which shall be in form and substance materially consistent with the PBGC Stipulation of Settlement and otherwise reasonably acceptable to the Debtors, PBGC and Requisite First Lien Creditors, approving the PBGC Settlement. 140. “PBGC Stipulation of Settlement” means the definitive documentation setting forth the PBGC Settlement, materially consistent with the PBGC Settlement Term Sheet attached as Exhibit C of the Plan Support Agreement and otherwise reasonably acceptable to the Debtors, PBGC, and Requisite First Lien Creditors. 141. “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code. 142. “Petition Date” means January 19, 2017. 143. “Plan” means this First Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and Its Debtor Affiliates (including the Plan Supplement and all exhibits hereto and thereto), as the same may be amended, modified, supplemented or amended and restated from time to time.

12 144. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, each of which shall be in form and substance materially consistent with this Plan and otherwise acceptable to the Debtors and the Requisite First Lien Creditors, to be Filed by the Debtors prior to the Confirmation Hearing, including: (a) Reorganized HoldCo Organizational Documents; (b) the Rejected Executory Contracts and Unexpired Leases Schedule; (c) the Assumed Executory Contract and Unexpired Lease Schedule; (d) the identity of the members of the Reorganized HoldCo Board and executive management for Reorganized HoldCo; (e) a schedule of retained Causes of Action; (f) the Management Equity Incentive Plan; (g) the Executive Employment Agreement; (h) the Advisory Agreement; and (i) the New Reorganized Debt Documents. Any reference to the Plan Supplement in the Plan shall include each of the documents identified above as (a) through (i), as applicable. The Debtors shall be entitled to amend such documents in accordance with their respective terms and Article X of the Plan through and including the Effective Date. 145. “Plan Support Agreement” means that certain Plan Support Agreement dated as of August 6, 2017 among the Debtors and the Consenting Creditors. 146. “Plan Support Agreement Order” means the order of the Bankruptcy Court, which shall be in form and substance materially consistent with the Plan Support Agreement and otherwise reasonably acceptable to the Debtors and Requisite First Lien Creditors, approving the Plan Support Agreement and the parties’ obligations thereunder. 147. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. 148. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that respective Class, or the proportion that Allowed Claims in a particular Class bear to the aggregate amount of Allowed Claims in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim under the Plan, as applicable. 149. “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 150. “Professional Fee Claims” means all Claims for fees and expenses (including transaction and success fees) incurred by a Professional on after the Petition Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court. 151. “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with Article II.C.3 hereof. 152. “Professional Fee Escrow” means an interest-bearing escrow account established and funded pursuant to Article II.C.2 hereof. 153. “Professional Fee Escrow Agent” means an escrow agent for the Professional Fee Escrow Account appointed pursuant to Article II.C.2 of the Plan and the escrow agreement entered into pursuant thereto. 154. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases. 155. “Quarterly Distribution Date” means the first Business Date after the end of each quarterly calendar period (i.e., March 31, June 30, September 30, and December 31 of each calendar year) occurring after the Effective Date. 156. “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

13 157. “Rejected Executory Contracts and Unexpired Leases Schedule” means the schedule (including any amendments or modifications thereto), if any, of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, as set forth in the Plan Supplement, as may be amended by the Debtors in consultation with the Requisite First Lien Creditors from time to time. 158. “Released Party” means each of the following in their capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) each of the Debtors’ Estates; (d) the Shareholders; (e) the Consenting Creditors; (f) PBGC; (g) the Cash Flow Credit Facility Agent and DIP Financing Agent; and (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such. 159. “Releasing Party” means each of the following in their capacity as such: (a) all Holders of Claims who are deemed to accept the Plan; (b) all Holders of Claims who vote to accept the Plan; (c) the Consenting Creditors; (d) PBGC; (e) the Cash Flow Credit Facility Agent and DIP Financing Agent; and (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (e), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, and officers, to the extent such director, manager, or officer provides express consent, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such. 160. “Reorganized Avaya” means Avaya Inc., or any successors thereto, by merger, consolidation, or otherwise, on or after the Effective Date. 161. “Reorganized Avaya Total Enterprise Value” means $5,721 million, which includes $201 million attributed to certain of the Debtors’ intellectual property. 162. “Reorganized Debtors” means the Debtors, or any successors thereto, by merger, consolidation, or otherwise, on or after the Effective Date, including Reorganized Avaya and Reorganized HoldCo. 163. “Reorganized Debtors Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of each Reorganized Debtor, all in form and substance reasonably acceptable to the Debtors and the Requisite First Lien Creditors. 164. “Reorganized HoldCo” means HoldCo, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date. 165. “Reorganized HoldCo Board” means the initial board of directors, members, or managers, as applicable, of Reorganized HoldCo as designated pursuant to the Plan Supplement. 166. “Reorganized HoldCo Common Stock” means the common stock, par value of $0.01 per share, of Reorganized HoldCo to be issued upon consummation of the Plan. 167. “Reorganized HoldCo Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of Reorganized HoldCo, which forms shall be included in the Plan Supplement all in form and substance reasonably acceptable to the Debtors and the Requisite First Lien Creditors. 168. “Requisite First Lien Creditors” shall have the meaning set forth in the Plan Support Agreement.

14 169. “Restructuring Transactions” shall have the meaning set forth in Article IV.A hereof. 170. “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time. 171. “Second Lien Call Procedures” means those certain procedures attached as Exhibit H to the Disclosure Statement setting forth the terms and conditions governing the exercise of the Second Lien Call Right by Holders of Second Lien Notes Claims. 172. “Second Lien Call Right” means, if the New Secured Debt is syndicated in an amount greater than or equal to the Syndication Amount and the Class of Second Lien Notes Claims votes to accept the Plan, the right, but not the obligation, in favor of Holders of Second Lien Notes Claims, in accordance with the Second Lien Call Procedures, which right must be exercised, if at all, prior to the Confirmation Date, to purchase (i) at least $250,000,000 and no more than $500,000,000 of Reorganized HoldCo Common Stock for Cash or (ii) 100% of the First Lien Reorganized HoldCo Equity Distribution for Cash, in each case at a price per share equivalent to payment in full of the First Lien Debt Claims less the amount of the First Lien Cash Distribution, subject to the terms and conditions set forth in the Second Lien Call Procedures; provided that, if the New Secured Debt is not syndicated in an amount greater than or equal to the Syndication Amount or the Class of Second Lien Notes Claims does not vote to accept the Plan, the Second Lien Call Right shall be null and void ab initio. 173. “Second Lien Call Right Shares” means the shares of Reorganized HoldCo Common Stock issuable in connection with the Second Lien Call Right. 174. “Second Lien Noteholders” means the holders of Second Lien Notes. 175. “Second Lien Notes” means the 10.50% second lien notes due March 1, 2021 issued pursuant to the Second Lien Notes Indenture. 176. “Second Lien Notes Claims” means any Claim, including any deficiency Claim, against any Debtor arising from or based upon the Second Lien Notes or the Second Lien Notes Indenture, including accrued but unpaid interest, costs, fees, and indemnities. 177. “Second Lien Notes Indenture” means that certain indenture, dated as of March 7, 2013 (as the same may have been amended, modified, supplemented, or amended and restated from time to time), for the Second Lien Notes by and among Avaya Inc., as the issuer, the Subsidiary Guarantors, as guarantors, and the Second Lien Notes Trustee. 178. “Second Lien Notes Indenture Trustee Charging Lien” means a Lien or other priority in payment to which the Second Lien Notes Trustee in its capacity as indenture trustee is entitled, pursuant to the Second Lien Notes Indenture or any ancillary documents, instruments, or agreements. 179. “Second Lien Notes Settlement Equity Distribution” means a distribution of 1% of the Reorganized HoldCo Equity, subject to dilution by the Management Equity Incentive Plan. 180. “Second Lien Notes Trustee” means Wilmington Savings Fund Society, FSB, in its capacity as collateral agent and indenture trustee under the Second Lien Notes Indenture, including any successor thereto. 181. “Section 510(b) Claims” means any Claim against any Debtor: (a) arising from the rescission of a purchase or sale of a Security of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of such a Security; (c) or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim; provided that a Section 510(b) Claim shall not include any claims subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to an equity interest.

15 182. “Secured” means, when referring to a Claim, a Claim secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by a Final Order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the applicable creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, in each case, as determined pursuant to section 506(a) of the Bankruptcy Code. 183. “Secured Tax Claim” means any Secured Claim against any Debtor that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties. 184. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended, together with the rules and regulations promulgated thereunder. 185. “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a–78nn. 186. “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code. 187. “Settled Challenge Claims” means all potential Claims and potential Causes of Action which could have been asserted on behalf of the Debtors or their Estates with respect to any Lien or security interest purportedly securing the Retained Claims Collateral (as defined in the DIP Financing Order). 188. “Settled Challenge Claims Settlement” means the settlement of the Settled Challenge Claims on the terms set forth in Article VIII, pursuant to the distributions on account of the Allowed General Unsecured Claims pursuant to Article III.B.6 hereof. 189. “Shareholders” means each of the current and former Holders of HoldCo Interests from time to time, including those Entities identified as shareholders pursuant to the Amended List of Equity Security Holders filed at [Docket No. 7], In re Avaya Holdings Corp., Case No. 17-10098 (Bankr. S.D.N.Y. Feb. 10, 2017), as the same may be amended, modified, or supplemented from time to time. 190. “Sierra Intercompany Note” means the note dated as of October 26, 2007 with a nominal balance of $1.3 billion due from Sierra Communication International LLC to Avaya Inc. 191. “Subsidiary Claims” means any Claim of a non-Debtor subsidiary of Avaya Inc. against any Debtor. 192. “Subsidiary Guarantors” means, each Debtor other than (a) Avaya Inc.; (b) Avaya Holdings Corp.; and (c) Sierra Communication International LLC. 193. “Subsidiary Intercompany Claims” means any Claim of a non-Debtor subsidiary of Avaya Inc. against any other non-Debtor or Debtor. 194. “Syndication Amount” means $2,925,000,000, inclusive of any original issue discount. 195. “Term Loan B-3 Claims” means all Claims arising from or based upon the B-3 term loans incurred under the Cash Flow Credit Facility Documents, which principal outstanding as of the Petition Date was in the aggregate amount equal to $615,928,097. 196. “Term Loan B-4 Claims” means all Claims arising from or based upon the B-4 term loans incurred under the Cash Flow Credit Facility Documents, which principal outstanding as of the Petition Date was in the aggregate amount equal to $819,794. 183. “Term Loan B-6 Claims” means all Claims arising from or based upon the B-6 term loans incurred under the Cash Flow Credit Facility Documents, which principal outstanding as of the Petition Date was in the aggregate amount equal to $537,033,060.

16 184. “Term Loan B-7 Claims” means all Claims arising from or based upon the B-7 term loans incurred under the Cash Flow Credit Facility Documents, which principal outstanding as of the Petition Date was in the aggregate amount equal to $2,080,946,472. 197. “U.S. Qualified Pension Plans” means the Avaya Hourly Pension Plan and the Avaya Salaried Pension Plan. 198. “U.S. Trustee” means the Office of the United States Trustee for Region 2. 199. “Unencumbered Value” means the portion of Reorganized Avaya Total Enterprise Value that is not Encumbered Value. 200. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code. 201. “Unimpaired” means, with respect to a Claim or a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 202. “Unsecured” means, with respect to any Claim, any Claim that is not a Secured Claim. 203. “Voting Deadline” means 5:00 p.m. (Eastern Time) on [__], 2017, which is the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code. B. Rules of Interpretation For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan; (4) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan or hereto; (5) unless otherwise stated herein, the words “herein,” “hereof,” and ‘‘hereto’’ refer to the Plan in its entirety rather than to a particular portion of the Plan; (6) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (7) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (8) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (9) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (10) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (11) references to “Proofs of Claim,” “Holders of Claims,” “disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “disputed Interests,” and the like as applicable; (12) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (13) any immaterial effectuating provisions may be interpreted by the Debtors, with the consent of the Requisite First Lien Creditors (which consent shall not be unreasonably withheld), or after the Effective Date, the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (14) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter. C. Computation of Time

17 Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. D. Governing Law Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated or formed (as applicable) in the State of New York shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor. E. Reference to Monetary Figures All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein. F. Reference to the Debtors or the Reorganized Debtors Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires. G. Controlling Document In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control. ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including DIP Financing Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III hereof. A. Administrative Claims Except with respect to Professional Fee Claims and DIP Financing Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor, prior to the Effective Date with consent of the Requisite First Lien Creditors (which consent shall not be unreasonably withheld), or after the Effective Date, the applicable Reorganized Debtor agrees to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash: (1) if such Administrative Claim is Allowed as of the Effective Date, not later than forty-five (45) days after the Effective Date or as soon as reasonably practicable thereafter; (2) if such Administrative Claim is not Allowed as of the Effective Date, not later than forty-five (45) days after the Effective Date after entry of an order of the Bankruptcy Court Allowing such Claim, or as soon as reasonably practicable thereafter; provided that if an Allowed Administrative Claim arises from liabilities incurred by the Debtors’ Estates in the ordinary course of business after the Petition Date,

18 such Claim shall be paid in accordance with the terms and conditions of the particular transaction giving rise to such Claim in the ordinary course. Except as otherwise provided in this Article II.A and except with respect to Administrative Claims that are Professional Fee Claims or DIP Financing Claims, requests for payment of Allowed Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date; provided, however that the Administrative Claims Bar Date does not apply to Professional Fee Claims or Administrative Claims arising in the ordinary course of business. Objections to requests for payment of Administrative Claims that are Filed with the Bankruptcy Court (other than Professional Fee Claims and DIP Financing Claims) must be Filed and served on the requesting party by the Administrative Claims Objection Bar Date. Notwithstanding the foregoing, requests for payment of fees and expenses of professionals compensated pursuant to the DIP Financing Order are not required to File and serve such requests other than in compliance with the procedures set forth in the DIP Financing Order. HOLDERS OF ADMINISTRATIVE CLAIMS THAT ARE REQUIRED TO, BUT DO NOT, FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE CLAIMS BY THE ADMINISTRATIVE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE CLAIMS AGAINST THE DEBTORS OR THEIR PROPERTY AND SUCH ADMINISTRATIVE CLAIMS SHALL BE DEEMED DISCHARGED AS OF THE EFFECTIVE DATE. B. DIP Financing Claims All DIP Financing Claims shall be deemed Allowed as of the Effective Date in an amount equal to (i) the principal amount outstanding under the DIP Financing facility on such date, (ii) all interest accrued and unpaid thereon to the date of payment and (iii) all accrued and unpaid fees, expenses and noncontingent indemnification obligations payable under the DIP Financing Credit Agreement and the DIP Financing Order. Except to the extent that a Holder of an Allowed DIP Financing Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed DIP Financing Claim, each such Allowed DIP Financing Claim shall be paid in full, in Cash, by the Debtors on the Effective Date with Cash proceeds from the New Secured Debt. Contemporaneously with the foregoing payment, except with respect to Contingent DIP Obligations (which shall survive the Effective Date and shall continue to be governed by the DIP Financing facility as provided below), the DIP Financing facility and the “Loan Documents” referred to therein shall be deemed canceled, all Liens on property of the Debtors and the Reorganized Debtors arising out of or related to the DIP Financing facility shall automatically terminate, and all Collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Financing Agent or the DIP Financing Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Financing Claims shall be automatically discharged and released, in each case without further action by the DIP Financing Agent or the DIP Financing Lenders. The DIP Financing Agent and the DIP Financing Lenders shall take all actions to effectuate and confirm such termination, release and discharge as reasonably requested by the Debtors or the Reorganized Debtors. C. Professional Fee Claims 1. Final Fee Applications All final requests for payment of Professional Fee Claims must be Filed with the Bankruptcy Court no later than the first Business Day that is sixty (60) days after the Effective Date unless otherwise ordered by the Bankruptcy Court. 2. Professional Fee Escrow Account

19 If the Professional Fee Claims Estimate is greater than zero, as soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash equal to the Professional Fee Claims Estimate, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way (whether on account of the Exit Facility, the New Secured Debt, or otherwise). The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (x) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors and (y) shall be held in trust for the Professionals; provided that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided, that the Debtors’ and Reorganized Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed limited in any way to the balance of funds held in the Professional Fee Escrow. If the amount in any Professional Fee Escrow Account is insufficient to fund payment in full of all Allowed amounts owing to Professionals, the deficiency shall be promptly funded to the Professional Fee Escrow Account without any further action or order of the Bankruptcy Court. 3. Professional Fee Claims Estimate Professionals shall estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date and shall deliver such good faith estimate to the Debtors and to counsel for the Ad Hoc First Lien Group no later than five (5) Business Days prior to the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional. 4. Post- Effective Date Fees and Expenses Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. D. Priority Tax Claims Except to the extent that a Holder of an Allowed Priority Tax Claim and the applicable Debtor prior to the Effective Date, with the consent of the Requisite First Lien Creditors (which consent shall not be unreasonably withheld), or after the Effective Date, the Reorganized Debtor agree to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS A. Summary of Classification

20 Claims and Interests, except for Administrative Claims, including DIP Financing Claims, Professional Fee Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. The classification of Claims and Interests against each Debtor pursuant to the Plan is as set forth below. The Plan shall apply as a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth herein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Claims shall be treated as set forth in Article III.G hereof. 1. Class Identification The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows: Class Claim / Interest Status Voting Rights 1 Other Priority Claims Unimpaired Not Entitled to Vote (Presumed to Accept) 2 Other Secured Claims Unimpaired Not Entitled to Vote (Presumed to Accept) 3 First Lien Debt Claims Impaired Entitled to Vote 4 Second Lien Notes Claims Impaired Entitled to Vote 5 PBGC Claims Impaired Entitled to Vote 6 General Unsecured Claims Impaired Entitled to Vote 7 Prepetition Intercompany Debtor Claims Unimpaired Not Entitled to Vote (Deemed to Accept) 8 Subsidiary Claims Unimpaired Not Entitled to Vote (Deemed to Accept) 9 Section 510(b) Claims Impaired Not Entitled to Vote (Deemed to Reject) 10 Intercompany Interests Unimpaired Not Entitled to Vote (Deemed to Accept) 11 HoldCo Interests Impaired Not Entitled to Vote (Deemed to Reject) B. Treatment of Claims and Interests 1. Class 1 – Other Priority Claims

21 a. Classification: Class 1 consists of Other Priority Claims. b. Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim and the applicable Debtor prior to the Effective Date, with the consent of the Requisite First Lien Creditors (which consent shall not be unreasonably withheld), or after the Effective Date, the applicable Reorganized Debtor agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Other Priority Claim, each such Holder shall receive payment in full, in Cash, of the unpaid portion of its Other Priority Claim on the Effective Date or as soon thereafter as reasonably practicable (or, if payment is not then due, shall be paid in accordance with its terms in the ordinary course). c. Voting: Class 1 is Unimpaired under the Plan. Each Holder of an Other Priority Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Other Priority Claim is not entitled to vote to accept or reject the Plan. 2. Class 2 – Other Secured Claims a. Classification: Class 2 consists of Other Secured Claims. b. Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim and the applicable Debtor prior to the Effective Date, with the consent of the Requisite First Lien Creditors (which consent shall not be unreasonably withheld), or after the Effective Date, the Reorganized Debtor agree to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Other Secured Claim, each such Holder shall receive at the applicable Debtor’s, with the consent of the Requisite First Lien Creditors (which consent shall not be unreasonably withheld), or Reorganized Debtor’s discretion: (i) payment in full in cash of the unpaid portion of such Holder’s Allowed Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, shall be paid in accordance with its terms in the ordinary course); (ii) Reinstatement of such Holder’s Allowed Other Secured Claim; (iii) the applicable Debtor’s interest in the collateral securing such Holder’s Other Secured Claim; or (iv) such other treatment rendering such Holder’s Allowed Other Secured Claim unimpaired. c. Voting: Class 2 is Unimpaired under the Plan. Each Holder of an Other Secured Claim is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of an Other Secured Claim is not entitled to vote to accept or reject the Plan. 3. Class 3 - First Lien Debt Claims a. Classification: Class 3 consists of all First Lien Debt Claims b. Allowance: The First Lien Debt Claims shall be Allowed in the amount of $4,609,365,976 less the Allocation Amount.

22 c. Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claims, each Holder of a First Lien Debt Claim shall receive, its Pro Rata share of, as applicable: (i) (A) if the New Secured Debt is syndicated in an amount greater than or equal to the Syndication Amount, such Holder will receive its Pro Rata share of the First Lien Cash Distribution; or (B) if the New Secured Debt is syndicated in an amount less than the Syndication Amount, such Holder will receive its Pro Rata share of the (i) unsyndicated portion of the New Secured Debt and (ii) Cash in an amount equal to the proceeds from the syndication of the New Secured Debt less the New Secured Debt Cash Deductions; and (ii) the First Lien Reorganized HoldCo Equity Distribution (less any Reorganized HoldCo Common Stock subscribed for through the exercise of the Second Lien Call Right, if any); and/or, as and to the extent applicable, (iii) Cash proceeds from the exercise of the Second Lien Call Right, if any. d. Voting: Class 3 is Impaired under the Plan. Each Holder of a First Lien Debt Claim is entitled to vote to accept or reject the Plan. 4. Class 4 - Second Lien Notes Claims a. Classification: Class 4 consists of all Second Lien Notes Claims. b. Allowance: The Second Lien Notes Claims shall be Allowed in the aggregate amount equal to $1,439,960,282. c. Treatment: On the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Claims (including with respect to any deficiency Claim), each Holder of Second Lien Notes Claims shall receive, in each case without duplication among the Debtors: (i) its Pro Rata share of the Second Lien Notes Equity Distribution; and (ii) if Class 4 votes to accept the Plan and the New Secured Debt is syndicated in an amount greater than or equal to the Syndication Amount: A. For Holders of Second Lien Notes Claims, the Second Lien Call Right, which shall be exercised in accordance with the Second Lien Call Procedures. B. For the avoidance of doubt, if Class 4 does not vote to accept the Plan or the New Secured Debt is not syndicated in an amount greater than or equal to the Syndication Amount, the Second Lien Call Right shall be null and void ab initio without further action by the Debtors or any other party and no distributions shall be made pursuant to Article III.B.4.c(ii)A hereof. d. Voting: Class 4 is Impaired under the Plan. Each Holder of a Second Lien Notes Claim is entitled to vote to accept or reject the Plan. 5. Class 5 – PBGC Claims

23 a. Classification: Class 5 consists of all PBGC Claims. b. Allowance: The PBGC Claims with respect to the Avaya Salaried Pension Plan shall be Allowed in the aggregate amount not less than the sum of (i) $1,240,300,000, on account of unfunded benefit liabilities with respect to the Avaya Salaried Pension Plan, and (ii) any and all unpaid minimum funding contributions due with respect to the Avaya Salaried Pension Plan. c. Treatment of PBGC Claims with respect to the Avaya Salaried Pension Plan: In full and final satisfaction, settlement, release, and compromise of each Allowed PBGC Claim, on the Effective Date PBGC shall receive the treatment pursuant to the PBGC Stipulation of Settlement for the Avaya Salaried Pension Plan, consisting of: (i) the PBGC Cash Consideration; and (ii) 7.5% of the Reorganized HoldCo Common Stock, subject to dilution for any Reorganized HoldCo Common Stock issued pursuant to the Management Equity Incentive Plan. d. Voting: Class 5 is Impaired under the Plan. PBGC is entitled to vote to accept or reject the Plan. 6. Class 6 - General Unsecured Claims a. Classification: Class 6 consists of all General Unsecured Claims. b. Treatment: Except to the extent that a Holders of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each such Claim, each Holder of an Allowed General Unsecured Claim shall receive its, Pro Rata distribution in Cash from the General Unsecured Recovery Pool in an amount not to exceed 8.2% of such Holder’s Allowed General Unsecured Claim. c. Voting: Class 6 is Impaired under the Plan. Each Holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan. 7. Class 7 - Prepetition Intercompany Debtor Claims a. Classification: Class 7 consists of all Prepetition Intercompany Debtor Claims. b. Treatment: Except to the extent that a Holder of a prepetition Intercompany Debtor Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each prepetition Intercompany Debtor Claim, each Holder of such prepetition Intercompany Debtor Claim shall receive such treatment as to render such Holder Unimpaired. c. Voting: Class 7 is Unimpaired under the Plan. Each Holder of a prepetition Intercompany Debtor Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of a prepetition Intercompany Debtor Claim will not be entitled to vote to accept or reject the Plan. 8. Class 8 - Subsidiary Claims a. Classification: Class 8 consists of all Subsidiary Claims.

24 b. Treatment: Except to the extent that a Holder of a Subsidiary Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Subsidiary Claim, each Holder of such Subsidiary Claim shall receive such treatment as to render such Holder Unimpaired. c. Voting: Class 8 is Unimpaired under the Plan. Each Holder of a Subsidiary Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, each Holder of a Subsidiary Claim will not be entitled to vote to accept or reject the Plan. 9. Section 510(b) Claims a. Classification: Class 9 consists of all Section 510(b) Claims. b. Treatment: Section 510(b) Claims will be canceled, released, discharged, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Section 510(b) Claims will not receive any distribution on account of such Section 510(b) Claims. c. Voting: Holders of Section 510(b) Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Section 510(b) Claims are not entitled to vote to accept or reject the Plan. 10. Class 10 - Intercompany Interests a. Classification: Class 10 consists of all Intercompany Interests. b. Treatment: Intercompany Interests shall be Reinstated so as to maintain the organizational structure of the Debtors as such structure existed on the Petition Date unless treated otherwise in connection with a Restructuring Transaction. c. Voting: Holders of Intercompany Interests are deemed to have accepted the Plan. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan. 11. Class 11 - HoldCo Interests a. Classification: Class 11 consists of all HoldCo Interests. b. Treatment: On the Effective Date, all HoldCo Interests shall be cancelled without any distribution on account of such Interests. c. Voting: Holders of HoldCo Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims Except as otherwise specifically provided in the Plan, nothing herein shall be deemed to affect, diminish, or impair the Debtors’ or the Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Reinstated Claim or Unimpaired Claim, including legal and equitable defenses to setoffs or recoupment against Reinstated Claims or Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or

25 equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. D. Special Provision Regarding Prepetition Intercompany Claims and Recharacterization Claims Any and all Prepetition Debtor Intercompany Claims, Subsidiary Claims and Recharacterization Claims shall be settled and compromised. Distributions on account of the Allowed Claims resulting from such settlement and compromise shall be effected through the distributions to Holders of Allowed Claims pursuant to the Plan. Notwithstanding the foregoing, Prepetition Debtor Intercompany Claims and Subsidiary Claims may be deemed settled, cancelled, extinguished, Reinstated or otherwise Unimpaired, in whole or in part, as of the Effective Date, in each case, at the discretion of the Debtors, with the consent of the Requisite First Lien Creditors, or Reorganized Debtors. E. Special Provision Regarding Settled Challenge Claims Any and all Settled Challenge Claims shall be settled and compromised pursuant to Article VIII of the Plan. Distributions on account of the Allowed General Unsecured Claims resulting from such settlement and compromise shall be effected through the distributions to Holders of Allowed General Unsecured Claims pursuant to the Plan. F. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. G. Elimination of Vacant Classes Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. H. Voting Classes; Presumed Acceptance by Non-Voting Classes If a Class contains Claims eligible to vote and no Holders of Claims eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims in such Class. I. Controversy Concerning Impairment If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date. J. Votes Solicited in Good Faith Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

26 ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN A. Substantive Consolidation; General Unsecured Recovery Pool The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan; provided that the Reorganized Debtors may consolidate Allowed Claims into one Estate for purposes of distributions from the General Unsecured Recovery Pool. B. Sources of Consideration for Plan Distributions The Reorganized Debtors shall fund distributions under the Plan with (1) Cash on hand; (2) the issuance and distribution of Reorganized HoldCo Common Stock; (3) proceeds from the Exit Facility; (4) indebtedness issued pursuant to the New Secured Debt, or the Cash proceeds thereof; and, if applicable, (5) Cash proceeds from the exercise of the Second Lien Call Right. C. Issuance and Distribution of Reorganized HoldCo Common Stock The issuance of the Reorganized HoldCo Common Stock shall be authorized without the need for any further corporate action and without any further action by the Holders of Claims or Interests. On the Effective Date, applicable Holders of Claims shall receive shares of Reorganized HoldCo Common Stock in exchange for their Claims pursuant to Article III.B. All of the shares of Reorganized HoldCo Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of the Reorganized HoldCo Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. On or as soon as reasonably practicable after the Effective Date, Reorganized HoldCo shall cause the Reorganized HoldCo Common Stock to be registered under Section 12 of the Securities Exchange Act. For the avoidance of doubt, any claimant’s acceptance of Reorganized HoldCo Common Stock, including any issuance and/or distribution of Second Lien Call Shares, if any, shall be deemed as its agreement to the New Reorganized HoldCo Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with its terms. D. Exit Facility Reorganized Avaya and one or more Reorganized Debtors shall enter into the Exit Facility on the Effective Date, on terms set forth in the Exit Facility Documents. Confirmation shall be deemed approval of the Exit Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith), to the extent not approved by the Court previously, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Facility, including the Exit Facility Documents and any related New Secured Debt Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors with the consent of the Requisite First Lien Creditors or Reorganized Debtors may deem to be necessary to consummate the Exit Facility. E. New Secured Debt

27 On the Effective Date, the Reorganized Debtors shall issue the New Secured Debt and provide any related guarantees, on terms set forth in the New Secured Debt Documents. The Debtors shall use commercially reasonable efforts to syndicate for Cash the New Secured Debt; provided that if the Debtors do not syndicate the New Secured Debt in an amount greater than or equal to the Syndication Amount, after refinancing the DIP Financing, on the Effective Date, Reorganized Avaya shall issue the (i) unsyndicated portion of the New Secured Debt and (ii) Cash proceeds from the syndicated portion of the New Secured Debt to Holders of First Lien Debt Claims in accordance with Article III.B hereof. Confirmation shall be deemed approval of the issuance and incurrence of the New Secured Debt (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees paid in connection therewith), to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to issue the New Secured Debt and related guarantees, including the New Secured Debt Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Debtors with the consent of the Requisite First Lien Creditors may deem to be necessary to consummate the New Secured Debt. F. Second Lien Call Right Provided the New Secured Debt is syndicated in an amount greater than or equal to the Syndication Amount and the Class of Second Lien Notes Claims votes to accept the Plan, Holders of the Second Lien Notes Claims shall have the right, but not the obligation, to exercise the Second Lien Call Right to purchase (i) at least $250,000,000 and no more than $500,000,000 of Reorganized HoldCo Common Stock for Cash or (ii) 100% of the First Lien Reorganized HoldCo Equity Distribution for Cash, in each case at a price per share equivalent to payment in full of the First Lien Debt Claims less the amount of the First Lien Cash Distribution, subject to the terms and conditions set forth in the Second Lien Call Procedures. If the New Secured Debt is not syndicated in an amount greater than or equal to the Syndication Amount or the Class of Second Lien Notes Claims does not vote to accept the Plan, or the Class of Second Lien Notes Claims votes to accept the Plan but Holders of Second Lien Notes Claims subscribe for less than $250,000,000 of Reorganized HoldCo Common Stock from the First Lien Reorganized HoldCo Equity Distribution in accordance with the Second Lien Call Procedures, then the Second Lien Call Right shall be null and void ab initio and of no force or effect. G. General Unsecured Recovery Pool Account On the Effective Date, the Debtors shall establish and fund the General Unsecured Recovery Pool Account with Cash in an amount equal to the General Unsecured Recovery Pool, which shall be held in trust for Pro Rata distributions on account of Allowed General Unsecured Claims as provided herein. The General Unsecured Recovery Pool Account (x) shall not be and shall not be deemed property of the Debtors or the Reorganized Debtors, (y) shall be held in trust to fund distributions as provided herein, and (z) and no Liens, Claims, or Interests shall encumber the General Unsecured Recovery Pool Account in any way (whether on account of the Exit Facility, the New Secured Debt or otherwise); provided that funds remaining in the General Unsecured Recovery Pool Account, if any, after all distributions on account of Allowed General Unsecured Claims have been paid in full shall be remitted to the Reorganized Debtors. H. Corporate Existence Except as otherwise provided in the Plan (including with respect to any Restructuring Transaction undertaken pursuant to the Plan), the Reorganized Debtors Organizational Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on and after the Effective Date, each Debtor shall continue to exist as a Reorganized Debtor and as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is

28 incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law) provided such modifications shall be implemented in accordance with the Plan Support Agreement or otherwise be in form and substance acceptable to the Requisite First Lien Creditors. I. Vesting of Assets in the Reorganized Debtors Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, all Executory Contracts and Unexpired Leases assumed by any of the Debtors, and any property acquired by any of the Debtors, including Interests held by the Debtors in non-Debtor subsidiaries, pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. J. Cancellation of Existing Securities Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date: (1) the Cash Flow Credit Agreement, the 7.00% Senior Secured Notes Indenture, the 9.00% Senior Secured Notes Indenture, and the Second Lien Indenture, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be cancelled, except, with respect to the Cash Flow Credit Agreement, as necessary to (i) enforce the rights, Claims and interests of the Cash Flow Credit Facility Agent and any predecessor thereof vis-a-vis the Cash Flow Credit Facility Secured Parties and any parties other than the Debtors, (ii) to allow the Cash Flow Credit Facility Agent to receive distributions under the Plan and to distribute them to the Cash Flow Credit Facility Secured Parties in accordance with the terms of the Cash Flow Credit Facility Documents and (iii) preserve any rights of the Cash Flow Credit Facility Agent and any predecessor thereof as against any money or property distributable to holders of Cash Flow Credit Facility Secured Claims, including any priority in respect of payment and the right to exercise any charging lien and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect to allow (x) the 7.00% Senior Secured Notes Trustee and any predecessor trustee under the 7.00% Senior Secured Notes Indenture, (y) the 9.00% Senior Secured Notes Trustee and any predecessor trustee under the 9.00% Senior Secured Notes Indenture, and (z) the Second Lien Notes Trustee and any predecessor trustee under the Second Lien Notes Indenture, to exercise their respective charging liens for the payment of its fees and expenses and for indemnification as provided in the applicable indenture, if not otherwise paid hereunder. Except for the foregoing, the Cash Flow Credit Facility Agent and its respective agents shall be relieved of all further duties and responsibilities related to the Cash Flow Credit Facility Documents and the Plan, except with respect to such other rights of the Cash Flow Credit Facility Agent that, pursuant to the Cash Flow Credit Facility Documents, survive the termination of the Cash Flow Credit Facility Documents. Subsequent to the performance by the Cash Flow Credit Facility Agent of its obligations pursuant to the Plan, the Cash Flow Credit Facility Agent and its agents shall be relieved of all further duties and responsibilities related to the Cash Flow Credit Facility Documents. If the record holder of the First Lien Notes or Second Lien Notes is DTC or its nominee or another securities depository or custodian thereof, and such First Lien Notes or Second Lien Notes are represented by a global security

29 held by or on behalf of DTC or such other securities depository or custodian, then each such holder of the First Lien Notes or Second Lien Notes shall be deemed to have surrendered such holder’s note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof. K. Corporate Action Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable: (1) the issuance of the Reorganized HoldCo Common Stock; (2) the selection of the directors and officers for Reorganized HoldCo and the other Reorganized Debtors; (3) assumption of the Executive Employment Agreement and Advisory Agreement by the Reorganized Debtors; (4) implementation of the Restructuring Transactions; and (5) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized HoldCo and the other Reorganized Debtors, and any corporate action required by the Debtors, Reorganized HoldCo, or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized HoldCo, or the other Reorganized Debtors. On or before the Effective Date, as applicable, the appropriate officers of the Debtors, Reorganized HoldCo, or the Reorganized Debtors shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of Reorganized HoldCo and the other Reorganized Debtors, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.L shall be effective notwithstanding any requirements under non-bankruptcy law. L. Restructuring Transactions Following the Confirmation Date or as soon as reasonably practicable thereafter, the Debtors, may take all actions as may be necessary or appropriate in the Debtors’ discretion, with the consent, not to be withheld, conditioned, or delayed, of the Requisite First Lien Creditors prior to the Effective Date and thereafter the Reorganized Debtors, to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; and (4) all other actions that the Debtors determine to be necessary, including making filings or recordings that may be required by applicable law in connection with the Plan. The Restructuring Transactions shall be subject to the consent, not to be withheld, conditioned, or delayed, of the Requisite First Lien Creditors prior to the Effective Date and thereafter the Reorganized Debtors and shall be structured in a manner that takes into account the tax position of creditors and the Reorganized Debtors. M. Reorganized Debtors Organizational Documents To the extent required under the Plan or applicable non-bankruptcy law, on the Effective Date, the Reorganized Debtors will file the Reorganized Debtors Organizational Documents with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation in accordance with the corporate laws of the respective state, province, or country of incorporation. Pursuant to section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors Organizational Documents will prohibit the issuance of non-voting equity securities. After the Effective Date, the Reorganized Debtors may amend and restate their respective Reorganized Debtors Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation and the Reorganized Debtors Organizational Documents. N. Exemption from Certain Taxes and Fees

30 To the maximum extent permitted pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment. O. Preservation of Causes of Action In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity not released pursuant to Article VIII hereof. The Debtors and Reorganized Debtors, as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. P. Insurance Policies 1. Director and Officer Liability Insurance To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or prior to the Petition Date pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed. 2. Other Insurance Policies From and after the Effective Date, each of the Plan Debtors' insurance policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article V of the Plan. Nothing in the Plan shall affect, impair or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the insurance policies in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such insurance policies, and such insurance policies shall apply to, and be enforceable by and against, the insureds, and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Plan Debtors, as existed prior to the Effective Date. Q. Management Equity Incentive Plan On the Effective Date, equity grants under the Management Equity Incentive Plan shall be reserved for directors, officers, and employees of the Reorganized Debtors on terms acceptable to the Reorganized HoldCo Board except as otherwise provided by the Executive Employment Agreement.

31 R. Employee and Retiree Benefits 1. U.S. Qualified Pension Plans As of the Effective Date, the Debtors shall have obtained termination of the Avaya Salaried Pension Plan in accordance with the PBGC Stipulation of Settlement, and any accrued but unpaid minimum funding contributions due with respect to the Avaya Salaried Pension Plan as of the Effective Date shall be deemed to have been paid in full by the PBGC Cash Consideration. On the Effective Date, Reorganized Avaya shall assume and continue to maintain the Avaya Hourly Pension Plan in accordance with applicable non-bankruptcy law (and the Reorganized Debtors reserve all of their rights thereunder), and shall pay any aggregate unpaid minimum funding contributions, with interest, for the Avaya Hourly Pension Plan under ERISA or the Internal Revenue Code. After the Effective Date, Reorganized Avaya shall (i) satisfy the minimum funding requirements under 26 §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083 for the Avaya Hourly Pension Plan, (ii) pay all required PBGC premiums in accordance with 29 U.S.C. §§ 1306 and 1307 for the Avaya Hourly Pension Plan, and (iii) administer the Avaya Hourly Pension Plan in accordance with the applicable provisions of ERISA and the Internal Revenue Code, and the Reorganized Debtors reserve all of their rights thereunder. With respect to the Avaya Hourly Pension Plan, no provision of this Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, or their successors, from liabilities or requirements imposed under any law or regulatory provision arising after the Effective Date with respect to the Avaya Hourly Pension Plan or PBGC. PBGC and the Avaya Hourly Pension Plan will not be enjoined or precluded from enforcing such liability with respect to the Avaya Hourly Pension Plan as a result of any provision of the Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code. 2. Comfort Letters As of the Effective Date, the Reorganized Debtors shall assume the Comfort Letters and honor all Comfort Letter Obligations in accordance with applicable non-bankruptcy law, and the Reorganized Debtors reserve all of their rights thereunder. 3. OPEB As of the Effective Date, subject to entry of the PBGC Settlement Order, the Reorganized Debtors shall (1) maintain the OPEB in accordance with, and subject to, their terms and applicable non-bankruptcy law, or (2) modify OPEB in compliance with applicable non-bankruptcy law and the Reorganized Debtors reserve all of their rights thereunder. 4. Workers’ Compensation Programs As of the Effective Date, the Reorganized Debtors shall continue to honor their obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’: (a) written contracts, agreements, and agreements of indemnity, in each case relating to workers’ compensation, (b) self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and (c) workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided, however, that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans. ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

32 A. Assumption and Rejection of Executory Contracts and Unexpired Leases On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases not otherwise assumed or rejected will be deemed assumed by the applicable Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than: (1) those that are identified on the Rejected Executory Contracts and Unexpired Leases Schedule; (2) those that have been previously rejected by a Final Order; (3) those that have been previously assumed by a Final Order; (4) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (5) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (6) the Comfort Letters, which shall in all events be assumed by the Debtors pursuant to the Plan. Notwithstanding anything in this Article V.A to the contrary, the Executive Employment Agreement and Advisory Agreement shall be deemed to be entered into or assumed (as applicable) on the Effective Date. Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Rejected Executory Contracts and Unexpired Leases Schedule, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be filed with the Bankruptcy Court on or before 30 days after the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption. B. Claims Based on Rejection of Executory Contracts or Unexpired Leases Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.6 of the Plan. C. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases The Debtors or the Reorganized Debtors, as applicable, shall pay Cure Claims, if any, on the Effective Date or as soon as practicable thereafter, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of such Cure Claim, as applicable; provided that nothing herein shall prevent the Reorganized Debtors, from paying any Cure Claim despite the failure of the relevant counterparty to file such request for payment of such Cure Claim. The Reorganized Debtors may settle any Cure Claim on account of

33 any Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court. D. Dispute Resolution In the event of a timely filed objection regarding (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption or the cure payments required by section 365(b)(1) of the Bankruptcy Code, action shall be taken following the entry of a Final Order or Final Orders resolving the dispute and approving the assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. E. Indemnification Obligations Notwithstanding anything in the Plan to the contrary each Indemnification Obligation shall be assumed by the applicable Debtor, effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code or otherwise. Each Indemnification Obligation shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose. The Debtors shall assume the Indemnification Obligations for the current and former directors, officers, managers, employees, and other professionals of the Debtors, in their capacities as such. Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Debtors to modify indemnification obligations (whether in the bylaws, certificates or incorporate or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided that none of the Reorganized Debtors shall amend or restate any Reorganized HoldCo Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Reorganized Debtors’ Indemnification Obligations. F. Director and Officer Liability Insurance Policies Without limiting Article IV.P, all of the Debtors’ director and officer liability insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all director and officer liability insurance policies and any agreements, documents, and instruments related thereto. G. Collective Bargaining Agreements All of the Debtors’ Collective Bargaining Agreements and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Effective Date, the Debtors shall be deemed to have assumed all Collective Bargaining Agreements and any agreements, documents, and instruments related thereto. All Proofs of Claim Filed for amounts due under any Collective Bargaining Agreement shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course as provided herein. H. Modifications, Amendments, Supplements, Restatements, or Other Agreements

34 Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan. Modifications, amendments, and supplements to, or restatements of, prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith. I. Reservation of Rights Neither the inclusion of any Executory Contract or Unexpired Lease on the Debtors’ Schedules, or the Rejected Executory Contracts and Unexpired Leases Schedule, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors, shall have 30 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. J. Nonoccurrence of Effective Date In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases of nonresidential real property pursuant to section 365(d)(4) of the Bankruptcy Code. ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS A. Reorganized Avaya Total Enterprise Value Distributions of Reorganized HoldCo Common Stock under the Plan shall be based upon, among other things, the Reorganized Avaya Total Enterprise Value. For purposes of distribution, the Reorganized HoldCo Common Stock shall be deemed to have the value assigned to it based upon the Reorganized Avaya Total Enterprise Value regardless of the date of distribution. B. Timing and Calculation of Amounts to Be Distributed Unless otherwise provided in the Plan, on the Effective Date or with respect to General Unsecured Claims, the Initial General Unsecured Claims Distribution Date, or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the on the Effective Date or with respect to General Unsecured Claims the Initial General Unsecured Claims Distribution Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), the Distribution Agent shall make initial distributions under the Plan on account of each Holder of an Allowed Claim in the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are disputed Claims, distributions on account of any such disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as specifically provided in the Plan, Holders of Claims shall

35 not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. On the Effective Date, the Reorganized HoldCo Common Stock shall be distributed pursuant to the terms set forth in the Plan. C. Rights and Powers of Distribution Agent 1. Powers of the Distribution Agent The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. 2. Expenses Incurred On or After the Effective Date Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors. D. Special Rules for Distributions to Holders of Disputed Claims and Interests Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged. Any dividends or other distributions arising from property distributed to holders of Allowed Claims in a Class and paid to such holders under the Plan shall also be paid, in the applicable amounts, to any holder of a Disputed Claim in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims in such Class. E. Delivery of Distributions and Undeliverable or Unclaimed Distributions 1. Record Date for Distribution On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. 2. Delivery of Distributions a. Initial General Unsecured Claims Distribution Date Except as otherwise provided herein, on the Initial General Unsecured Claims Distribution Date, the Distribution Agent shall make distributions to Holders of Allowed General Unsecured Claims as of the Distribution Record Date at the address for each such Holder as indicated on the Debtors’ books and records as of the date of any such distribution; provided that the address for each Holder of an Allowed General Unsecured Claim shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder, or, if no Proof of Claim has been Filed, the address set forth in the Schedules. If a Holder holds more than one Claim in any one Class, all Claims of the Holder will be aggregated into one Claim and one distribution will be made with respect to the aggregated Claim.

36 b. Quarterly Distribution Date On each Quarterly Distribution Date or as soon thereafter as is reasonably practicable but in any event no later than thirty (30) days after each Quarterly Distribution Date, the Distribution Agent shall make the distributions required to be made on account of Allowed Claims under the Plan on such date. Any distribution that is not made on the Effective Date or with respect to General Unsecured Claims, the Initial General Unsecured Claims Distribution Date or on any other date specified herein because the Claim that would have been entitled to receive that distribution is not an Allowed Claim on such date, shall be distributed on the first Quarterly Distribution Date after such Claim is Allowed. No interest shall accrue or be paid on the unpaid amount of any distribution paid on a Quarterly Distribution Date in accordance with Article VI.B hereof. c. Delivery of Distributions on account of First Lien Debt Claims (i) All distributions to Holders of Cash Flow Credit Facility Claims shall be deemed completed when made to the Cash Flow Credit Facility Agent, which shall be deemed to be the Holder of all Cash Flow Credit Facility Secured Claims for purposes of distributions to be made hereunder, for distribution to holders of Cash Flow Credit Facility Claims in accordance with the terms of the Cash Flow Credit Facility Documents. All distributions on account of Cash Flow Credit Facility Secured Claims may, with the consent of the Cash Flow Credit Facility Agent, be made by the Distribution Agent directly to holders of Cash Flow Credit Facility Secured Claims in accordance with the terms of the Plan and the Cash Flow Credit Facility Documents. The Reorganized Debtors shall reimburse the Cash Flow Credit Facility Agent for any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) incurred after the Effective Date in connection with the implementation of the Plan, including but not limited to, making distributions pursuant to and in accordance with the Plan. (ii) All distributions to Holders of 7.00% Senior Secured Notes Claims shall be deemed completed when made to (or at the direction of) the 7.00% Senior Secured Notes Trustee, which shall be deemed to be the Holder of all 7.00% Senior Secured Notes Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the 7.00% Senior Secured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 7.00% Senior Secured Notes Indenture and subject to the rights of the 7.00% Senior Secured Notes Trustee to assert its 7.00% Senior Secured Notes Indenture Trustee Charging Lien. (iii) All distributions to Holders of 9.00% Senior Secured Notes Claims shall be deemed completed when made to (or at the direction of) the 9.00% Senior Secured Notes Trustee, which shall be deemed to be the Holder of all 9.00% Senior Secured Notes Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements set forth in this Article VI, the 9.00% Senior Secured Notes Trustee shall cause such distributions to or on behalf of such Holders to be made in accordance with the 9.00% Senior Secured Notes Indenture and subject to the rights of the 9.00% Senior Secured Notes Trustee to assert its 9.00% Senior Secured Notes Indenture Trustee Charging Lien. d. Delivery of Distributions on account of Second Lien Notes Claims All distributions to Holders of Second Lien Notes Claims shall be deemed completed when made to (or at the direction of) the Second Lien Notes Trustee, which shall be deemed to be the Holder of all Second Lien Notes Claims for purposes of distributions to be made hereunder. As soon as practicable in accordance with the requirements

37 set forth in this Article VI, the Second Lien Notes Trustee shall cause such distributions to be made to or on behalf of such Holders in accordance with the Second Lien Notes Indenture and subject to the rights of the Second Lien Notes Trustee to assert its Second Lien Notes Indenture Trustee Charging Lien. 3. No Fractional Shares No fractional shares of Reorganized HoldCo Common Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of shares of Reorganized HoldCo Common Stock that is not a whole number, such Reorganized HoldCo Common Stock, as applicable, shall be rounded as follows: (a) fractions of greater than one-half shall be rounded to the next higher whole number and (b) fractions of one-half or less shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of Reorganized HoldCo Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding. 4. Undeliverable Distributions and Unclaimed Property In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interests in property shall be redistributed Pro Rata as provided under the Plan (it being understood that, for purposes of this Article VI.E.4, “Pro Rata” shall be determined as if the Claim underlying such unclaimed distribution had been disallowed) and all other unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred. A distribution shall be deemed unclaimed if a holder has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution. F. Securities Registration Exemption Except as otherwise set forth immediately below (and with respect to the Second Lien Call Right Shares, if any, to be issued or distributed in connection with the Second Lien Call Right, which shares shall be issued or distributed pursuant to the exemption provided under section 4(a)(2) of the Securities Act), all shares of Reorganized HoldCo Common Stock issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code. Shares of Reorganized HoldCo Common Stock issued under the Plan in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities. The Reorganized HoldCo Common Stock issued pursuant to section 1145 of the Bankruptcy Code (a) is not a “restricted security” as defined in Rule 144(a)(3) under the Securities Act, and (b) is freely tradable and transferable by any holder thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, (iii) has not acquired the Reorganized HoldCo Common Stock from an “affiliate” within one year of such transfer, and (iv) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code. Reorganized HoldCo Common Stock issued to holders of First Lien Claims and holders of Second Lien Notes Claims, in each case in exchange for such Claims, shall be issued in reliance on section 1145 of the Bankruptcy Code. Reorganized HoldCo Common Stock underlying the Management Equity Incentive Plan will be issued pursuant to a registration statement or another available exemption from registration under the Securities Act and other applicable law. Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of the Reorganized HoldCo Common Stock through the facilities of DTC, the Reorganized Debtors shall

38 not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the Reorganized HoldCo Common Stock, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects. DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Reorganized HoldCo Common Stock is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Reorganized HoldCo Common Stock is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. G. Compliance with Tax Requirements In connection with the Plan, to the extent applicable, Reorganized HoldCo, the Reorganized Debtors, and the Distribution Agent, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Debtors shall consult with the Requisite First Lien Creditors and use commercially reasonable efforts to structure the Restructuring Transactions in a manner that will mitigate or eliminate any withholding obligations. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. H. Allocations Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein. I. No Postpetition Interest on Claims Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law or the ABL Intercreditor Agreement, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim. J. Setoffs and Recoupment Except as otherwise expressly provided herein, the Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claim it may have against the Holder of such Claim. In no event shall any holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless: (a) the Debtors have consented (which consent shall not be unreasonably withheld), and (b) such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise. K. Claims Paid or Payable by Third Parties

39 1. Claims Paid by Third Parties A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. 2. Claims Payable by Insurance Carriers No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Notice and Claims Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS A. Allowance of Claims After the Effective Date, each of the Debtors or the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Effective Date. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), allowing such Claim. For the avoidance of doubt, there is no requirement to file a Proof of Claim (or move the Court for allowance) to be an Allowed Claim under the Plan. B. Claims and Interests Administration Responsibilities Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the exclusive authority: (1) to File, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.O of the Plan.

40 C. Estimation of Claims Before or after the Effective Date, the Debtors or the Reorganized Debtors may at any time request that the Bankruptcy Court estimate any disputed Claim or disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated. All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court. D. Adjustment to Claims Register Without Objection Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. E. Time to File Objections to Claims Any objections to Claims shall be Filed on or before the Claims Objection Deadline, as such deadline may be extended from time to time. F. Disallowance of Claims Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors. G. Amendments to Claims On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors. H. Distributions After Allowance To the extent that a disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of a court of competent jurisdiction allowing any disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date. I. Single Satisfaction of Claims

41 Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of such Claims. Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100 percent of the underlying Allowed Claim plus applicable interest, if any. ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS A. Compromise and Settlement of Claims, Interests, and Controversies Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the Plan is and shall be deemed a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, including but not limited to, the Settled Challenge Claims. If the Plan is confirmed and becomes effective in accordance with its terms, then the Holders of First Lien Debt Claims shall be deemed to have accepted the Settled Challenge Claims Settlement for all purposes in these Chapter 11 Cases. Pursuant to the Settled Challenge Claims Settlement, each Holder of a First Lien Debt Claim waives any right to a recovery or distribution from the General Unsecured Recovery Pool on account of its First Lien Debt Deficiency Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein shall be deemed nonseverable from each other and from all other terms of the Plan. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities. B. Discharge of Claims and Termination of Interests Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in a contract, instrument, or other agreement or document executed pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any intercompany claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has voted to accept the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date with respect to a Claim that is Unimpaired by the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring. C. Debtor Release

42 Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, as of the Effective Date, the Debtors and their Estates, the Reorganized Debtors and each of their respective current and former Affiliates (with respect to non-Debtors, to the extent permitted by applicable law) shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever (including any derivative Claims asserted or that may be asserted on behalf of the Debtors or their Estates), whether known or unknown, foreseen or unforeseen, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the DIP Financing, the Plan Support Agreement, the PBGC Settlement, the formulation, preparation, dissemination, negotiation the Plan, the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Confirmation Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Confirmation Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan and (b) any Causes of Action held by the PBGC against any Entity arising from a breach of fiduciary duty order Title I of The Employee Retirement Income Security Act of 1974 (“ERISA”). D. Third Party Release As of the Effective Date, for good and valuable consideration, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, as well as all other Claims and Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the DIP Financing, the Plan Support Agreement, the PBGC Settlement, the Avaya Salaried Pension Plan and the termination thereof, any Claims or Causes of Action that may exist with respect to all Released Parties as of the Confirmation Date or, with respect to PBGC, as of the termination of the Avaya Salaried Pension Plan, on account of the Avaya Hourly Pension Plan or the Avaya Salaried Pension Plan, the formulation, preparation, dissemination, negotiation, of the Plan, the Disclosure Statement, or any other action or transaction relating in any way to any of the foregoing, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Confirmation Date related or relating to the foregoing. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post- Confirmation Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan other than with respect to the termination of the Avaya Salaried Pension Plan, for which the foregoing “Third Party Release” shall be effective with respect to any Claim or Cause of Action arising prior to or as of the termination of the Avaya Salaried Pension Plan. Notwithstanding anything contained herein, the foregoing Third Party Release (a) is applicable only to the maximum extent permitted by law (b) does not release any Causes of Action held by the PBGC against any Entity arising from a breach of fiduciary duty under Title I of ERISA, and (c) does not release any obligations to maintain the Avaya Hourly Pension Plan after the Effective Date in accordance with Article IV.R hereof. E. Exculpation Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim

43 related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, in whole or in part, the Debtors, the formulation, preparation, dissemination, negotiation, of the Plan, the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, the Disclosure Statement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan, or any other related agreement, except for Claims or Causes of Action arising from to an act or omission that is judicially determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan; provided that, the foregoing “Exculpation” shall be limited to the extent permitted in section 1125(e) of the Bankruptcy Code. F. Injunction EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN OR FOR DISTRIBUTIONS REQUIRED TO BE PAID OR DELIVERED PURSUANT TO THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES THAT HAVE HELD, HOLD, OR MAY HOLD CLAIMS OR INTERESTS THAT HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.C OR ARTICLE VIII.D HEREOF, SHALL BE DISCHARGED PURSUANT TO ARTICLE VIII.B OF THE PLAN, OR ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VIII.E HEREOF, ARE PERMANENTLY ENJOINED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTORS, THE REORGANIZED DEBTORS, THE RELEASED PARTIES, OR THE EXCULPATED PARTIES (TO THE EXTENT OF THE EXCULPATION PROVIDED PURSUANT TO ARTICLE VIII.E HEREOF WITH RESPECT TO THE EXCULPATED PARTIES): (I) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (III) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR THE ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (IV) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS RELEASED OR SETTLED PURSUANT TO THE PLAN. G. Subordination Rights The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code, the ABL Intercreditor Agreement or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any Distribution made pursuant to the Plan. Except as provided in the Plan, all subordination rights that a holder of a Claim may have with respect to any Distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined.

44 Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any Distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable. H. Release of Liens Except (1) with respect to the Liens securing (a) the Exit Facility, (b) New Secured Debt, and (c) to the extent elected by the Debtors, with the consent of the Requisite First Lien Creditors, with respect to an Allowed Other Secured Claim in accordance with Article III.B.2 hereof, or (2) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns. ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN A. Conditions Precedent to the Effective Date It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or occur in conjunction with the occurrence of the Effective Date (or shall be waived pursuant to Article IX.B hereof): 1. The Bankruptcy Court shall have entered the Confirmation Order, in form and substance materially consistent with the Plan and otherwise reasonably acceptable to the Debtors and the Requisite First Lien Creditors and such Confirmation Order shall be a Final Order; 2. The Avaya Salaried Pension Plan shall have been terminated; 3. The PBGC Settlement Approval Order shall have been entered and be in effect; 4. The Debtors shall have assumed the Avaya Hourly Pension Plan in accordance with Article IV.R.1; 5. The Professional Fee Escrow shall have been established and funded in Cash in accordance with Article II.B; 6. The General Unsecured Recovery Pool Account shall have been established and funded in Cash in accordance with Article IV.H hereof; 7. The Reorganized Debtors shall have executed the Exit Facility Documents and New Secured Debt Documents and shall have issued the indebtedness contemplated thereby; 8. The Plan Support Agreement shall be in full force and effect; 9. The conditions precedent to entry into the Exit Facility shall have been satisfied, waived or shall be satisfied contemporaneously with the occurrence of the Effective Date;

45 10. All fees and expenses due to the professionals for the Ad Hoc First Lien Group shall have been paid in Cash and in accordance with the terms of the DIP Financing Order and the Plan Support Agreement; and 11. The Debtors have become current on their SEC Filings (as defined in the Plan Support Agreement). B. Waiver of Conditions The conditions to the Effective Date of the Plan set forth in this Article IX may be waived only by consent of the Debtors, with the consent of the Requisite First Lien Creditors, and PBGC solely with respect to the conditions set forth in Article IX.A.3 and Article IX.A.4, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan, subject to the terms of the Bankruptcy Code and the Bankruptcy Rules. C. Substantial Consummation “Substantial consummation” of the Plan, as defined by section 1102(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date. D. Effect of Non-Occurrence of Conditions to the Effective Date If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect. ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN A. Modification and Amendments The Debtors, with the consent of the Requisite First Lien Creditors, and PBGC solely with respect to the PBGC Settlement, reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and the Bankruptcy Rules and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors, with the consent of the Requisite First Lien Creditors, expressly reserve their rights to alter, amend, or modify materially the Plan with respect to the Debtors, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. B. Effect of Confirmation on Modifications Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019. C. Revocation or Withdrawal of the Plan The Debtors reserve the right, with the consent of the Requisite First Lien Creditors (subject to the terms of the Plan Support Agreement), to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or

46 Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims or the non- Debtor subsidiaries; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity, including the non-Debtor subsidiaries. ARTICLE XI. RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to: 1. allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests; provided that, for the avoidance of doubt, the Bankruptcy Court’s retention of jurisdiction with respect to such matters shall not preclude the Debtors or the Reorganized Debtors, as applicable, from seeking relief from any other court, tribunal, or other legal forum of competent jurisdiction with respect to such matters; 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Costs pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the schedule of Executory Contracts and Unexpired Leases to be assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired; 4. adjudicate controversies, if any, with respect to distributions to Holders of Allowed Claims under the Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date; 6. adjudicate, decide, or resolve any and all matters related to Causes of Action; 7. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code; 8. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement; 9. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code; 10. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

47 11. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan; 12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; 13. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K.1 hereof; 14. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 15. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement; 16. adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein; 17. consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 18. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code; 19. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 20. hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date; 21. enforce all orders previously entered by the Bankruptcy Court; 22. hear any other matter not inconsistent with the Bankruptcy Code; 23. enter an order concluding or closing the Chapter 11 Cases; and 24. enforce the injunction, release, and exculpation provisions set forth in Article VIII hereof. ARTICLE XII. MISCELLANEOUS PROVISIONS A. Immediate Binding Effect Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, the Confirmation Order and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims shall

48 be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan. B. Additional Documents On or before the Effective Date, the Debtors, with the consent of the Requisite First Lien Creditors (such consent not to be unreasonably withheld), may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. D. Reservation of Rights Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order in accordance with Article IX.A hereof. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date. E. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. F. Service of Documents Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors and the Ad Hoc First Lien Group/Requisite First Lien Creditors shall be served on: Debtors: Avaya Inc. 4655 Great America Parkway Santa Clara, CA 95054 Attn.: Adele Freedman with copies to:

49 Counsel to Debtors Kirkland & Ellis LLP Kirkland & Ellis International LLP 601 Lexington Avenue New York, New York 10022 Attn.: James H.M. Sprayregen, P.C., Jonathan S. Henes, P.C., and Natasha S. Hwangpo Kirkland & Ellis LLP Kirkland & Ellis International LLP 300 North LaSalle Drive Chicago, Illinois 60654 Attn.: Patrick J. Nash, Jr., P.C., Ryan Preston Dahl, and Bradley Thomas Giordano Counsel to the Ad Hoc First Lien Group/Requisite First Lien Creditors Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attn.: Ira S. Dizengoff and Philip C. Dublin G. Term of Injunctions or Stays Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. H. Entire Agreement The Plan and Confirmation Order supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan and Confirmation Order. I. Nonseverability of Plan Provisions If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall be prohibited from altering or interpreting such term or provision to make it valid or enforceable, provided that at the request of the Debtors, with the reasonable consent of the Requisite First Lien Creditors (subject to the terms of the Plan Support Agreement), the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such terms or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be acceptable to the Debtors, with the reasonable consent of the Requisite First Lien Creditors (subject to the terms of the Plan Support Agreement). The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without consent from the Debtors, with the reasonable consent of the Requisite First Lien Creditors (subject to the terms of the Plan Support Agreement); and (3) nonseverable and mutually dependent. J. Dissolution of Committee On the Effective Date, the Committee shall be dissolved and the Committee Members shall be deemed released of all of their duties, responsibilities, and obligations in connection with the Chapter 11 Cases and its implementation; provided that the Committee’s Professionals shall be authorized to file and seek allowance of final fee applications and reimbursement of Committee Member expenses.

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Respectfully submitted, as of August 7, 2017 Avaya Inc. Avaya CALA Inc. Avaya EMEA Ltd. Avaya Federal Solutions, Inc. Avaya Holdings Corp. Avaya Holdings LLC Avaya Holdings Two, LLC Avaya Integrated Cabinet Solutions Inc. Avaya Management Services Inc. Avaya Services Inc. Avaya World Services Inc. Octel Communications LLC Sierra Asia Pacific Inc. Sierra Communication International LLC Technology Corporation of America, Inc. Ubiquity Software Corporation VPNet Technologies, Inc. Zang, Inc. By: /s/ Eric Koza Name: Eric Koza Title: Chief Restructuring Officer

EXHIBIT B-1 ADVISORY AGREEMENT TERM SHEET [Attached.]

KE 48170789.11 Summary of Terms for Advisory Services Agreement The following (this “Term Sheet”) is a summary of the material terms and conditions of the transition and services arrangement for Kevin J. Kennedy (“Executive”), President and Chief Executive Officer of Avaya, Inc. (the “Company”). Executive is approaching his tenth year anniversary at Avaya, Inc. and has decided it is time to make a transition at the end of this fiscal year as the Company completes its reorganization process and heads into the future. Executive has agreed to provide the Company with transition and consulting services on the terms set forth below that will be memorialized in a Definitive Agreement (as defined herein). Term Summary Transition Date; Advisory Services: • Transition Date. Commencing upon the earlier of October 1, 2017 or the Company’s emergence from chapter 11 (the “Transition Date”), Executive will resign from all positions, offices and directorships with the Company and any of its affiliates and subsidiaries other than with respect to the provision of Advisory Services (as defined herein). • Advisory Services.1 Executive will from the Transition Date provide the Company with transition and advisory assistance or as otherwise determined by the Board and the Chief Executive Officer,2 or as otherwise reasonably requested by the Chief Executive Officer from time to time (collectively, the “Advisory Services”). Upon announcement of the transition, Executive agrees to facilitate an orderly transition with respect to the provision of Advisory Services.3 • The Advisory Services that may be requested by the Chief Executive Officer shall include advisory services by Executive with respect to (i) Company strategy and strategic alternatives, (ii) mergers and acquisitions, (iii) matters related to the Company’s status as a publicly traded enterprise, (iv) customer engagement, (v) technology, research, and development, (vi) board structure and preparation, and (vii) other matters as the Chief Executive Officer may reasonably request from time to time. • Executive acknowledges and agrees that his transition to the role of Advisor will not constitute (i) “good reason” to terminate his employment under any of his arrangements with the Company or any of its affiliates or subsidiaries (including, 1 The Definitive Documentation will provide that the services to be provided by the Executive prior to the Emergence Date (as defined herein) will be transition services and the services provided post-Emergence Date will be consulting services. For the avoidance of doubt, Executive will be a consultant to the Company post-Emergence Date and not an employee of the Company and the terms contained in this Term Sheet shall be modified to reflect as such including with respect to medical coverage which, once Executive becomes a consultant, will be replaced by reimbursement for COBRA premiums or, if at any time during the Consulting Services COBRA is exhausted, cost of purchasing insurance no less favorable than Executive’s existing medical coverage from the Company (or if such medical coverage is unavailable, the cost of out of pocket medical expenses) for a total of 30 months from the Emergence Date. 2 References to the Chief Executive Officer herein refer to the person designated as the successor to Executive as Chief Executive Officer (the “Successor CEO”) in the press release issued by the Company on the date it announces entry into the Plan Support Agreement to which this Term Sheet is attached. 3 The orderly transition on the Transition Date shall include Executive transitioning CEO duties to the Successor CEO as determined by the Board.

2 KE 48170789.11 Term Summary without limitation, that certain Executive Employment Agreement dated November 26, 2008 (the “Employment Agreement”) and that certain Executive Change in Control Agreement dated May 13, 2016 (the “CIC Agreement”)) or (ii) a termination of employment for purposes of that certain Retention Bonus Agreement, by and between the Company and Executive dated as of [DATE], 2016 (the “Retention Bonus Agreement”). • Post-Emergence Advisory Period. From the effective date of the Company’s Chapter 11 Plan (the “Emergence Date”) until the second anniversary of the Emergence Date (the “Post-Emergence Advisory Period”), subject to earlier termination as set forth below, Executive will continue to serve as an Advisor and to provide the Advisory Services to the Company’s Chief Executive Officer; provided that, at Executive’s option, Executive may elect to become a consultant (and not an employee) 60 days after the Emergence Date (as defined herein). • Compensation. Until the Emergence Date, Executive will continue to receive his current base salary and be eligible to receive a bonus under the Company’s Key Employee Incentive Plan. As compensation for providing the Advisory Services for the Post-Emergence Advisory Period, Executive will receive a total of $1,900,000 in cash per year (the “Annual Advisory Fee”), payable monthly in advance commencing on the day after the Emergence Date and pro-rated for any partial months of service.4 • Additionally, during the Post-Emergence Advisory Period Executive will be eligible to receive a maximum total of $2,475,000 (the “Annual Target Bonus”)5 per year in cash based on achievement of performance goals for Executive that are reasonably within Executive’s control as established by the CEO in consultation with the Compensation Committee of the Board and Executive in good faith negotiations and as set forth in the Definitive Agreement; provided that, in any event, Executive’s actual annual bonus shall be not less than 100% of the Annual Advisory Fee. • If the Company terminates the Advisory Services prior to the second anniversary of the Emergence Date without “Cause”6 (as defined below), then subject to Executive’s timely execution and non-revocation of a general release of claims in favor of the Company, Executive will receive any unpaid portion of all Advisory Fees and all Annual Target Bonuses (which, for the avoidance of doubt, shall be reduced by any bonus actually paid prior to such date) payable through the Post- Emergence Advisory Period on the 5th business day following his termination. For the avoidance of doubt, Executive will not be entitled to any compensation following termination of the Post-Emergence Advisory Period, except as set forth 4 References to Annual Advisory Fees will be referred to as Annual Consulting Fees in the Definitive Documentation. 5 References to Annual Target Bonuses will be referred to as Annual Consulting Completion Bonuses in the Definitive Documentation 6 The concept of “without Cause” and related definition shall be changed to “for any reason other than a Disqualifying Reason” in the Definitive Documentation to more accurately reflect the consulting arrangement.

3 KE 48170789.11 Term Summary in the preceding sentence. • Medical Coverage. Until the first anniversary of the Emergence Date, Executive will continue to be eligible for Company-subsidized medical coverage in accordance with the terms in effect as of the Emergence Date.7 Legal Fees: • The Company shall pay directly or reimburse Executive for his reasonable and documented legal fees and expenses incurred in connection with the negotiation and implementation of this Term Sheet and any related documents. Other Requirements: • As a condition to the Company’s entry into the arrangement described above, Executive and the Company will terminate, by mutual agreement, the Employment Agreement and the CIC Agreement, in each case, effective as of the Transition Date and without payment of any amounts thereunder, and effective as of the Transition Date, Executive will cease participation in the Avaya Inc. Involuntary Separation Plan for Senior Officers. Definitive Agreement • The agreements and undertakings set forth herein shall be subject to completion of a definitive agreement materially consistent with this Term Sheet and otherwise reasonably acceptable to Executive, the Company and Requisite First Lien Creditors as defined in the Plan Support Agreement to which this Term Sheet is attached (the “Definitive Agreement”). • Executive and Company shall use commercially reasonable efforts to complete the Definitive Agreement on or before August 24, 2017. • The Definitive Documentation will provide for a reasonable and customary non- competition clause and other restrictive covenants on terms mutually acceptable to Company, the Executive and the Requisite First Lien Creditors and which reasonably permit Executive to accept other employment. • The Definitive Agreement shall be subject to bankruptcy court approval in conjunction with confirmation of the Company’s chapter 11 plan. • In connection with the Definitive Agreement, Company and Executive will negotiate in good faith regarding Executive’s access to necessary administrative support to facilitate Executive’s performance of requested Advisory Services Publicity • The Company shall consult with Executive in good faith regarding any press release announcing the commencement of Advisory Services by Executive. Releases • The Definitive Agreement shall provide for reasonable and customary mutual releases and non-disparagement and restrictive covenant obligations, including with respect to compensation previously paid to Executive, avoidance actions, clawback actions, or similar causes of action. Definitions: • For purposes of this Term Sheet, “Cause” means any of Executive’s: (1) failure to perform his Advisory Services that continues for more than ten days following the Company’s written notice of such failure, (2) fraud or intentional misconduct with the performance of his Advisory Services, (3) material breach of any material Company policy, or (4) material breach of any restrictive covenants to which he is subject (including, without limitation, those referenced in Section 4 of the Employment Agreement). 7 References to Medical Coverage will be changed in the Definitive Documentation to reflect provisions consistent with footnote 1 hereof.

EXHIBIT B-2 EXECUTIVE EMPLOYMENT AGREEMENT TERM SHEET [Attached.]

KE 47970181.9 Project Arrowhead - Summary of Equity and Compensation Arrangements The following is a summary of the material terms and conditions of (i) the compensation arrangements for Mr. James Chirico (the “CEO”) and (ii) the equity incentive program (the “Equity Program”) to be sponsored by Avaya Inc. (the “Company”) for management employees (each, an “Employee”) of the Company and its subsidiaries (the “Company Group”), including the CEO. CEO Compensation Matters Positions: • President, Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”). • The CEO may select one member of the current Board acceptable to the Ad Hoc First Lien Group to continue as a member of the Board. Cash Compensation: • Base Salary: $1,250,000, to be annually reviewed for increase (but not decrease) by the Compensation Committee (the “Committee”) of the Board (as increased from time to time, the “Base Salary”). • Target Bonus: 200% of Base Salary (the “Target Bonus”), based on meeting reasonably attainable quantitative performance goals to be established by the Committee in good faith after discussion with the CEO. Actual bonus payout may range up to 250% of Base Salary, based on achievement of performance goals; provided that the CEO’s actual bonus for the first full year following the effective date of the Company’s Chapter 11 Plan (the “Emergence Date”) will be no less than the Target Bonus. • Sign-On Bonus: One-time cash payment of $2,500,000 that will vest in ratable installments upon the first two anniversaries of the Emergence Date. The CEO will be required to repay the unvested portion (on an after-tax basis) in the event he is terminated for Cause or terminates without Good Reason (each as defined below) prior to the second anniversary of the Emergence Date. Normal Severance: • Upon a termination of the CEO’s employment other than for Cause (not due to death or disability) or due to his resignation for Good Reason (each, a “Qualifying Termination”), then subject to his timely execution and non-revocation of a release of claims, the CEO will receive: (a) a lump sum payment equal to two times the sum of his Base Salary and Target Bonus; and (b) up to 18 months’ Company-paid COBRA benefits. Change in Control (“CIC”) Severance: • Upon a Qualifying Termination within the 6-month period preceding or the 24-month period following a CIC, then subject to his timely execution and non-revocation of a release of claims, the CEO will receive: (a) a lump sum amount equal to three times the sum of his Base Salary and Target Bonus; (b) up to 18 months’ Company-paid COBRA benefits; and (c) full vesting of all outstanding long-term incentive awards whether cash- based or equity-based, with any exercisable awards to remain outstanding until the expiration of their term. Other: • Full Code Section 280G gross-up payment. • Indemnification and directors’ and officers’ insurance. • Company to pay the CEO’s expenses in any good faith dispute. • The Company shall pay directly or reimburse CEO for his reasonable legal fees and expenses incurred in connection with the negotiation and implementation of this term sheet and any related documents (including without limitation any employment agreement and documentation relating to the incentive equity grants he receives). Incentive Equity Opportunity: • Upon the Emergence Date, the CEO will be granted an incentive equity award, the terms of which will be negotiated by August 31, 2017 and mutually agreed upon by the CEO, the Company and the Ad Hoc First Lien Group. Definitions: • “Cause” means any of the CEO’s: (1) material breach of the CEO’s duties and responsibilities as a senior officer of the Company (other than as a result of incapacity

KE 47970181.9 due to physical or mental illness) which is demonstrably willful and deliberate on the CEO’s part, and which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company or its affiliated companies and subsidiaries; (2) conviction of (including a plea of guilty or nolo contendere to) a felony; (3) commission of fraud involving the Company or its subsidiaries; or (4) material violation of a material provision of the Company’s Code of Conduct or any statutory or common law duty of loyalty to the Company or its subsidiaries; provided that prior to terminating the CEO for Cause under clauses (1) or (4) above, the Company must provide the CEO with written notice of the alleged circumstances constituting Cause and at least 15 days in which to cure such circumstances. • “Good Reason” means the occurrence, without the CEO’s express written consent (which may be withheld for any reason or no reason), of any of the events or conditions described in the following subsections (i) through (vii), provided that the CEO provides notice to the Company within 60 days following the first occurrence of any such event or condition and the CEO does not fully correct the situation within 30 days after such notice of Good Reason: (i) a material reduction by the Company in the CEO’s Base Salary; (ii) a material breach of the CEO’s employment agreement which shall include a material reduction or material negative change by the Company in the type or level of compensation and benefits (other than Base Salary) to which the CEO is entitled under the employment agreement, other than any such reduction or change that is part of and consistent with a general reduction or change applicable to all senior officers of the Company; (iii) a material failure by the Company to pay or provide to the CEO any compensation or benefits to which the CEO is entitled; (iv) a change in the CEO’s status, positions, titles, offices or responsibilities that constitutes a material and adverse change from the CEO’s status, positions, titles, offices or responsibilities as in effect immediately before such change; or the assignment to the CEO of any duties or responsibilities that are materially and adversely inconsistent with the CEO’s status, positions, titles, offices or responsibilities as in effect immediately before such assignment; or any removal of the CEO from or failure to reappoint or reelect the CEO to any of such positions, titles or offices; provided that termination of the CEO’s employment by the Company for Cause, by the CEO other than for Good Reason, or as a result of Executive’s death or “disability” shall not be deemed to constitute or result in Good Reason under this subsection (iv); (v) the Company changing the location of the CEO’s principal working location to a location more than 50 miles from such location as in effect immediately prior to the Emergence Date; or (vi) any material breach by the Company of the employment agreement or any other agreement between the Company and the CEO incorporated by reference in the employment agreement. Any resignation for Good Reason following the 30-day correction period set forth above must occur no later than the date that is six months following the initial occurrence of one of the foregoing events or conditions without the CEO’s express written consent. Equity Program General: • Upon the Emergence Date, there will be reserved and established an incentive equity pool. The value of the incentive equity pool and the terms and conditions of the incentive equity program (including, without limitation, forms of awards, allocation of awards, vesting, manner of satisfying tax obligations, preemptive and tag rights, restrictive covenants, final documentation and Company payment of attorney’s fees associated with negotiation and implementation thereof) will be negotiated by August 31, 2017 and mutually agreed upon by the CEO, the Company and the ad hoc first lien committee.

EXHIBIT C PBGC SETTLEMENT TERM SHEET [Attached.]

KE 48104220 AVAYA HOLDINGS CORP. AVAYA SALARIED PENSION PLAN SETTLEMENT TERM SHEET1 The following summary (the “Term Sheet”) sets forth certain principal terms of a settlement (the “PBGC Settlement”) between the Debtors (as defined herein) and PBGC (as defined herein) concerning the Avaya Salaried Pension Plan (as defined herein). This Term Sheet is confidential and may not be distributed without the Debtors’ express written consent. Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Debtors, the Ad Hoc First Lien Group, and PBGC. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. This Term Sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the definitive documentation necessary for the settlement contemplated by this Term Sheet. This Term Sheet is subject to ongoing review and approval by, and is not binding upon, the Parties (as defined herein), is subject to material change, and is being distributed for discussion purposes only. Term Description The Parties; Avaya Pension Plans Debtors Avaya Inc. and its affiliated debtors and debtors-in-possession (collectively, the “Debtors”) in the Chapter 11 Cases. PBGC Pension Benefit Guaranty Corporation (“PBGC”). Ad Hoc First Lien Group The ad hoc group comprising certain holders of First Lien Debt as set forth in the Sixth Amended Verified Statement Pursuant to Bankruptcy Rule 2019 [Docket No. 845], as the same may be amended from time to time (the “Ad Hoc First Lien Group” and, collectively with the Debtors and PBGC, the “Parties”). Avaya Salaried Pension Plan The Avaya Inc. Pension Plan for Salaried Employees (the “Avaya Salaried Pension Plan”), a qualified defined benefit pension plan. Avaya Hourly Pension Plan Avaya Pension Plan for hourly employees (the “Avaya Hourly Pension Plan”), a qualified defined benefit pension plan. The PBGC Settlement Documentation The PBGC Settlement will be effectuated through a settlement agreement (the “Settlement Agreement”), which shall be materially consistent with this Term Sheet and otherwise acceptable to the Parties. 1 Capitalized terms used in this term sheet and not immediately defined have the meanings given to such terms in the Joint Chapter 11 Plan of Reorganization of Avaya Inc. and its Debtors Affiliates [Docket No. 389] (the “Filed Plan”).

2 KE 48104220 Term Description The Debtors shall file a motion (the “Settlement Approval Motion”) pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure seeking approval of the Settlement Agreement. The Settlement Agreement shall be subject to entry by the Bankruptcy Court of an order (the “Settlement Approval Order”) granting the relief requested in the Settlement Approval Motion. The Settlement Approval Order shall be materially consistent with this Term Sheet, the Settlement Agreement and otherwise acceptable to the Parties. The Debtors shall modify the Filed Plan (the “Modified Plan”) incorporating the PBGC Settlement. Pension Termination and Continuation PBGC will not oppose a distress termination motion undertaken by the Debtors under section 4041 of the Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”) of the Avaya Salaried Pension Plan (the “Pension Termination”), subject to PBGC’s reasonable approval of the motion. Subject to (i) the completion of a distress termination application (the “Termination Application”) in accordance with the requirements of 29 U.S.C. § 1341 and the related regulations; (ii) entry of the Settlement Approval Order; (iii) decision of PBGC’s final decision maker approving the distress termination; and (iv) confirmation of the Modified Plan, on or before the effective date of the Modified Plan, PBGC and Avaya Inc., as the plan administrator for the Avaya Salaried Pension Plan, will execute a termination and trusteeship agreement: (x) terminating the Avaya Salaried Pension Plan as of the date specified by the Debtors in the Termination Application and (y) appointing PBGC as the statutory trustee of the Avaya Salaried Pension Plan. The Modified Plan shall provide for the continuation of the Avaya Hourly Pension Plan by Avaya Inc. or another Reorganized Debtor acceptable to the Parties, subject to the PBGC Settlement becoming effective. Settlement Consideration The Settlement Agreement shall provide PBGC with the following recovery for any and all liabilities arising as a result of the Pension Termination under the Modified Plan, including the Allowed ASPP Claim (as defined herein): (i) Cash in the amount of $300 million (the “PBGC Cash Consideration”), and (ii) the issuance to PBGC of 7.5% of Reorganized HoldCo2 Common Stock, which shall receive the same minority shareholder protections as other holders of Reorganized HoldCo Common Stock (if any)3 (the “PBGC Equity Consideration,” and, together with the PBGC Cash Consideration, the “Settlement Consideration”), which shall, prior to and including the effective date of the Modified Plan, 2 For purposes of this Term Sheet, “Reorganized HoldCo” means the particular Reorganized Debtors whose equity is distributed under the Modified Plan to holders of Claims, including PBGC in respect of the Settlement Consideration. 3 Reorganized HoldCo will either be public or with public-like governance (i.e., no minority rights or majority rights such as drags).

3 KE 48104220 Term Description only be subject to dilution by the MEIP unless PBGC consents to any other dilution.4 The Settlement Consideration shall be issued or distributed to PBGC, as applicable, on the effective date of the Modified Plan. The Settlement Consideration shall be in full and final satisfaction, settlement, and release of any and all Claims or liabilities arising from, or related to, the Avaya Salaried Pension Plan and the termination thereof, including, without limitation, any “controlled group” liability, termination premiums, underfunding liability, minimum funding requirements, PBGC premiums or other amounts that are due and owing or may become due and owing to PBGC or the Avaya Salaried Pension Plan on account of the Avaya Salaried Pension Plan and/or the termination thereof; provided that PBGC shall not release any cause of action against any party arising from a breach of fiduciary duty under Title I of ERISA. Excess Contribution for Avaya Hourly Pension Plan5 If after the effective date of the Modified Plan, Reorganized HoldCo or any of its subsidiaries or successors engages in a Material Transaction (as defined herein), the Reorganized Debtors shall, in addition to making the minimum contributions to the Avaya Hourly Pension Plan required under 26 U.S.C. §§ 412 and 430 (including installments required under 26 U.S.C. § 430(j)(3)) for the plan year in which the Material Transaction is consummated, contribute, or cause to be contributed, to the Avaya Hourly Pension Plan the lesser of: (1) $150 million; or (2) an amount equal to the projected minimum required contributions to the Avaya Hourly Pension Plan in the amounts determined by the Avaya Hourly Pension Plan’s enrolled actuary and reasonably agreed to by PBGC under ERISA § 303 and 29 U.S.C. § 1083 for the four plan years starting with the plan year immediately following the date of the Material Transaction (this clause (2) being the “Projected Contributions”), (the lesser of (1) or (2) the “Excess Contribution”). The Avaya Hourly Pension Plan’s enrolled actuary shall project the minimum required contributions that will be due under ERISA § 303, using assumptions consistent with ERISA § 303(h), for the four plan years immediately following that plan year. PBGC shall have 21 days to review the Avaya Hourly Pension Plan’s enrolled actuary’s calculation of the projected minimum required contributions to the Avaya Hourly Pension Plan under ERISA § 303, 29 U.S.C. § 1083 for the four plan years immediately following the date of the Material Transaction after the Reorganized Debtors submit such calculation to PBGC, and PBGC shall not unreasonably withhold agreement to such calculation. The Reorganized Debtors shall contribute, or cause to be contributed, the 4 PBGC Equity Consideration based on an emergence capital structure of approximately $2.925 billion of funded debt and $350 million of cash. Provided however, that the total midpoint equity value as calculated by the Debtors in the Disclosure Statement shall be no less than $2 billion. 5 This language to be included in the Settlement Agreement.

4 KE 48104220 Term Description Excess Contribution to the Avaya Hourly Pension Plan upon consummation of a Material Transaction for the benefit of the Avaya Hourly Pension Plan or PBGC. The Reorganized Debtors shall not at any time elect to the extent allowed under 26 U.S.C. §430(f)(6)(B), to create or increase any Avaya Hourly Pension Plan prefunding balance (as defined in 26 U.S.C. §430(f)(6)) by using (a) all or any portion of any Excess Contribution, or (b) all or any portion of any excess described in 26 U.S.C. §430(f)(6)(B) that is attributable to the Excess Contribution. PBGC agrees that upon payment of the Excess Contribution, it waives: A. any and all rights to initiate termination of the Avaya Hourly Pension Plan under ERISA § 4042 on grounds that are not legally supportable absent a Material Transaction, or any and all other rights to object to, prevent or delay a Material Transaction, to the extent, if any, such rights exist notwithstanding this Agreement; B. any and all claims that PBGC may have against any Reorganized Debtor under ERISA §§ 4062(e), 29 U.S.C. § 1362(e) relating to the Material Transaction; C. any and all termination liability claims arising from any later termination of the Avaya Hourly Pension Plan against former members of the Reorganized Debtors’ controlled group as defined under ERISA §§ 4001(a) (14), 29 U.S.C. § 1301(a) (14), including but not limited to: i. any claims that may otherwise be brought against former controlled group members or former contributing sponsors under ERISA §§ 4062, 4063, 4064, and 4069; 29 U.S.C. § 1362, 1363, 1364; and ii. any and all rights of PBGC to file a lien against former controlled group members or former contributing sponsors under ERISA § 4068, 29 U.S.C. § 1368; and such entities shall be third party beneficiaries with standing to enforce the foregoing waiver; D. and any and all claims against all counterparties to a Material Transaction and such counterparties’ affiliates, and such entities shall be third party beneficiaries with standing to enforce the foregoing waiver; and E. any rights to any proceeds (primary or derivative) from a Material Transaction, and PBGC shall not bring any claim against any of the foregoing persons, any of the Parties identified in subsections C and D above, stockholders in the Reorganized Debtors, or direct or indirect recipients of proceeds of a Material Transaction,

5 KE 48104220 Term Description asserting any right to any such proceeds, and such entities shall be third party beneficiaries with standing to enforce the foregoing waiver or agreement not to bring claims with respect to such proceeds. In connection with and prior to consummation of a Material Transaction, PBGC shall execute reasonable documentation for the benefit of the foregoing persons to such effect affirming its waivers and releases (but for the avoidance of doubt such waivers and releases shall exist independently of such documentation). Unless expressly waived in the Settlement Agreement, PBGC retains its rights to initiate termination under ERISA §4042(a), after the occurrence of a Material Transaction on grounds that are not legally supportable absent a Material Transaction. A “Material Transaction” shall mean any one or more of the following transactions: A. any transaction or series of related transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (x) the Reorganized HoldCo or any of their direct or indirect subsidiaries or successors (collectively, the “Company” and each individual entity comprising the Company, a “Company Entity”) is a constituent party or is otherwise involved and (y) a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities constituting a majority or more of the outstanding securities of any class of voting securities of such Person owning, holding, or with the right to use all or substantially all of the assets constituting the Contact Center business (including any dividend made with the proceeds of such a transaction), or (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for all or substantially all of the assets constituting the Contact Center business (including any dividend made with the proceeds of such a transaction); B. any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights by any Company Entity (whether in one or a series of transactions, including any dividend made with the proceeds of such a transaction) that constitute or account for more than 28%, but less than or equal to 66%, of the Company Entities’ EBITDA on a consolidated basis calculated based on the 4-year aggregate EBITDA for the period covering the two fiscal years preceding the date of the transaction plus the two fiscal years following the date

6 KE 48104220 Term Description of the transaction, provided that if Reorganized HoldCo is listed on the New York Stock Exchange or NASDAQ, the enterprise value of the Company Entities immediately prior to the announcement of a Material Transaction shall be used instead of EBITDA (i.e., the purchase consideration to be compared against enterprise value of the Company Entities on a consolidated basis, which is calculated as the sum of the market value of equity plus the market value of net debt, the book value of tax affected, where applicable, GAAP pension liability and the book value of, tax affected GAAP OPEB liability); C. sale or issuance (whether in one or a series of related transactions, including any dividend made with the proceeds of such a transaction) by any Company Entity of: (a) any capital stock or other security of any Company Entity; or (b) any instrument convertible into or exercisable or exchangeable for any capital stock or other security of any Company Entity, which, in each case, represents majority ownership, as measured by voting and economic control, of Company Entities that represent more than 28%, but less than or equal to 66%, of the Company Entities’ EBITDA on a consolidated basis calculated based on the 4-year aggregate EBITDA for the period covering the two fiscal years preceding the date of the transaction plus the two fiscal years following the date of the transaction, provided that if Reorganized HoldCo is listed on the New York Stock Exchange or NASDAQ, the enterprise value of the Company Entities immediately prior to the announcement of a Material Transaction shall be used instead of EBITDA (i.e., the purchase consideration to be compared against enterprise value of the Company Entities on a consolidated basis, which is calculated as the sum of the market value of equity plus the market value of net debt, the book value of, where applicable, tax affected GAAP pension liability and the book value of tax affected GAAP OPEB liability); or D. if any Company Entity (a) pays any dividend (or series of dividends) or makes any other distribution (or series of distributions), in each case, in respect of any shares of capital stock of any Company Entity (a “Dividend”) or (b) repurchases, redeems or otherwise reacquires any shares of capital stock or other securities of a Company Entity (a “Stock Repurchase”), and which Dividend or Stock Repurchase6, in the aggregate is more than $150 million but less than or equal to $1 billion; provided that if the individual transaction or cumulative dollar amount of a series of transactions pursuant to (a) or (b) is less than or equal to $450 million, the Excess Contribution shall be in an amount equal to 50% of the difference between the transaction amount and $150 million, up to a maximum of the lesser of (i) $150 million or (ii) 6 Reflects amount ultimately paid to shareholders.

7 KE 48104220 Term Description the Projected Contributions; provided further that the threshold for a Dividend or Stock Repurchase shall be net of any transaction fees and/or costs; provided further that this clause (D) shall only apply to a dividend or distribution, the proceeds of which were received on account of the issuance or the incurrence of indebtedness by a Company Entity. Notwithstanding anything set forth in clauses (A) through (D) above, none of the following transactions shall constitute a Material Transaction: i. A sale of securities of any Company Entity by a stockholder or security holder of any Company Entity that does not constitute a Material Transaction described in clause (A) through (D) above;7 ii. A transaction or series of related transactions by any Company Entity involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which a Company Entity is a constituent corporation and a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities constituting 100% of the outstanding securities of any class of voting securities of the Company’s ultimate parent entity or (b) any Company Entity making any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets, in the aggregate, that constitute or account for all of the assets of the Company Entities that does not constitute a Material Transaction described in clause (A), (B), (C), or (D) above (such transaction or series of related transactions, a “Wholeco Sale”); iii. Any issuance or sale by any Company Entity of securities that does not constitute a Material Transaction described in clause (A), (B), (C), or (D) above; iv. Any issuance or sale by any Company Entity of any indebtedness, including any issuance of a note, bond, debenture or other instrument or other security evidencing indebtedness by the Company that does not constitute a Material Transaction described in clause (A), (B), (C), or (D) above; 7 This covers sales of stock by stockholders.

8 KE 48104220 Term Description v. A listing of the securities on any securities exchange or quotation of the securities on any inter-dealer quotation; vi. Any repurchase of securities by any Company Entity of capital stock or securities that does not constitute a Material Transaction described in clause (D) above; or vii. Any restructuring, re-domestication, change of corporate form, corporate re-organization or similar transaction involving a Company Entity in which the ultimate beneficial ownership is not affected. The Reorganized Debtors shall provide to PBGC advance notice of a Material Transaction pursuant to clauses A, B, or C above. Such notice will be no less than 21 days in advance of the closing of the transaction and will include: (i) a general description of the transaction; (ii) the supporting calculations to validate the transaction as a Material Transaction, to the extent a calculation is required; (iii) the Projected Contributions; and (iv) the transaction agreement(s) and related documentation, as they become available prior to closing. The Reorganized Debtors shall provide to PBGC notification no later than the closing of a Material Transaction pursuant to clause D above, or a Dividend or Stock Repurchase that exceeds $1 billion in aggregate. Notification will include: (i) a general description of the transaction; and (ii) the information necessary to validate the transaction as exceeding the $1 billion threshold. Once such Dividends or Stock Repurchases exceed $1 billion in the aggregate, the Reorganized Debtors will hold all proceeds in excess of $1 billion in escrow for a period of no less than 30 days after the closing of the transaction, provided that this escrow requirement will expire on the 7th anniversary of the date of the Effective Date of the Modified Plan. The PBGC will reserve all its rights with respect to the transaction and the proceeds in escrow. The Reorganized Debtors shall provide to PBGC 40 days notification prior to the closing of a transaction or first of a series of related transactions constituting a Wholeco Sale. Notification will include: (i) a general description of the transaction; and (ii) the transaction agreement(s) and related documentation, as they become available prior to closing. The Reorganized Debtors shall provide to PBGC 30 days notification prior to the execution of documentation for a transaction that would otherwise be a Material Transaction per clauses B or C above, but exceeds the 66% threshold (excluding a Wholeco Sale or a Material Transaction identified in clause A, above). Notification will include: (i) a general description of the transaction; (ii) the supporting calculations to validate the transaction as exceeding the 66% threshold; (iii) the Projected Contributions; and (iv)

9 KE 48104220 Term Description the transaction agreement(s) and related documentation, as they become available prior to closing. The PBGC will have the option to either treat the transaction as a Material Transaction and receive an Excess Contribution, or reserve all its rights as if the transaction was not a Material Transaction, provided that the PBGC shall have 10 days after the execution of documentation for such transaction to make its election. If the transaction closing occurs prior to the end of such 10 day period after execution of documentation, all sale proceeds from the transaction will be placed in escrow until the PBGC makes a decision with respect to its election. Plan Modification The Debtors shall file the Modified Plan, which shall provide for the treatment of the Avaya Salaried Pension Plan consistent with this Term Sheet and the PBGC Settlement. Subject to the PBGC Settlement becoming effective, the Modified Plan shall provide for continuation of the Avaya Hourly Pension Plan. The Modified Plan shall otherwise be in form and substance acceptable to the Debtors and the Ad Hoc First Lien Group and shall not be inconsistent with ERISA; provided that the provisions in the Modified Plan relating to the PBGC Settlement shall be in form and substance materially consistent with the Settlement Agreement, including with respect to any releases given by PBGC, and otherwise acceptable to PBGC. The Modified Plan shall provide that PBGC shall have an Allowed Claim with respect to the Avaya Salaried Pension Plan in an amount not less than the sum of (i) $1,240,300,000, on account of unfunded benefit liabilities with respect to the Avaya Salaried Pension Plan, and (ii) any and all unpaid minimum funding contributions due with respect to the Avaya Salaried Pension Plan (the “Allowed ASPP Claim”). Modified Plan Support The Settlement Agreement shall provide that PBGC, following the Bankruptcy Court’s approval of a disclosure statement, will vote all of its Claims to accept, and otherwise support, the Modified Plan, and that PBGC shall agree to reasonable release, exculpation, and injunction provisions included in the Modified Plan (which shall provide for a release with respect to any claims or causes of action with respect to parties other than the Debtors and their subsidiaries as of the effective date of the Modified Plan on account of the Avaya Hourly Pension Plan) and shall not opt out of any Third Party Release provided therein; provided that PBGC shall not release any cause of action against any party arising from a breach of fiduciary duty under Title I of ERISA. Proofs of Claim Upon the receipt by PBGC of the PBGC Cash Consideration and the PBGC Equity Consideration, any Proof(s) of Claim relating to the Avaya Salaried Pension Plan filed by PBGC in the Chapter 11 Cases shall be deemed withdrawn with prejudice and expunged without any further action by PBGC. The Debtors and/or the Notice and Claims Agent shall revise the Claims Register accordingly.

10 KE 48104220 Term Description Other Provisions Notifications; Confidentiality Post-Effective Date notices or notifications provided hereunder shall be subject to entry into a customary confidentiality agreement reasonably acceptable to the Reorganized Debtors and PBGC, which agreement shall take into account PBGC’s status as a U.S. government agency. Conditions Precedent It shall be a condition to the effective date of the Modified Plan that: (a) The Settlement Approval Order shall have been entered and shall have become a final order; (b) Pension Termination shall have occurred and PBGC shall have assumed trusteeship of the Avaya Salaried Pension Plan; and (c) The Avaya Hourly Pension Plan shall continue in effect. Releases The PBGC Settlement shall provide for release, exculpation, and injunction provisions acceptable to the Debtors and the Ad Hoc First Lien Group; provided that, for the avoidance of doubt, it is agreed that such provisions of the PBGC Settlement shall release and discharge any and all Claims or liabilities arising from, or related to, the Avaya Salaried Pension Plan and the termination thereof with respect to the Debtors, its officers, directors, Shareholders, plan fiduciaries, non-debtor Affiliates, controlled group members and any successors of any of the foregoing whether arising prior to or after the Petition Date; provided that PBGC shall not release any cause of action against any party arising from a breach of fiduciary duty under Title I of ERISA. Fiduciary Duties Notwithstanding anything to the contrary herein, nothing in this Term Sheet shall require any of the Debtors, or any of their directors or officers, including with respect to each subsidiary, to take or refrain from taking any action such person or entity reasonably believes is required to comply with its or their fiduciary duties under applicable law. * * * * *

EXHIBIT D CORPORATE GOVERNANCE TERM SHEET [Attached.]

CORPORATE GOVERNANCE TERM SHEET--REORGANIZED HOLDCO The following term sheet (this “Term Sheet”) presents certain preliminary material terms in respect of the corporate governance of Reorganized Holdco, that would be reflected in the certificate of incorporation, bylaws, and registration rights agreement (the “Organizational Documents”) of Reorganized Holdco to be adopted upon the consummation of the Restructuring. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan Support Agreement to which this Term Sheet is attached. THIS TERM SHEET IS NOT LEGALLY BINDING OR AN EXHAUSTIVE LIST OF ALL THE TERMS AND CONDITIONS IN RESPECT OF THE GOVERNANCE OF REORGANIZED HOLDCO NOR DOES IT CONSTITUTE AN OFFER TO SELL OR BUY, NOR THE SOLICITATION OF AN OFFER TO SELL OR BUY, ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION SHALL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS TERM SHEET AND THE UNDERTAKINGS CONTEMPLATED HEREIN ARE SUBJECT IN ALL RESPECTS TO THE NEGOTIATION, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION. General: Reorganized Holdco will be a Delaware corporation managed by a board of directors (the “Board”), which will be responsible for overseeing the operation of Reorganized Holdco’s business. Reorganized Holdco will be managed on a day-to-day basis by its Chief Executive Officer and other senior executive officers with oversight from the Board. Common Shares: The Organizational Documents will provide that the equity interests of Reorganized Holdco be evidenced by one class of common stock, par value $0.01 per share (each such share, a “Common Share” and each holder thereof, a “Holder”). SEC Reporting: On or as soon as reasonably practicable after the Effective Date, Reorganized HoldCo shall cause the Common Shares to be registered under Section 12 of the Securities Exchange Act. Stock Exchange Listing: Reorganized Holdco will use its best efforts to attempt to obtain a listing of its Common Shares on the NYSE or NASDAQ at emergence; if such a listing is not possible, Reorganized Holdco will use its best efforts to obtain a listing of its Common Shares on the OTCQX Premier (if the OTCQX Premier is not possible, the OTCQX, and if the OTCQX is not possible, the OTCQB) and will use its best efforts attempt to obtain a NYSE or NASDAQ listing as soon as possible following emergence. Board of Directors: The Board will be comprised of 7-9 directors and shall serve for an initial term of 12 months (the “Initial Term”). One (1) director shall be the Chief Executive Officer of Reorganized Holdco. The remaining initial directors shall be selected by the Requisite First Lien Creditors, and the composition of the Board shall satisfy SEC and NYSE/NASDAQ board/committee independence rules.

2 Following expiration of the Initial Term, the entire Board will be nominated/elected in accordance with customary public company board procedures (e.g., no ongoing right to serve). There shall be no cumulative voting for directors. The Board shall not be staggered or classified. Board Vacancies: Upon the resignation, removal for cause, death or incapacity of a director, the vacancy resulting from such resignation, removal for cause, death or incapacity shall be filled by the Board, in each until the next annual meeting of the Holders. Chairman of the Board: The Chairman of the Board will be determined by a majority vote of the Board; provided, that such Chairman will not also serve as the Chief Executive Officer. Board Committees: The committees of the Board will be appointed by a majority of the Board, subject to compliance with SEC and NYSE/NASDAQ independence requirements. Board Observers: There shall be no Board observers. Transfer Restrictions on Common Shares: The Common Shares shall be freely tradable/transferable following emergence and not subject to any ROFR/ROFO, tag-along rights, drag-along rights or any similar provisions, subject to any transfer restrictions necessary to preserve tax attributes. Registration Rights Agreement: The registration rights agreement will provide the following benefits to the Holders party thereto: • Demand Registration—S-1. If the Common Shares are listed on the NYSE or Nasdaq, Holders will not have demand registration rights until Reorganized Holdco is eligible to file a registration statement on Form S-3. If the Common Shares are not listed on the NYSE or Nasdaq, (x) Holders of at least 25% of the outstanding Common Shares may demand that Reorganized Holdco file a registration statement under the Securities Act on Form S- 1 (or similar or successor form), covering Common Shares held by such Holders, on an underwritten offering basis and (y) the Board may determine to commence a resale public offering and give all signatories to the registration rights agreement the opportunity to participate on a pro rata basis. • Demand Registration--S-3. Once Reorganized Holdco is eligible to file a registration statement on Form S-3, Holders of at least 5% of the outstanding Common Shares on a fully-diluted basis may request that Reorganized Holdco file a registration statement under the Securities Act on Form S-3 (or similar or successor form) or conduct a shelf takedown off of a Form S-3 (or similar or successor form), covering common shares held by such Holder on

3 either a resale or underwritten offering basis, to the extent such Holders are affiliates of Reorganized Holdco or otherwise hold restricted or control securities. • Piggyback Registration. Each Holder who holds at least 2.5% of the outstanding Common Shares on a fully-diluted basis will have the right to include its Common Shares each time Reorganized Holdco proposes for any reason to register any of its Common Shares under the Securities Act (including but not limited to registrations pursuant to demands by Holders). The rights to piggyback registration may be exercised on an unlimited number of occasions. The rights to piggyback registration will be subject to customary cutbacks, exceptions and limitations (including as to exceptions employee plan S-8 filings and acquisition transactions and as to limitations, selection of underwriters, priority and cutbacks). • Registration Procedures. The registration rights agreement will also contain customary provisions relating to the registration procedures to be followed by Reorganized Holdco, termination of registration rights and indemnification obligations, as well as lock-ups binding on the Holders who execute the registration rights agreement (to the extent required by an applicable underwriter). In addition, Reorganized Holdco will cover out-of-pocket expenses of registrations other than underwriter discounts and commissions. Corporate Opportunities: The Organizational Documents will provide for the renunciation of Reorganized Holdco’s interest in business opportunities that are presented to directors or Holders, in each case, other than such directors or Holders that are employees, consultants or officers of Reorganized Holdco (and the renunciation shall apply to any Chairman of the Board that is not otherwise an employee, consultant or officer of Reorganized Holdco). Affiliate Transactions: Affiliate transactions shall be subject to Delaware corporate law and fiduciary duties. Amendments: The Organizational Documents will not be amended without the approval of a majority of the Board and a majority of the outstanding Common Shares. Holder Approvals: Other Holder approvals only as required by Delaware law (e.g., mergers/sale of substantially all assets). Other Terms: The Organizational Documents will also provide for other customary terms, including, without limitation, the time, place and manner of calling of regular and special meetings of Holders and directors, actions that may be taken by the Board or the Holders without a meeting, the titles and duties of officers of Reorganized

4 Holdco and the manner of appointment, removal and replacement thereof, and indemnification and exculpation of directors, officers and other appropriate persons. Defined Terms: “Affiliate” means any person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, directly or indirectly, of the power to direct, or to cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

EXHIBIT E NEW SECURED DEBT TERM SHEET [Attached.]

NEW SECURED DEBT TERM SHEET--REORGANIZED DEBTORS The following term sheet (this “Term Sheet”) presents certain preliminary material terms in respect of the New Secured Debt of the Reorganized Debtors. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan Support Agreement to which this Term Sheet is attached as Exhibit E. THIS TERM SHEET IS NOT AN EXHAUSTIVE LIST OF ALL THE TERMS AND CONDITIONS IN RESPECT OF THE NEW SECURED DEBT OF THE REORGANIZED DEBTORS NOR DOES IT CONSTITUTE AN OFFER TO SELL OR BUY, NOR THE SOLICITATION OF AN OFFER TO SELL OR BUY, ANY SECURITIES. ANY SUCH OFFER OR SOLICITATION SHALL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE LAWS. Term Description Borrower: Avaya Inc., and/or any entity formed to hold any newly issued equity in respect of the Debtors or any assets transferred from the Company upon its emergence from bankruptcy (the “Borrower”). Guarantors: The obligations of the Borrower in respect of the New Secured Debt (the “Borrower Obligations”), will be guaranteed by the direct parent company of the Borrower (“Holdings”), and the Borrower’s existing and future, direct and indirect, material wholly-owned domestic subsidiaries that are restricted subsidiaries, that are identified on Exhibit 1 attached hereto, on a joint and several basis, subject to customary exceptions an exclusions (Holdings and such subsidiaries, collectively, the “Guarantors”) and as otherwise provided in the New Secured Debt Documents. The Borrower and the Guarantors are referred to herein as “Loan Parties” and each, a “Loan Party.” Definitive Documents: The agreements documenting the New Secured Debt shall be set forth in the New Secured Debt Documents filed as part of the Plan Supplement not later than ten (10) days prior to the deadline to accept or reject the Amended Plan. The New Secured Debt Documents shall be materially consistent with this Term Sheet and otherwise acceptable to the Requisite First Lien Creditors and the Debtors. Collateral: The New Secured Debt shall be secured by liens on substantially all of the Loan Parties’ assets, subject to customary exceptions and exclusions; provided that such liens shall be junior to liens incurred to secure the Exit Facility with respect to assets that otherwise would be ABL Priority Collateral (to be defined to include customary ABL priority collateral) and as may otherwise be set forth in the New Secured Debt Documents. Administrative Agent: To be determined by the Debtors in consultation with the Ad Hoc First Lien Group. Lead Arrangers and Joint Bookrunners: To be determined by the Debtors in consultation with the Ad Hoc First Lien Group.

2 Term Description Commitment: Not less than $2,925 million (the “Commitment”, and the loans made thereunder, the “Loans”). Lenders: The group of lenders arranged by the Lead Arrangers (collectively, the “Lenders”) other than certain disqualified lenders; provided that if the Commitment is not fully-syndicated in an amount equal to at least $2,925 million, the unsubscribed portion of the Commitment less than $2,925 shall be distributed to Holders of First Lien Debt Claims in accordance with the Amended Plan (such subscribed portion, the “Syndicated Debt,” and such unsubscribed portion, the “Takeback Debt”). Incremental Facilities: To be determined. Use of Proceeds: The proceeds of the Loans will be (i) used repay in full all amounts outstanding on the Effective Date with respect to the DIP Financing, (ii) used to fund distributions under the Plan and (iii) thereafter, used for working capital and general corporate purposes of the Borrower and its subsidiaries. Maturity: Expected to be seven years after the Effective Date or such maturity as may be necessary to facilitate a successful syndication. Amortization: To be determined, but acceptable to the Company and the Requisite First Lien Creditors. Takeback Debt The Takeback Debt under the Amended Plan may be issued on a second priority or “last out” basis with respect to the Syndicated Debt and shall be on terms acceptable to the Requisite First Lien Creditors and the Debtors with such terms to be set forth in the Plan Supplement; provided that to the extent necessary, any such Takeback Debt shall subject to one or more intercreditor agreements reasonably acceptable to the Debtors and the Requisite First Lien Creditors. Interest Rate: To be determined, but acceptable to the Company and the Requisite First Lien Creditors. Default Rate: The Loans will bear interest at the applicable interest rate plus 200 bps per annum, to be payable with respect to overdue amounts and under certain other customary circumstances. Upfront Fee/OID: The New Secured Debt may provide for a fee payable in the form of original issue discount or upfront fee on the Effective Date to facilitate a successful syndication. Agency Fee: To be agreed with the Administrative Agent. Optional Prepayments: Expected to include 101 soft call protection for no more than 12 months, otherwise prepayable at par. Mandatory Prepayments: Including:

3 Term Description (1) excess cash flow sweep (subject to leverage-based stepdowns to be agreed) (2) asset sale sweep (subject to customary re-investment rights) (3) debt sweep (except for debt permitted under the credit agreement for the New Secured Debt). Representations and Warranties: Usual and customary for financings of this type. Covenants: Usual and customary for financings of this type. Voting; Amendments: Usual and customary for financings of this type. Cost and Yield Protection: Usual and customary for financings of this type. Events of Default: Usual and customary for financings of this type. * * * * *

EXHIBIT 1 Subsidiary Guarantors 1. Avaya Cala Inc. 2. Avaya EMEA Ltd. 3. Avaya Federal Solutions, Inc. 4. Avaya Holdings LLC 5. Avaya Holdings Two, LLC 6. Avaya Integrated Cabinet Solutions Inc. 7. Avaya Management Services Inc. 8. Avaya Services Inc. 9. Avaya World Services Inc. 10. Octel Communications LLC 11. Sierra Asia Pacific Inc. 12. Technology Corporation of America, Inc. 13. Ubiquity Software Corporation 14. VPNet Technologies, Inc. 15. Zang, Inc.

EXHIBIT F JOINDER The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Plan Support Agreement, dated as of [●], 2017 (the “Agreement”), by and among the Debtors listed on Exhibit A to the Agreement, and the holders of First Lien Debt Claims and Second Lien Debt Claims against the Company, and agrees to be bound by the terms and conditions thereof, and shall be deemed a “Joining Party” and “Holder Party” under the terms of the Agreement. The Transferee hereby makes the representations and warranties of the Holder Parties set forth in Section 3 of the Agreement to the other parties thereto and agrees to be bound by the terms and conditions of the Agreement to the same extent a transferor was thereby bound. This Joinder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. Capitalized terms not otherwise defined in this Joinder shall have the meanings assigned to such terms in the Agreement. Date Executed: ________________ TRANSFEREE Name of Institution: By: Name: Its: Telephone: Facsimile: First Lien Lender Claims (B-3) $ First Lien Lender Claims (B-4) $ First Lien Lender Claims (B-6) $ First Lien Lender Claims (B-7) $

First Lien Notes Claims (7%) $ First Lien Notes Claims (9%) $ Second Lien Notes Claims $ Other Claims (identify/describe type) $ NOTICE ADDRESS: e-mail: [ ] with a copy to (which shall not constitute notice): e-mail: [ ] * * * * *

EXHIBIT G PJT ENGAGEMENT LETTER [Attached.]